100 FIRST PLAZA
OFFICE LEASE
This Office Lease (the "Lease"), dated as of the date (the “Effective Date”) set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between KR 100 FIRST STREET OWNER, LLC, a Delaware limited liability company ("Landlord"), and OKTA, INC., a Delaware corporation ("Tenant").
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Effective Date:	December 2, 2017.
2. Premises:
2.1 Building:
That certain twenty-seven (27) story office building (the "Building") located at 100 First Street, San Francisco, California 94105, which Building contains a total of 467,095 rentable square feet of office, retail and storage space. The rentable area of the office portion of the Building (the “Office Space”) contains a total of 453,091 rentable square feet.

TERMS OF LEASE	DESCRIPTION
2.2 Premises:
207,066 rentable square feet of space, comprised of (A) 19,060 rentable square feet of space on the fourteenth (14th) floor of the Building and commonly known as Suite 1400 (the “Phase I Premises”); and (B) 188,006 rentable square feet of space, comprised of (i) 23,289 rentable square feet of space on the fourth (4th) floor of the Building and commonly known as Suite 400; (ii) 23,289 rentable square feet of space on the fifth (5th) floor of the Building and commonly known as Suite 500; (iii) 23,289 rentable square feet of space on the sixth (6th) floor of the Building and commonly known as Suite 600; (iv) 23,289 rentable square feet of space on the seventh (7th) floor of the Building and commonly known as Suite 700; (v) 19,039 rentable square feet of space on the eighth (8th) floor of the Building and commonly known as Suite 800; (vi) 19,039 rentable square feet of space on the ninth (9th) floor of the Building and commonly known as Suite 900; (vii) 19,039 rentable square feet of space on the tenth (10th) floor of the Building and commonly known as Suite 1000; (viii) 19,039 rentable square feet of space on the eleventh (11th) floor of the Building and commonly known as Suite 1100; and (ix) 18,694 rentable square feet of space on the fifteenth (15th) floor of the Building and commonly known as Suite 1500 (collectively, the “Phase II Premises”). The Phase I Premises and the Phase II Premises, as further depicted on Exhibit A to this Lease, are, individually and collectively referred to herein as the “Premises”.

2.3 Project:	The Building is the principal component of an office project known as "100 First Plaza," as further set forth in Section 1.1.2 of this Lease.
2.4 Must-Take Space:
47,939 rentable square feet of space, comprised of (i) 9,137 rentable square feet of space on the twelfth (12th) floor of the Building and commonly known as Suite 1200 (“Suite 1200”); (ii) 19,401 rentable square feet of space on the sixteenth (16th) floor of the Building and commonly known as Suite 1600 (“Suite 1600”); and (iii) 19,401 rentable square feet of space on the seventeenth (17th) floor of the Building and commonly known as Suite 1700 (“Suite 1700”). Suite 1200, Suite 1600 and Suite 1700, as further depicted on Exhibit G to this Lease, are individually and collectively referred to herein as the “Must-Take Space”.

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TERMS OF LEASE	DESCRIPTION
3. Lease Term (Article 2):
3.1 Length of Term:
The period commencing on the Phase I Premises Lease Commencement Date and ending on the last day of the one hundred twentieth (120th) Lease Month after the later of (i) the Phase II Premises Lease Commencement Date; or (ii) the Deferred Delivery Date (as such terms are defined in Section 2.1 below).

3.2 Target Phase I Premises Delivery Date:	February 1, 2018
3.3 Phase I Premises Lease Commencement Date:	The date that is ninety (90) days following the Phase I Premises Delivery Date (as defined in Section 2.3 below), which the parties anticipate to be May 1, 2018.
3.4 Target Phase II Premises Delivery Date:	June 1, 2018, subject to Tenant’s Deferred Delivery Right in Section 2.1 below.
3.5 Phase II Premises Lease Commencement Date:	The date that is one hundred fifty (150) days following the Phase II Premises Delivery Date (as defined in Section 2.3 below), which the parties anticipate to be November 1, 2018.
3.6 Lease Expiration Date:	The last day of the one hundred twentieth (120th) Lease Month after the later of (i) the Phase II Premises Lease Commencement Date; or (ii) the Deferred Delivery Date.
3.7 Option Term(s):	Two (2) five (5)-year options to renew, as more particularly set forth in Section 2.2 of this Lease.
4. Base Rent (Article 3):
4.1 Phase I Premises:
Period During Lease Term	Annual Base Rent*	Monthly Installment of Base Rent*	Annual Rental Rate per Rentable Square Foot*
Phase I Lease Year 1	$1,448,560.00	$120,713.33◊	$76.00
Lease Year 2	$1,492,016.80	$124,334.73	$78.28
Lease Year 3	$1,536,777.30	$128,064.78	$80.63**
Lease Year 4	$1,582,880.62	$131,906.72	$83.05**
Lease Year 5	$1,630,367.04	$135,863.92	$85.54**
Lease Year 6	$1,679,278.05	$139,939.84	$88.10**
Lease Year 7	$1,729,656.39	$144,138.03	$90.75**

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TERMS OF LEASE	DESCRIPTION
Lease Year 8	$1,781,546.08	$148,462.17	$93.47**
Lease Year 9	$1,834,992.46	$152,916.04	$96.27**
Lease Year 10	$1,890,042.23	$157,503.52	$99.16**
Lease Year 11◦	$1,946,743.50	$162,228.63	$102.14**

For purposes of this schedule, “Phase I Lease Year 1” shall mean the eighteen (18) calendar month period commencing on the Phase I Premises Lease Commencement Date and ending on the last day of the month in which the first anniversary of the Phase II Premises Lease Commencement Date occurs (or if the Phase II Premises Lease Commencement Date is the first day of a calendar month, then the first Phase I Lease Year shall commence on the Phase I Premises Lease Commencement Date and end on the day immediately preceding the first anniversary of the Phase II Premises Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.

4.2 Phase II Premises:
Period During Lease Term	Annual Base Rent*	Monthly Installment of Base Rent*	Annual Rental Rate per Rentable Square Foot*
Phase II Lease Year 1	$14,288,456.00	$1,190,704.67◊	$76.00
Lease Year 2	$14,717,109.68	$1,226,425.81	$78.28
Lease Year 3	$15,158,622.97	$1,263,218.58	$80.63**
Lease Year 4	$15,613,381.66	$1,301,115.14	$83.05**
Lease Year 5	$16,081,783.11	$1,340,148.59	$85.54**
Lease Year 6	$16,564,236.60	$1,380,353.05	$88.10**
Lease Year 7	$17,061,163.70	$1,421,763.64	$90.75**
Lease Year 8	$17,572,998.61	$1,464,416.55	$93.47**
Lease Year 9	$18,100,188.57	$1,508,349.05	$96.27**
Lease Year 10	$18,643,194.23	$1,553,599.52	$99.16**
Lease Year 11◦	$19,202,490.06	$1,600,207.51	$102.14**

For the purposes of this schedule, “Phase II Lease Year 1” shall mean the twelve (12) calendar month period commencing on the Phase II Premises Lease Commencement Date and ending on the last day of the month in which the first anniversary of the Phase II Premises Lease Commencement Date occurs (or if the Phase II Premises Lease Commencement Date is the first day of a calendar month, then the first Phase II Lease Year shall commence on the Phase II Premises Lease Commencement Date and end on the day immediately preceding the first anniversary of the Phase II Premises Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.

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TERMS OF LEASE	DESCRIPTION
* The initial Annual Base Rent amount was calculated by multiplying the initial annual rental rate per rentable square foot (the “initial Annual Rental Rate per Rentable Square Foot”) amount by the number of rentable square feet of space in the Premises, and the initial Monthly Installment of Base Rent amount was calculated by dividing the initial Annual Base Rent amount by twelve (12). Both Tenant and Landlord acknowledge and agree that multiplying the Monthly Installment of Base Rent amount by twelve (12) does not always equal the Annual Base Rent amount. The calculation of each Annual Base Rent amount reflects an annual increase of three percent (3%) commencing on the first (1st) day of Lease Year 2 and each Monthly Installment of Base Rent amount was calculated by dividing the corresponding Annual Base Rent amount by twelve (12).
◊ Subject to the terms set forth in Section 3.2 below, (i) the Base Rent applicable to the Phase I Premises shall be abated during the period commencing as of the Phase I Premises Lease Commencement Date through the date which is eight (8) months following the Phase I Premises Lease Commencement Date, and (ii) the Base Rent applicable to the Phase II Premises shall be abated during the period commencing as of the Phase II Premises Lease Commencement Date through the date which is eight (8) months following the Phase II Premises Lease Commencement Date.

** The amounts identified in the column entitled "Annual Rental Rate per Rentable Square Foot" are rounded amounts and are provided for informational purposes only.

◦ Rent period applicable only if Tenant exercises the “Deferred Delivery Right”, as defined and described in Section 2.1 of this Lease.

5. Base Year (Article 4):
Phase I Premises:	Calendar year 2018.
Phase II Premises:	Calendar year 2019.
6. Tenant's Share (Article 4):

4.21% of the Office Space, with respect to the Phase I Premises and 41.49% of the Office Space, with respect to the Phase II Premises. Tenant’s Share for the Phase I Premises and the Phase II Premises, collectively, is 45.70% of the Office Space.

2.02% of the Office Space, with respect to Suite 1200, 4.28% of the Office Space, with respect to Suite 1600 and 4.28% of the Office Space with respect to Suite 1700. Tenant's Share for the Must-Take Space, collectively, is 10.58% of the Office Space.

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TERMS OF LEASE	DESCRIPTION
7. Permitted Use (Article 5):
Tenant shall use the Premises solely for general office use and, to the extent permitted by applicable “Laws”, as that term is set forth in Section 5.2 of this Lease, for “Ancillary Uses”, as that term is set forth below (collectively, the "Permitted Use"). As used in this Lease, the term “Ancillary Uses” shall mean, collectively, the operation of a fitness/health facility (including showers for users of such facility), concessions and franchises related specifically to those certain office services functions that may be outsourced by a tenant (such as food service, reproduction services, mail room services, cleaning, security, IT services, MEP services and/or engineering services, etc.), an auditorium, board rooms, libraries, training rooms and facilities, audiovisual and closed circuit television facilities, messenger and mailroom facilities, reproduction and copying facilities, word processing centers, computer and communications facilities, pantries (including vending machines), file rooms (including condensed file rooms with reinforced flooring if required), meeting and conference centers and rooms, storage space and kitchens, serveries, cafeterias and dining rooms; provided that any such Ancillary Uses shall be subject to Article 8 and the TCCs of this Lease, subject to the TCCs of Section 5.4 and Section 5.5 of this Lease and shall be provided and operated by Tenant (subject to Sections 5.4 and 5.5 of this Lease with respect to third-party operators) and shall be for the use and benefit of the Ancillary Use Parties (as defined in Section 5.4 of this Lease), and in no event for the use of the general public.

8. Letter of Credit (Article 21):	$8,000,000, subject to reduction pursuant to Section 21.7 of this Lease.
9. Parking Passes (Article 28):	Up to sixty-nine (69) parking passes, subject to Article 28.

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TERMS OF LEASE	DESCRIPTION
10. Address of Tenant (Section 29.18):

Okta, Inc.
301 Brannan Street
San Francisco, CA 94107
Attention: Armen Vartanian

and

Okta, Inc.
301 Brannan Street
San Francisco, CA 94107
Attention: General Counsel

and

Paul Hastings LLP
101 California Street, Forty-Eighth Floor
San Francisco, California 94111
Attention: Stephen I. Berkman

(Prior to Phase II Premises Lease Commencement Date)

and
Okta, Inc.
100 First Street, Suite 1400
San Francisco, California 94105
Attention: Armen Vartanian

and

Okta, Inc.
100 First Street, Suite 1400
San Francisco, California 94105
Attention: General Counsel

and

Paul Hastings LLP
101 California Street, Forty-Eighth Floor
San Francisco, California 94111
Attention: Stephen I. Berkman

(After Phase II Premises Lease Commencement Date)

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TERMS OF LEASE	DESCRIPTION
11. Address of Landlord (Section 29.18):

Kilroy Realty, L.P.
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California  90064
Attention:  Legal Department
with copies to:
Kilroy Realty Corporation
100 First Street
Office of the Building, Suite 250
San Francisco, California 94105
Attention:  Senior Vice President, Asset Management
and
Kilroy Realty Corporation
100 First Street
Office of the Building, Suite 150
San Francisco, California 94105
Attention:  Senior Property Manager
and
SSL Law Firm LLP
575 Market Street, Suite 2700
San Francisco, California 94105
Attention: Sally Shekou, Esq.

12. Broker(s) (Section 29.24): Representing Tenant: Colliers International	Representing Landlord: CBRE, Inc.
13. Improvement Allowance: (Section 2 of Exhibit B):	$100.00 per rentable square foot of the Premises for a total of $20,706,600.00.
14. Guarantor:	None.

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TERMS OF LEASE	DESCRIPTION
15. Remittance Address and Wiring Instructions:	Remittance Address: KR 100 First Street Owner, LLC 12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 Wiring Instructions:
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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1    Premises, Building, Project and Common Areas.
1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Phase I Premises and the Phase II Premises set forth in Section 2.2 of the Summary (each, a “Phase” and individually and collectively, the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the "Work Letter"), Tenant shall accept the Premises in its existing "as-is" condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. However, notwithstanding the foregoing, Landlord agrees that the Building Systems serving each Phase of the Premises (and in any Must-Take Space) shall be in good working order as of the date Landlord delivers possession of such Phase of the Premises to Tenant. Except to the extent caused by a BS/BS Exception (as defined in Article 7 below) or otherwise arising in connection with any Alterations performed by or on behalf of Tenant, if such Building Systems are not in good working order as of the date possession of the applicable Phase of the Premises is delivered to Tenant, Landlord shall be responsible for repairing the same at Landlord’s sole cost and expense, provided that Tenant has delivered written notice to Landlord (i) with respect to any Building Systems in the Phase I Premises, no later than forty-five (45) days following the Phase I Premises Lease Commencement Date, (ii) with respect to any Building Systems in the Phase II Premises, no later than forty-five (45) days following the Phase II Premises Lease Commencement Date, and (iii) with respect to any Building Systems in any Must-Take Space, no later than forty-five (45) days following the applicable Must-Take Effective Date (the “Systems Warranty”). Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Work Letter.
1.1.2    The Building and the Project. The Premises is a part of the building set forth in Section 2.1 of the Summary (the "Building"). The Building is the principal component of an office project known as "100 First Plaza." The term "Project," as used in this Lease, shall

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mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, parking structures and/or facilities and other improvements) upon which the Building, said adjacent parking structure (the “Parking Garage”) and the Common Areas are located.
1.1.3    Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations (as defined below), those portions of the Project which are provided for use in common by Landlord, Tenant and any other tenants of the Project, such as entrances, lobbies, fire vestibules, restrooms, mechanical areas, ground floor corridors, elevators and elevator foyers, the Parking Garage electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Project’s plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project (such areas are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of the "Comparable Buildings," as that term is defined in Section 4 of Exhibit H to this Lease, are maintained and operated) and the use thereof shall be subject to the Rules and Regulations. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant's rights or access hereunder. Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, the Common Areas and the Parking Garage twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1, below.
1.2    Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, "rentable square feet" of the Premises and Must-Take Space shall be deemed as set forth in Sections 2.2 and 2.4 of the Summary, respectively, and the rentable square feet of the Building and Office Space shall be deemed as set forth in Section 2.1 of the Summary. The Premises and the Must-Take Space shall not be subject to remeasurement during the initial Lease Term.
1.3    Right of First Offer. Landlord hereby grants to the tenant originally named herein (the "Original Tenant") and any Permitted Transferee Assignee (as defined in Section 14.8) an ongoing right of first offer (“Offer Right”) with respect to any separately demised space (excluding, however, any space located on the basement level, the ground floor, the second (2nd) floor or the third (3rd) floor) in the Building (each, a “Potential First Offer Space”); provided, however, that in the event Landlord or an entity which is controlled by, controls or is under common control with Landlord or manages the Building on behalf of Landlord, including, without limitation, any third party property managers (each, a “Landlord Affiliate”), in its sole and absolute discretion, elects to relocate some or all of its offices from the Building, each separately demised space located on the second (2nd) and/or third (3rd) floors of the Building vacated by Landlord or such Landlord Affiliate shall become a Potential First Offer Space for purposes of this Section 1.3. Notwithstanding the foregoing, such Offer Right of Tenant shall apply only following the expiration or earlier termination of the lease to the specific third party tenant (the “Third Party Tenant”) leasing any Potential First Offer Space (including renewals of such lease with such Third Party Tenant, irrespective of whether such renewal is entered into pursuant to an option or other right

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set forth therein and whether such renewal is currently set forth in such lease with such Third Party Tenant or is subsequently granted or agreed upon with such Third Party Tenant, and regardless of whether such renewal is consummated pursuant to a lease amendment or a new lease with such Third Party Tenant). In addition, such Offer Right shall be subordinate to Landlord’s right to occupy any Potential First Offer Space for its own use and to all rights of other tenants of the Building, which rights relate to each Potential First Offer Space and are set forth in leases of space in the Building existing as of the date hereof, including, without limitation, any expansion, first offer, first refusal, first negotiation and other rights, to the extent executed substantially in accordance with their respective terms or pursuant to a lease amendment or a new lease. Landlord and any existing tenant of a Potential First Offer Space, and all such third party tenants in the Building with a right to lease a Potential First Offer Space, are collectively referred to as the “Superior Right Holders”. Tenant's Offer Right shall be subject to the TCCs set forth in this Section 1.3. Landlord represents and warrants that there are no Superior Right Holders to any First Offer Space, except as set forth on Exhibit K attached hereto.
1.3.1    Procedure for Offer. Subject to the terms of this Section 1.3.1, Landlord shall notify Tenant from time to time (the "First Offer Notice") when a Potential First Offer Space or any portion thereof (a “First Offer Space”) will become available for lease to third parties, free and clear of the rights of any Superior Right Holder. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and the “First Offer Rent,” as that term is defined in Section 1.3.3 below, and the other material economic terms upon which Landlord is willing to lease such space to Tenant, including, without limitation (i) the rentable square footage and location of the offered space, (ii) the date the space is anticipated to become available (the “Anticipated First Offer Delivery Date”), (iii) any tenant improvement allowances, rent concessions and free rent periods, and (iv) the length of the First Offer Space Term (subject to Section 1.3.5) (collectively, the “Economic Terms”). In no event shall Landlord have the obligation to deliver a First Offer Notice (and Tenant shall have no right to exercise its rights under this Section 1.3) during the last three (3) years of the initial "Lease Term," as that term is defined in Section 2.1 below; provided, however, that if Tenant timely and validly exercises its first option to extend the Lease Term in accordance with Section 2.2 below, Tenant shall once again have the Offer Right, subject to the terms and conditions of this Section 1.3, commencing as of the date that Landlord receives Tenant’s Exercise Notice (as defined in Section 2.2.3 below) and terminating as of the last day of the twenty-fourth (24th) Lease Month of the first Option Term (as defined in Section 2.2.1 below).
1.3.2    Procedure for Acceptance. If Tenant wishes to exercise Tenant's Offer Right, then within ten (10) business days of Landlord’s delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord (the “First Offer Exercise Notice”) of Tenant's election to exercise its right of first offer with respect to all of the subject First Offer Space on the terms contained in the First Offer Notice. In the event that Tenant does not agree with the rent payable by Tenant for the subject First Offer Space (the “First Offer Rent”) as set forth in the First Offer Notice, then concurrently with such First Offer Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the "Market Rent," as that term is defined in, and determined pursuant to, Exhibit H attached hereto, and assuming that all other applicable Economic Terms for the subject First Offer Space are as provided in the First Offer Notice (subject to the requirements

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of this Section 1.3) and are used in Tenant’s calculation of Market Rent (the "Tenant's First Offer Space Rent Calculation"). If Tenant does not so notify Landlord within such ten (10) business day period, then Landlord shall be free to lease all of the subject First Offer Space to anyone to whom Landlord desires on any terms Landlord desires; provided, however, that if Landlord has not entered into a lease for all of the subject First Offer Space as of the date that is six (6) months after the date Landlord delivers the applicable First Offer Notice for such First Offer Space, Tenant’s Offer Right and the foregoing procedure shall once again apply to such First Offer Space so long as Tenant’s Offer Right has not otherwise terminated pursuant to Section 1.3.6. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Offer Right, if at all, with respect to all of the subject First Offer Space offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof.
1.3.3    First Offer Space Rent. If Tenant fails to deliver a Tenant's First Offer Space Rent Calculation, the First Offer Rent shall be as set forth in the First Offer Notice delivered by Landlord. If Tenant delivers a Tenant’s First Offer Space Rent Calculation to Landlord concurrent with Tenant’s delivery of the First Offer Exercise Notice, the First Offer Rent for the subject First Offer Space shall be equal to the Market Rent as determined pursuant to this Section 1.3.3, and Landlord shall deliver notice (the "Landlord First Offer Rent Notice") to Tenant on or before the date which is ten (10) business days after Landlord's receipt of Tenant's First Offer Space Rent Calculation, stating that (a) Landlord is accepting Tenant's First Offer Space Rent Calculation as the Market Rent, or (b) rejecting Tenant's First Offer Space Rent Calculation and setting forth Landlord's calculation of the Market Rent assuming that all other applicable Economic Terms for the subject First Offer Space are as provided in the First Offer Notice (subject to the requirements of this Section 1.3) and are used in Landlord’s calculation of Market Rent (the "Landlord's First Offer Space Rent Calculation"). Within ten (10) business days of its receipt of the Landlord First Offer Rent Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's First Offer Space Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's First Offer Space Rent Calculation, the parties shall follow the same procedure set forth in Section 2.2.4 below, provided that all references in Section 2.2.4 to (i) “Option Rent” shall be deemed to mean the “First Offer Rent”, (ii) “Option Term” shall be deemed to mean the applicable First Offer Space Term, and (iii) the “Outside Agreement Date” shall be deemed to mean the date that is forty-five (45) days after the date Landlord delivers the applicable Landlord’s First Offer Rent Notice to Tenant, and the Market Rent shall be determined in accordance with the terms of Section 2.2.4 below assuming that all other applicable Economic Terms for the subject First Offer Space are as provided in the First Offer Notice (subject to the requirements of this Section 1.3) and are used in the calculation of Market Rent. The terms of Section 3.2 of this Lease shall be inapplicable in connection with the subject First Offer Space.
1.3.4    Construction in First Offer Space. Tenant shall accept the subject First Offer Space in its then-existing “as is” condition, and the construction of improvements in the subject First Offer Space shall comply with the terms of the Work Letter. Notwithstanding the foregoing, in the event that the applicable First Offer Space with respect to which Tenant exercises the Offer Right pursuant to this Section 1.3 is the entire thirteenth (13th) floor of the Building, then at Tenant’s election provided that Tenant is leasing and Occupying (as defined below) the entire fourteenth (14th) floor of the Premises as of the date Tenant exercises its Offer Right as to such First

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Offer Space, then, upon Tenant’s request (which shall be expressly made, if at all, in Tenant’s First Offer Exercise Notice), Landlord shall remove the existing sheetrock that currently encases the internal stairwell (the “ROFO Internal Stairwell”) between the thirteenth (13th) and fourteenth (14th) floors of the Building, at its cost (it being agreed that if Tenant fails to request that Landlord remove the sheetrock that currently encases the ROFO Internal Stairwell in its First Offer Exercise Notice, Landlord shall have no obligation remove such sheetrock), prior to delivering possession of such First Offer Space located on the thirteenth (13th) floor to Tenant, and the square footage of such stairwell area (which is 137 rentable square feet) shall be included in the Premises as of the First Offer Commencement Date for such First Offer Space (unless the square footage of such stairwell area was previously included in the Premises in connection with Tenant’s performance of the Phase II Premises Improvements, as defined in the Work Letter, pursuant to the Work Letter); provided, however, that Tenant, not Landlord, shall be responsible for complying with all applicable Laws relating to the use of and/or any alterations or other such requirements with respect to the ROFO Internal Stairwell.  Tenant shall reasonably cooperate with Landlord in the performance of such work in the Premises in a timely manner and otherwise in accordance with the applicable amendment to this Lease pertaining to such First Offer Space. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to remove the ROFO Internal Stairwell or restore the existing sheetrock that currently encases the ROFO Internal Stairwell upon the expiration or sooner termination of this Lease.
1.3.5    Amendment to Lease. If Tenant timely exercises Tenant's right to lease a First Offer Space, then Landlord and Tenant shall, within fifteen (15) days after the date on which the First Offer Rent has been determined pursuant to Section 1.3.3 above, execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the subject First Offer Notice, subject to the determination of the First Offer Rent as pursuant to this Section 1.3, and otherwise upon the terms and conditions of this Lease; provided, however, that an otherwise valid exercise of the such Offer Right shall be fully effective and irrevocable upon exercise whether or not a lease amendment is executed. In the event that the First Offer Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the First Offer Space Term (as defined below), Tenant shall be required to pay the First Offer Rent set forth in Landlord’s First Offer Rent Notice provided by Landlord to Tenant, and upon the final determination of the First Offer Rent in accordance with Section 2.2.4, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party. Notwithstanding any contrary provision of this Section 1.3, the rentable square footage of the subject First Offer Space shall be determined by Landlord in accordance with Landlord’s then current standard of measurement for the Building (which, as of the date of this Lease is Office Building: Standard Methods of Measurement and Calculating Rentable Area – 2010 (Method A) or (Method B), as applicable), and shall not be subject to remeasurement during the initial Lease Term. Tenant shall commence payment of rent for the subject First Offer Space, and the term of Tenant's lease of the applicable First Offer Space (the “First Offer Space Term”) shall commence (the “First Offer Commencement Date”), upon the date set forth in the First Offer Notice (but in no event prior to the earlier to occur of (i) the date that is one hundred twenty (120) days after Landlord’s delivery of the subject First Offer Space to Tenant; or (ii) the date on which Tenant commences conduct of business in the First Offer Space) and, so long as the term of Tenant’s lease of the subject First Offer Space would exceed four (4) years, shall terminate conterminously

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with the end of the Lease Term (as the same may be extended), it being agreed that the term length and termination date set forth in the subject First Offer Notice shall otherwise govern. Notwithstanding anything to the contrary herein, in no event shall Tenant be required to accept delivery of any First Offer Space prior to the Anticipated First Offer Delivery Date for such First Offer Space. In the event the First Offer Commencement Date with respect to a particular First Offer Space has not occurred on or before the date that is two hundred forty (240) days after the Anticipated First Offer Delivery Date (the “Required First Offer Delivery Date”), Tenant, as its sole remedy, may terminate this Lease, solely with respect to the undelivered portion of the First Offer Space (the “Undelivered First Offer Space”), by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) business days after the Required First Offer Delivery Date; and (ii) the First Offer Commencement Date. In such event, (A) Landlord shall promptly refund any prepaid rent previously advanced by Tenant therefor and (B) the Undelivered First Offer Space shall again be deemed to be a Potential First Offer Space and subject to the TCCs of this Section 1.3. Landlord and Tenant acknowledge and agree that: (i) the determination of the date on which Landlord tenders possession of the First Offer Space shall be delayed on a day for day basis for each day to the extent such delay is caused by the acts or omissions of Tenant or any Tenant Parties (including without limitation, any failure of Tenant to timely deliver any additional insurance certificate or security required to be delivered with the First Offer Space, as applicable); and (ii) the Required First Offer Delivery Date shall be postponed by the number of days Landlord’s delivery of the First Offer Space is delayed due to events of Force Majeure.
1.3.6    Termination of Right of First Offer. Tenant's rights under this Section 1.3 shall be personal to Original Tenant or its Permitted Transferee Assignee, and may only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not any other assignee or transferee of Tenant's interest in this Lease) if the Original Tenant or its Permitted Transferee Occupies at least sixty-seven percent (67%) of the Premises. As used in this Lease, Tenant shall be deemed to be “Occupying”, in “Occupancy” or any derivation thereof with respect to any portion of the Premises if and so long as (i) Tenant has not subleased such portion of the Premises (and provided that such portion of the Premises is not being marketed for sublease on the sublease market) and (ii) with respect to the portion of the Lease Term following the expiration of the Phase I Premises Improvement Allowance Sunset Date (as defined in the Work Letter) as to the Phase I Premises and with respect to the portion of the Lease Term following the Phase II Premises Improvement Allowance Sunset Date (as defined in the Work Letter) as to the Phase II Premises, Tenant has Substantially Completed (as defined in the Work Letter) its Improvements in the applicable portion of the Premises. Further, during the period commencing on the Phase I Premises Lease Commencement Date and continuing until the date immediately prior to the Phase II Premises Lease Commencement Date, Tenant shall be deemed to be in Occupancy, for purposes of this Lease, of any portion of the Phase I Premises and the Phase II Premises that Tenant has not subleased or marketed for sublease on the sublease market (a) notwithstanding that the Phase II Premises Lease Commencement Date has not yet occurred, and (b) so long as the Phase I Premises Improvements are Substantially Completed (as such terms are defined in Exhibit B attached hereto) and Tenant is reasonably phasing occupancy into the Phase II Premises. Tenant shall not have the right to lease the First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, Tenant is in default under this Lease beyond any applicable notice and cure periods.

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1.4    Must-Take Space.
1.4.1    Tenant shall be required to lease from Landlord and Landlord shall be required to lease to Tenant the Must-Take Space, as that term is defined in Section 2.4 of the Summary, on the TCCs of this Section 1.4 and this Lease.
1.4.2    Subject to Section 1.4.6 below, Landlord shall provide notice to Tenant no later than thirty (30) days prior to the date Landlord anticipates delivery of each applicable Must-Take Space (each, an “Anticipated Must-Take Delivery Date”) and Tenant shall accept possession of each Must-Take Space as of the date Landlord delivers possession of such Must-Take Space to Tenant (each, a “Must-Take Delivery Date”) in the Delivery Condition (as defined in the Work Letter). If Landlord fails to deliver any applicable Must-Take Space within one hundred twenty (120) days of the applicable Anticipated Must-Take Delivery Date in the Delivery Condition, Tenant shall be entitled to an abatement of Base Rent in an amount equal to the per diem Base Rent for the Must-Take Space that would have been applicable to the Must-Take Space had Landlord delivered the Must-Take Space on the applicable Anticipated Must-Take Delivery Date in the Delivery Condition, for every day in the period beginning on the applicable Anticipated Must-Take Delivery Date and ending on the Must-Take Delivery Date. Any abatement accrued pursuant to this Section 1.4.2 shall be automatically applied to the first payment of Base Rent due on the subject undelivered portion of Must-Take Space. Landlord and Tenant acknowledge and agree that: (i) the determination of the date on which Landlord tenders possession of the subject Must-Take Space shall be delayed on a day for day basis for each day to the extent such delay is caused by the acts or omissions of Tenant or any Tenant Parties (including without limitation, any failure of Tenant to timely deliver any additional insurance certificate or security required to be delivered with the Must-Take Space, as applicable); and (ii) the Anticipated Must-Take Delivery Date shall be postponed by the number of days Landlord’s delivery of the subject Must-Take Space is delayed due to events of Force Majeure. Landlord estimates that the Must-Take Delivery Date for the entirety of the Must-Take Space will occur on February 1, 2020. In no event shall Tenant be required to take delivery of the Must-Take Space prior to February 1, 2020. As of the date that is one hundred fifty (150) days after each Must-Take Delivery Date (the “Must-Take Effective Date”) as applicable, the applicable Must-Take Space shall become part of the Premises and the rentable square footage of the Premises shall be increased to include the applicable Must-Take Space. The Must-Take Space shall be subject to all the terms and conditions of this Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the original Premises except as expressly provided in this Section 1.4. The Term with respect to the Must-Take Space (the “Must-Take Term”) shall commence on the Must-Take Effective Date and end, unless sooner terminated pursuant to the terms of this Lease, on the Lease Expiration Date, it being the intention of the parties hereto that the lease term for the Must-Take Space and the Lease Term for the initial Premises shall be coterminous. The applicable Must-Take Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the subject Must-Take Space for any reason, including but not limited to, holding over by prior occupants. Except as otherwise expressly provided in Section 1.4.9 below, any such delay in the applicable Must-Take Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Must-Take Effective Date is delayed, the Lease Expiration Date shall not be similarly extended.

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1.4.3    The initial Annual Rental Rate per Rentable Square Foot for the Must-Take Space shall be the same as the Annual Rental Rate per Rentable Square Foot for the Premises on the date the applicable Must-Take Term commences. The Annual Rental Rate per Rentable Square Foot for the subject Must-Take Space shall increase at such times and in such amount as Base Rent for the initial Premises, it being the intent of Landlord and Tenant that the Annual Rental Rate per Rentable Square Foot for the Must-Take Space shall always be the same as the Annual Rental Rate per Rentable Square Foot for the initial Premises. Base Rent attributable to the Must-Take Space shall be payable in monthly installments in accordance with the terms and conditions of Article 3 of this Lease. Tenant shall be entitled to an abatement of Base Rent with respect to the Must-Take Space commencing as of the Must-Take Effective Date, in proportion to the eight (8) Lease Months of abated Base Rent applicable to the initial Premises, reduced on a prorated basis (based on a fraction, the numerator of which is the number of months of the applicable Must-Take Term, and the denominator of which is the number of months remaining in the initial Lease Term), due to any shorter term applicable to such Must-Take Space. Tenant shall pay Additional Rent for the Must-Take Space on the same terms and conditions set forth in this Lease, and Tenant's Share shall increase as set forth in Section 6 of Summary to account for the addition of the subject Must-Take Space; provided, however, that the Base Year for the subject Must-Take Space shall be either (a) the calendar year in which the subject Must-Take Effective Date occurs, if the subject Must-Take Effective Date occurs on or before September 30th of such calendar year, or (b) the calendar year immediately subsequent to the calendar year in which the subject Must-Take Effective Date occurs, if the subject Must-Take Effective Date occurs after September 30th of such calendar year. In addition, if the Base Year is determined pursuant to subpart (a) above, Tenant shall not be required to pay Tenant’s Share of Direct Expenses applicable to the subject Must-Take Space during the first twelve (12) full Lease Months of the applicable Must-Take Term.
1.4.4    In connection with Tenant’s leasing of the Must-Take Space, except as provided in Section 21.8 below, the L-C Amount (as defined in Section 21. 1 below) shall be increased as follows: (1) with respect to Suite 1200, by a total of Three Hundred Eighty Thousand and 00/100 Dollars ($380,000.00); and (2) with respect to Suite 1600, by a total of Seven Hundred Sixty Thousand and 00/100 Dollars ($760,000.00); and (3) with respect to Suite 1700, by a total of Seven Hundred Sixty Thousand and 00/100 Dollars ($760,000.00). The total amount by which the L-C Amount shall be increased pursuant to this Section 1.4.4 (the “Additional Must-Take L-C Amount”) shall be an amount equal to One Million Nine Hundred Thousand Dollars ($1,900,000). Tenant shall deliver to Landlord (i) Base Rent applicable to the subject Must-Take Space for the first month in which Base Rent is payable therefor; and (ii) an amendment to the existing L-C or a new or replacement L-C (which shall fully comply in all respect to the requirements set forth in Article 21 below), increasing the L-C Amount by the portion of the Additional Must-Take L-C Amount applicable to the subject Must-Take Space, on or before the earlier of (a) the date on which Landlord tenders possession of the subject Must-Take Space to Tenant; or (b) the date on which Tenant executes and delivers a Must-Take Amendment (as defined in Section 1.4.8). Landlord shall have no obligation to deliver the subject Must-Take Space to Tenant until Tenant delivers such amendment or new or replacement L-C and/or such prepaid Base Rent; provided, however, that if Landlord would have otherwise timely delivered the subject Must-Take Space, any such failure by Tenant shall not delay Tenant’s rent obligation as to the subject Must-Take Space (or otherwise be

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deemed to delay the applicable Must-Take Delivery Date for purposes of Section 1.4.9 below), which shall commence as of the applicable Must-Take Effective Date.
1.4.5    Subject to the applicable express terms of Section 1.1.1, the subject Must-Take Space (including improvements, if any) shall be accepted by Tenant broom clean and in its “as-built” condition and configuration existing on the applicable Must-Take Delivery Date. Landlord shall provide an allowance (the "Must-Take Allowance") per square foot of rentable area in the applicable Must-Take Space in an amount determined by multiplying $0.83 by the number of full (or prorated for partial) calendar months of the applicable Must-Take Term (but in no event shall the Must-Take Allowance exceed $100.00 per rentable square foot of the applicable Must-Take Space). For example, if the Must-Take Term is forty (40) full (or prorated for partial) calendar months, then Tenant shall be entitled to receive an Must-Take Allowance of $33.20 per square foot of rentable area of the Must-Take Space ($0.83 x 40 = $33.20). Such Must-Take Allowance shall be applied toward the cost of initial improvements to be performed in the subject Must-Take Space (the "Must-Take Improvements") in accordance with the TCCs of the Work Letter. Tenant shall be entitled to apply a portion of the Must-Take Allowance, not to exceed an aggregate amount equal to the “Ancillary Use/Line Allocation Amount” (as defined below) toward the cost for the installation of Lines within the subject Must-Take Space and for improvements in the subject Must-Take Space related to Ancillary Uses. As used herein, the term “Ancillary Use/Line Allocation Amount” shall be an amount determined by multiplying $0.04 by the number of full calendar months of the applicable Must-Take Term (but in no event shall the Ancillary Use/Line Allocation Amount exceed $5.00 per rentable square foot of the subject Must-Take Space). For example, if the applicable Must-Take Term is forty (40) full calendar months, then the Ancillary Use/Line Allocation Amount shall be $1.60 per square foot of rentable area of the subject Must-Take Space ($0.04 x 40 = $1.60). The Must-Take Allowance shall be disbursed during construction of the Must-Take Improvements in the same manner and subject to the same conditions and limitations as applicable to the disbursement of the Improvement Allowance pursuant to Work Letter. No logistical coordination fee shall be payable to Landlord in connection with the Must-Take Improvements.
1.4.6    Subject to the terms of this Section 1.4.6, as of the later of (i) the applicable Must-Take Delivery Date; or (ii) the date that is one (1) business day following the date that Tenant has delivered all prepaid rental, an amendment to the existing L-C or a replacement L-C (as required pursuant to Section 1.4.4 above), and insurance certificates required hereunder, Landlord grants Tenant the right to enter the subject Must-Take Space at Tenant’s sole risk, solely for the purpose of performing the Must-Take Improvements and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the applicable Must-Take Effective Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent or Tenant’s Share of Direct Expenses applicable to the subject Must-Take Space with respect to the period of time prior to the applicable Must-Take Effective Date during which Tenant occupies the Premises solely for such purposes; provided, however, that Tenant shall be obligated to pay (a) the costs and expenses, calculated in accordance with the TCCs of Section 6.2, associated with any HVAC provided to Tenant after Building Hours (as defined below) at Tenant’s request and (b) Landlord’s reasonable costs and expenses to provide any additional Building security after Building Hours required due to any reasonable increased risk to property at the Building from Tenant’s construction activities as mutually agreed upon by Landlord

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and Tenant or as may otherwise be required by applicable Law. Notwithstanding the foregoing, if Tenant takes possession of the subject portion of the Must-Take Space before the applicable Must-Take Effective Date for the purpose of conducting Tenant’s business therein, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Base Rent for the subject portion of the Must-Take Space (on a suite by suite basis) and any other charges payable hereunder commencing on the date on which Tenant commenced conduct of business in the subject portion of the Must-Take Space. Said early possession shall not advance the Lease Expiration Date.
1.4.7    Landlord represents that the Must-Take Space is currently leased by Landlord to Andersen Tax LLC, a Delaware limited liability company (“Prior Tenant”), pursuant to the terms of a lease dated December 21, 2007 (as amended from time to time, the “Existing Lease”) with a term expiring on January 31, 2020 (the “Existing Lease Termination Date”). Subject to Prior Tenant’s existing option to renew the term for the Existing Lease, Landlord covenants and agrees to not extend the term of the Existing Lease beyond the Existing Lease Termination Date. Notwithstanding anything herein to the contrary, if the Existing Lease terminates (or the Prior Tenant’s right to possession is terminated) prior to its stated expiration date for any reason, Landlord shall provide Tenant with written notice of such prior termination (the “Prior Expiration Notice”). Such Prior Expiration Notice shall set forth Landlord’s reasonable estimate of the date on which Landlord expects to recover actual and legal possession of the Must-Take Space. If Landlord provides Tenant with a Prior Expiration Notice, Tenant may accelerate the Must-Take Effective Date with respect to all of the subject Must-Take Space to be a date prior to the Must-Take Effective Date set forth in Section 1.4.2 above (the “Accelerated Must-Take Delivery Date”) by giving written notice (an “Accelerated Must-Take Notice”) to Landlord within ten (10) business days after getting the Prior Expiration Notice, which Accelerated Must-Take Notice shall expressly indicate which portion of the available Must-Take Space Tenant elects to accelerate (provided, however, that Tenant shall not accelerate less than the entirety of the Must-Take Space on any given floor). If Tenant’s Accelerated Must-Take Notice indicates that Tenant is accelerating the Must-Take Effective Date for less than the entirety of a floor, Tenant shall be deemed to have elected to accelerate the applicable Must-Take Space with respect to the entirety of such floor. In addition, if Tenant’s Accelerated Must-Take Notice fails to indicate which portion of the Must-Take Space is subject to such acceleration, then Tenant shall be deemed to have accelerated the Must-Take Effective Date for the entirety of the Must-Take Space. Tenant shall lease the Must-Take Space set forth in the Accelerated Must-Take Notice in accordance with the terms and conditions set forth in this Section, except that the Must-Take Delivery Date shall be the Accelerated Must-Take Delivery Date, subject to the terms of Section 1.4.2 above. If Tenant fails to deliver the Accelerated Must-Take Notice to Landlord within the ten (10) business day period set forth above, then Landlord may lease all or any portion of the Must-Take Space (or any portion thereof) described in the Prior Expiration Notice until the Must-Take Delivery Date to any third party on whatever basis Landlord desires (and, in such case, Tenant’s Offer Right shall not apply to any portion of the Must-Take Space during the period prior to the Must-Take Delivery Date).
1.4.8    Landlord shall prepare an amendment (a “Must-Take Amendment”) to reflect the applicable Must-Take Effective Date and the changes in Base Rent, rentable square footage of the Premises, Tenant’s Share, the L-C Amount and other appropriate terms. A copy of such Must-Take Amendment shall be sent to Tenant within a reasonable time after

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the applicable Must-Take Effective Date, and Tenant shall execute and return such Must-Take Amendment to Landlord within ten (10) business days thereafter, but Tenant’s leasing of the Must-Take Space in accordance with this Section 1.4 shall be fully effective whether or not such Must-Take Amendment is executed.
1.4.9    In addition to any abatement accrued pursuant to Section 1.4.2, in the event the Must-Take Delivery Date with respect to a particular Must-Take Space has not occurred on or before October 1, 2020 (the “Required Delivery Date”), Tenant may terminate this Lease, solely with respect to the undelivered portion of the Must-Take Space (the “Undelivered Must-Take Space”), by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) business days after the Required Delivery Date; and (ii) the Must-Take Delivery Date. In such event, (A) this Section 1.4 shall be null and void with respect to any Undelivered Must-Take Space only and Landlord shall promptly refund any prepaid rent previously advanced by Tenant therefor pursuant to Section 1.4.4; (B) the required L-C Amount under this Lease shall be reduced by the portion of the Additional Must-Take L-C Amount applicable to such Undelivered Must-Take Space (as set forth in Section 1.4.4 above); and (C) the Undelivered Must-Take Space shall be deemed to be a Potential First Offer Space and subject to the TCCs of Section 1.3 above; provided, however, that the First Offer Rent for any Must-Take Space subsequently deemed a Potential First Offer Space shall be the lesser of (i) Market Rent and (ii) the then-current Base Rent payable for the initial Premises under this Lease. Landlord and Tenant acknowledge and agree that: (a) the determination of the date on which Landlord tenders possession of the Must-Take Space shall be delayed on a day for day basis for each day to the extent such delay is caused by the acts or omissions of Tenant or any Tenant Parties (including without limitation, any failure of Tenant to timely deliver the insurance certificate and L-C required pursuant to Section 1.4.4); and (b) the Required Delivery Date shall be postponed by the number of days Landlord’s delivery of the Must-Take Space is delayed due to events of Force Majeure (as defined below).
ARTICLE 2

LEASE TERM; OPTION TERMS
2.1    Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the Effective Date. The term of this Lease (the "Lease Term") with respect to (i) the Phase I Premises, shall commence on the Phase I Premises Lease Commencement Date set forth in Section 3.3 of the Summary (the “Phase I Premises Lease Commencement Date”); and (ii) with respect to the Phase II Premises, shall commence on the Phase II Premises Lease Commencement Date set forth in Section 3.5 of the Summary (the "Phase II Premises Lease Commencement Date"), and shall terminate on the date set forth in Section 3.6 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. The Phase I Premises Lease Commencement Date and the Phase II Premises Lease Commencement Date are sometimes individually and collectively referred to herein as the “Lease Commencement Date”. Further, the term “Lease Commencement Date” may be used herein to apply to either the Phase I Premises Lease Commencement Date or the Phase II Premises Lease Commencement Date, as indicated by the context in which such term is used. If Landlord is unable for any reason to deliver possession of the Phase I Premises to Tenant on any specific date, then, except as otherwise expressly provided

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in Section 2.4 below, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. Tenant hereby acknowledges that the Phase II Premises are currently occupied by another tenant of the Building. If Landlord is unable for any reason to deliver possession of the Phase II Premises to Tenant on any specific date, such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder (except as otherwise expressly provided in Section 2.4 below), provided that if such delay is the result of a holdover by the prior tenant, Landlord shall use commercially reasonable efforts to recover possession of the Phase II Premises and deliver the same to Tenant. Notwithstanding anything to the contrary set forth in this Lease, Tenant will have the right (the “Deferred Delivery Right”), upon written notice (a “Deferred Delivery Notice”) delivered to Landlord on or before January 31, 2018, to defer delivery of up to three (3) floors of the Phase II Premises, in full floor increments, for up to nine (9) months after the Target Phase II Premises Delivery Date set forth in Section 3.4 of the Summary. Tenant’s Deferred Delivery Notice shall expressly indicate the floor(s) that is/are subject to such deferment (hereinafter referred to as the “Deferred Space”) and the date on which Tenant desires to accept delivery of the Deferred Space (hereinafter referred to as the “Deferred Delivery Date”, and the period commencing on the Target Phase II Premises Delivery Date and continuing until the Deferred Delivery Date is hereinafter referred to as the “Deferred Delivery Period”). Notwithstanding the foregoing, in no event shall Tenant’s exercise of the Deferred Delivery Right, amend or modify any of Tenant’s obligations with respect to the Deferred Space set forth in this Lease (it being agreed that Tenant shall be responsible for all obligations set forth herein with respect to the Deferred Space, including, without limitation, Tenant’s obligation to pay Rent for the Deferred Space in accordance with the terms and conditions of this Lease), nor shall Tenant’s exercise of the Deferred Delivery Right modify, delay or amend the Phase II Premises Lease Commencement Date. If Tenant fails to provide a Deferred Delivery Notice on or before January 31, 2018 or if Tenant’s Deferred Delivery Notice fails to so indicate which floors are subject to the deferment and/or the length of such deferment, then Tenant’s Deferred Delivery Right shall be null and void and of no further force or effect and Tenant shall have no further or additional right to defer Landlord’s delivery of any portion of the Phase II Premises. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) calendar month period during the Lease Term; provided, however, that the first Lease Year of the initial Lease Term with respect to the Phase I Premises shall commence on the Phase I Premises Lease Commencement Date and end on the last day of the month in which the first anniversary of the Phase II Premises Lease Commencement Date occurs (or if the Phase II Premises Lease Commencement Date is the first day of a calendar month, then the first Lease Year of the initial Lease Term with respect to the Phase I Premises shall commence on the Phase I Premises Lease Commencement Date and end on the day immediately preceding the first anniversary of the Phase II Premises Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. For purposes of this Lease, the term "Lease Month" shall mean each succeeding calendar month during the Lease Term; provided that the first Lease Month shall commence on the Lease Commencement Date and shall end on the last day of the first (1st) full calendar month of the Lease Term and that the last Lease Month shall expire on the Lease Expiration Date. Promptly following each Lease Commencement Date, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto (a "Commencement Letter"), as a confirmation only of the information set forth therein, which Tenant shall execute

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and return (or provide reasonable comments) to Landlord within thirty (30) days of receipt thereof. If Tenant fails to sign and return a particular Commencement Letter to Landlord within thirty (30) days of its receipt from Landlord, the applicable Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the matters addressed in it. If Landlord fails to deliver a Commencement Letter to Tenant within thirty (30) days after a particular Lease Commencement Date, Tenant shall be permitted to prepare and send to Landlord such particular Commencement Letter (in the form as set forth on Exhibit C, attached hereto). If Landlord fails to sign and return (or provide reasonable comments) a particular Commencement Letter to Tenant within thirty (30) days of its receipt from Tenant, the Commencement Letter as sent by Tenant shall be deemed to have correctly set forth the matters addressed in it.
2.2    Option Terms.
2.2.1    Option Right. Landlord hereby grants the Original Tenant and its Permitted Transferee Assignee of this Lease, two (2) options to extend the Lease Term by a period of five (5) years (each, an "Option Term"), for either (a) the entire Premises; or (b) a portion of the Premises, provided that the following conditions are fully satisfied:  (i) the portion of the Premises as to which Tenant elects to exercise the applicable option to extend (the “Extension Premises”) shall be comprised of full floors or the entirety of any partial floor then being leased by Tenant (and in no event shall Tenant have the right to exercise its option to extend as to a portion of any full floor comprising the Premises); (ii) the Extension Premises shall be comprised of no less than four (4) full floors of the Premises; (iii) the floors comprising the Extension Premises shall be continuous from the bottom up (i.e., starting up from the lowest floor of the Building comprising the Premises), or from the top down (i.e., starting down from the highest floor of the Building comprising the Premises) (for example, Tenant may not exercise the extension option as to the fifth (5th) through tenth (10th) floors only, and exclude the fourth (4th), eleventh (11th), fourteenth (14th) and fifteenth (15th) floors from the Extension Premises); and (iv) the remaining portion of the Premises that does not constitute a portion of the Extension Premises shall not result in space(s) being serviced by more than one (1) elevator bank of the Building. Each such extension option shall be exercisable only by "Notice" (as that term is defined in Section 29.18 of this Lease) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (A) Tenant is not then in default under this Lease (after receipt of all required notices, if any, from Landlord and the expiration of all applicable cure periods set forth in this Lease) during the prior Lease Term, and (B) Tenant or its Permitted Transferee is in Occupancy of at least sixty-seven percent (67%) of the Premises then being leased by Tenant as of the date of the Notice. Upon the proper exercise of such option to extend, then the Lease Term, as it applies to the entire Premises or the Extension Premises, as applicable, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Original Tenant and/or its Permitted Transferee is in Occupancy of at least sixty-seven percent (67%) of the Premises then being leased by Tenant.
2.2.2    Option Rent. The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Market Rent," as that term is defined in, and determined pursuant to, Exhibit H attached hereto, which may be less than or greater than the Rent in effect

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immediately prior to the commencement of the applicable Option Term. The Base Year for each Option Term shall be adjusted to be either (i) the calendar year in which the applicable Option Term commences, if such Option Term commences on or before September 30th of such calendar year, or (ii) the calendar year immediately subsequent to the calendar year in which the applicable Option Term commences, if such Option Term commences after September 30th of such calendar year. In addition, if the Base Year is determined pursuant to subpart (i) above, Tenant shall not be required to pay Tenant’s Share of Direct Expenses applicable to the Premises during the first twelve (12) full calendar months of each Option Term. The calculation of the Market Rent shall be derived from a review of, and comparison to, the "Net Equivalent Lease Rates" of the "Comparable Transactions," as provided for in Exhibit H. For purposes of this Section 2.2.2, Section 2.2.4 and Exhibit H, references to the “Premises” shall mean the portion of the Premises to which Tenant exercises (or is deemed to exercise) its extension option.
2.2.3    Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2. Tenant shall deliver notice (the "Exercise Notice") to Landlord not more than eighteen (18) months nor less than fifteen (15) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Tenant’s Exercise Notice shall expressly specify the portion of the Premises as to which Tenant is exercising its extension option, subject to the limitations set forth in Section 2.2.1. If Tenant’s Exercise Notice fails to so specify the Extension Premises, Tenant shall be deemed to have elected to extend the Lease Term for the entire Premises. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "Tenant's Option Rent Calculation"). Landlord shall deliver notice (the "Landlord Response Notice") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation, stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "Landlord's Option Rent Calculation"). Within thirty (30) days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure set forth in Section 2.2.4 below, and the Market Rent shall be determined in accordance with the terms of Section 2.2.4 below.
2.2.4    Determination of Market Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects the Option Rent set forth in the Landlord Response Notice pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is six (6) months prior to the expiration of the Lease Term (the "Outside Agreement Date"), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.4. Each party shall make a separate determination of the Option Rent (“Tenant’s Final Option Rent Determination” and “Landlord’s Final Option Rent Determination”, respectively), within five (5) business days following the Outside Agreement Date, and such determinations shall be binding and shall be submitted to arbitration in accordance with Section 2.2.4.1 through Section 2.2.4.4, below. If either party fails to timely submit its determination of the Option Rent, then the other

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party shall have the right to deliver a notice to the failed party expressly referencing this Section 2.2.4 and the time period for performance hereunder, and if the failed party does not deliver its determination of the Option Rent within five (5) business days following its receipt of such notice, then the determination of the other party timely submitted shall be deemed to be the Option Rent.
2.2.4.1    Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser or real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the appraising and/or leasing of first class, high-rise office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Tenant's Final Option Rent Determination or Landlord's Final Option Rent Determination is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) business days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant pursuant to this Section 2.2.4 shall be deemed “Advocate Arbitrators” for purposes of this Section 2.2. If either party fails to timely appoint an Advocate Arbitrator, then the other party may deliver written notice of such failure to the party that failed to timely appoint an Advocate Arbitrator, and if such failure is not cured within five (5) business days following receipt of such written notice, then the Advocate Arbitrator timely appointed by the other party shall determine the Option Rent and such determination shall be binding upon the parties.
2.2.4.2    The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither Landlord, Tenant nor either parties' Advocate Arbitrator may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant or any of their affiliates during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel. If the two (2) Advocate Arbitrators cannot timely agree upon and appoint a Neutral Arbitrator, then Landlord and Tenant shall each apply to the Presiding Judge of the Superior Court of the County of San Francisco to appoint the Neutral Arbitrator.
2.2.4.3    Within ten (10) days following the appointment of the Neutral Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following:
2.2.4.3.1    Each of Tenant’s Final Option Rent Determination and Landlord’s Final Option Rent Determination exchanged by the parties pursuant to Section 2.2.4, above;
2.2.4.3.2    An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby

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the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant or any of their affiliates;
2.2.4.3.3    Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;
2.2.4.3.4    That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective determination of Option Rent (the "Briefs");
2.2.4.3.5    That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's Brief (the "First Rebuttals"); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted;
2.2.4.3.6    That within five (5) business days following the parties' receipt of each other's First Rebuttal, Landlord and Tenant, as applicable, shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's First Rebuttal (the "Second Rebuttals"); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party's First Rebuttal and shall identify clearly which argument or fact of the other party's First Rebuttal is intended to be rebutted;
2.2.4.3.7    The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party's applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;
2.2.4.3.8    That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;
2.2.4.3.9    That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;
2.2.4.3.10    Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Tenant's Initial Statement");

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2.2.4.3.11    Following Tenant's Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Landlord's Initial Statement"); provided that Landlord’s Initial Statement shall be presented to the Neutral Arbitrator on the same day as Tenant’s Initial Statement;
2.2.4.3.12    On the next business day following Landlord's Initial Statement, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Landlord ("Tenant's Rebuttal Statement");
2.2.4.3.13    Following Tenant's Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant ("Landlord’s Rebuttal Statement"); provided that Landlord’s Rebuttal Statement shall be presented to the Neutral Arbitrator on the same day as Tenant’s Rebuttal Statement;
2.2.4.3.14    That, not later than ten (10) business days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord’s Final Option Rent Determination or Tenant’s Final Option Rent Determination is closer to the Neutral Arbitrator's determination of what the Market Rent should be, which Ruling shall set forth the facts and reasons for the decision of the Neutral Arbitrator;
2.2.4.3.15    That following notification of the Ruling, Landlord’s Final Option Rent Determination or Tenant’s Final Option Rent Determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and
2.2.4.3.16    That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.
If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day. If the parties fail to enter into an Arbitration Agreement within ten (10) days following the appointment of the Neutral Arbitrator, then the arbitration shall nonetheless proceed in accordance with this Section 2.2.4 notwithstanding such failure.
2.2.4.4    In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Base Rent then in effect with respect to the Extension Premises, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party within thirty (30) calendar days after the Option Rent has finally been determined.
2.2.4.5    Upon final determination of the Option Rent, Landlord and Tenant shall execute an amendment reflecting Tenant’s exercise of the applicable extension option and the extension of the Lease Term and the Option Rent as finally determined; provided that the failure

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of either party to execute such amendment shall not affect the validity of the terms of this Lease that apply to the Option Terms.
2.3    Early Access. Subject to the terms of this Section 2.3, and provided that this Lease has been fully executed by all parties and Tenant has delivered all prepaid rental, the L-C (as defined in Section 21.1), and insurance certificates required hereunder, Landlord grants Tenant the right to enter (i) the Phase I Premises as of the date on which Landlord delivers the entirety of the Phase I Premises to Tenant in the Delivery Condition (the “Phase I Premises Delivery Date”); provided that in no event shall the Phase I Premises Delivery Date be prior to the Target Phase I Premises Delivery Date, and (ii) the Phase II Premises as of the date on which Landlord delivers no less than seven (7) full floors of the Phase II Premises to Tenant in the Delivery Condition (the “Phase II Premises Delivery Date”); provided that in no event shall the Phase II Premises Delivery Date be prior to the Target Phase II Premises Delivery Date and provided further that if Landlord delivers less than the entirety of the Phase II Premises on the Phase II Premises Delivery Date, Landlord shall deliver the remainder of the Phase II Premises promptly upon Landlord’s possession of same. Landlord shall not be permitted to deliver less than seven (7) full floors of the Phase II Premises on the Phase II Premises Delivery Date. Tenant’s early access pursuant to this Section 2.3 shall be at Tenant’s sole risk, solely for the purpose of performing the Improvements (as defined in Exhibit B attached hereto), installing telecommunications and data cabling, equipment, furnishings and other personalty and moving into the Phase I Premises and the Phase II Premises. Such possession prior to the Lease Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay for freight elevator usage, security, access to loading docks, utilities, HVAC (as such term is defined in Section 6.1.1 below), Base Rent or Tenant’s Share of Direct Expenses with respect to the period of time prior to the applicable Lease Commencement Date during which Tenant occupies the Premises solely for such purposes (the “Construction Period”) and to the extent Landlord fails to deliver at least seven (7) floors of the Phase II Premises on the Phase II Premises Delivery Date, the Construction Period for the floors of the Phase II Premises delivered after the Phase II Premises Delivery Date shall be extended by the number of days in the period commencing on the Phase II Premises Delivery Date and ending on the actual date of delivery of such floors; provided, however, that during the Construction Period Tenant shall be obligated to pay (a) the costs and expenses, calculated in accordance with the TCCs of Section 6.2, associated with any HVAC provided to Tenant after Building Hours (as defined below) at Tenant’s request and (b) Landlord’s reasonable costs and expenses to provide any additional Building security after Building Hours required due to any reasonable increased risk to property at the Building from Tenant’s construction activities as mutually agreed upon by Landlord and Tenant or as may otherwise be required by applicable Law. Notwithstanding the foregoing, if Tenant takes possession of the Phase I Premises prior to the Phase I Premises Lease Commencement Date and/or the Phase II Premises prior to the Phase II Premises Lease Commencement Date for the conduct of Tenant's business, Tenant’s possession thereof shall be subject to the terms and conditions of this Lease and Tenant shall pay Base Rent and any other Rent applicable to such portion of the Phase I Premises and/or the Phase II Premises (on a suite by suite basis) and payable hereunder to Landlord for each day of possession following the date upon which Tenant commences conduct of business on such portion of the Premises until the Phase I Premises Lease Commencement Date and/or the Phase II Premises Lease Commencement Date, as applicable. During any period of such early access as set forth in this Section 2.3, in no event may Tenant cause a dangerous

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situation for Landlord, Tenant or their respective contractors or employees. Said early possession shall not advance the Lease Expiration Date.
2.4    Late Delivery Remedies. If Landlord fails to tender possession of the Phase I Premises to Tenant in the Delivery Condition on or before the date that is two (2) months following the Target Phase I Premises Delivery Date set forth in Section 3.2 of the Summary (the “Phase I Premises Required Delivery Date”), Tenant shall be entitled to an abatement of Base Rent applicable to the Phase I Premises which shall be automatically applied to the next payment(s) of Base Rent due on the Phase I Premises following the Phase I Premises Base Rent Abatement Period (as defined in Section 3.2 below) in an amount equal to the per diem Base Rent for the Phase I Premises for every day in the period beginning on the Phase I Premises Required Delivery Date and ending on the Phase I Premises Delivery Date. In addition, if Landlord fails to tender possession of any portion of the Phase II Premises in the Delivery Condition on or before the date that is two (2) months following the Target Phase II Premises Delivery Date set forth in Section 3.4 of the Summary (the “Phase II Premises Required Delivery Date”) (any such undelivered portion of the Phase II Premises is hereinafter referred to as the “Undelivered Phase II Premises”), Tenant shall be entitled to an abatement of Base Rent which shall be automatically applied to the next payment(s) of Base Rent due on the Undelivered Phase II Premises following the Phase II Premises Base Rent Abatement Period (as defined in Section 3.2 below) of an amount equal to the per diem Base Rent applicable to such Undelivered Phase II Premises (calculated on a per square foot basis for the Undelivered Phase II Premises) for every day in the period beginning on the Phase II Premises Required Delivery Date and ending on the Phase II Premises Delivery Date. In addition, if Landlord fails to tender possession of any such Undelivered Phase II Premises as of the date that is eight (8) months after the Target Phase II Premises Delivery Date (the “Outside Phase II Premises Delivery Date”), Tenant, as its sole remedy, may terminate this Lease, solely with respect to such Undelivered Phase II Premises and any Undelivered Must-Take Space as of the Outside Phase II Premises Delivery Date by giving Landlord written notice of termination on or before the earlier to occur of: (a) ten (10) business days after the Outside Phase II Premises Delivery Date; or (b) the date on which Landlord tenders possession of any such Undelivered Phase II Premises. In such event, this Lease shall be deemed terminated solely with respect to such Undelivered Phase II Premises and any Undelivered Must-Take Space, and shall continue in full force and effect as to the remaining portions of the Premises. In the event of such termination, the “Premises”, as used herein shall be deemed to mean the Premises as originally described herein, less the Undelivered Phase II Premises and any Undelivered Must-Take Space, and the terms of Section 1.4 of this Lease shall be null and void and of no further force and effect as to any Undelivered Must-Take Space only (and in such event, the required L-C Amount under this Lease shall be reduced by the portion of the Additional Must-Take L-C Amount applicable to such Undelivered Must-Take Space, as set forth in Section 1.4.4 above); provided, however, that if Tenant exercises its termination right as to the Undelivered Phase II Premises and any Undelivered Must-Take Space as provided herein, then following such termination, such Undelivered Phase II Premises and the Undelivered Must-Take Space shall be deemed Potential First Offer Space and provided further that the First Offer Rent for any such Potential First Offer Space shall be the lesser of (A) Market Rent and (B) the then-current Base Rent for the Phase I Premises. Landlord and Tenant shall enter into an amendment to this Lease modifying the rentable square footage of the Premises, Tenant’s Share, the amount of the Improvement Allowance, and other appropriate terms to document the termination of the Lease as

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to the Undelivered Phase II Premises and any Undelivered Must-Take Space as provided herein. Landlord and Tenant acknowledge and agree that: (i) in no event shall the Phase II Premises Required Delivery Date apply to the Deferred Space for purposes of this Section 2.4 (it being agreed, for the avoidance of doubt, that Tenant shall not be entitled to a Base Rent abatement or a right to terminate this Lease with respect to any portion of the Phase II Premises designated as the Deferred Space pursuant Section 2.1); (ii) the determination of the date on which Landlord tenders possession of the Phase I Premises and the Phase II Premises, respectively, shall be delayed on a day for day basis for each day to the extent such delay is caused by the acts or omissions of Tenant or any Tenant Parties (including without limitation, any failure of Tenant to timely deliver the prepaid rent, insurance certificate and L-C required pursuant to Section 2.3); (iii) the Outside Phase II Premises Delivery Date with respect to the Deferred Space shall be delayed by the number of days in the Deferred Delivery Period (as defined in Section 2.1 below); (iv) the Phase I Premises Required Delivery Date, the Phase II Premises Required Delivery Date, and the Outside Phase II Premises Delivery Date shall each be postponed by the number of days Landlord’s delivery of the Phase I Premises and the Phase II Premises, as applicable, is delayed due to events of Force Majeure; (v) the date on which Landlord delivers the first portion of the Phase II Premises to Tenant shall be the “Phase II Premises Delivery Date” for purposes of determining the Phase II Premises Lease Commencement Date and the Lease Expiration Date notwithstanding that Landlord may subsequently deliver the remainder of the Phase II Premises and (vi) the Phase II Premises Improvement Allowance Sunset Date for the Undelivered Phase II Premises shall be extended by the number of days equal to the number of days in the period commencing on the date on which Landlord delivers the first portion of the Phase II Premises to Tenant and ending on the date on which Landlord delivers the entirety of the Phase II Premises.
ARTICLE 3

BASE RENT
3.1    In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the remittance address and/or pursuant to the wiring instructions set forth in Section 11 of the Summary, or, at Landlord's option, at such other place (or pursuant to such other wiring instructions) as Landlord may from time to time designate in writing, by wire or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. In accordance with Section 4 of the Summary, any increases in Base Rent shall occur on the first day of the applicable Lease Month. The parties acknowledge, however, that Tenant shall pay Base Rent for each "calendar month" of the Lease Term (or a prorated portion of a "calendar month", as applicable), even though the first "Lease Month" may pertain to a period longer than one (1) calendar month. Tenant shall pay Base Rent applicable to the Phase I Premises and the Phase II Premises for the first month in which Base Rent is payable therefor on or before February 1, 2018. If any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number

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of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.
3.2    Base Rent Abatement. During the period commencing as of the Phase I Premises Lease Commencement Date through the date which is eight (8) months following the Phase I Premises Lease Commencement Date (the "Phase I Premises Base Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Phase I Premises during such Phase I Premises Base Rent Abatement Period (the "Phase I Premises Base Rent Abatement"). In addition, during the period commencing as of the Phase II Premises Lease Commencement Date through the date which is eight (8) months following the Phase II Premises Lease Commencement Date (the "Phase II Premises Base Rent Abatement Period", and each a “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Phase II Premises during such Phase II Premises Base Rent Abatement Period (the "Phase II Premises Base Rent Abatement" and, together with the Phase I Premises Base Rent Abatement, the “Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals $10,491,344.00. Tenant acknowledges and agrees that during each Base Rent Abatement Period, such abatement of Base Rent for the Premises shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Base Rent Abatement. Additionally, Tenant shall be obligated to pay all "Additional Rent" (as that term is defined in Section 4.1 of this Lease) during each Base Rent Abatement Period subject to Section 4.4. Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, then Tenant’s right to receive the Base Rent Abatement shall toll (and Tenant shall be required to pay Base Rent during such period) until Tenant has cured, to Landlord’s reasonable satisfaction, such default and at such time Tenant shall be entitled to receive any unapplied Base Rent Abatement until fully applied.
ARTICLE 4

ADDITIONAL RENT
4.1    In General. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any "Expense Year" (as that term is defined in Section 4.2.3, below) below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base

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Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    "Base Year" shall mean the period set forth in Section 5 of the Summary.
4.2.2    "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."
4.2.3    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
4.2.4    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair or operation of the Project, or any portion thereof, as determined in accordance with sound real estate management and accounting practices, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing and maintaining the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project, and the commercially reasonable deductible portion of any insured loss otherwise covered by such insurance, provided that the deductibles of such insurance carried by Landlord in any Expense Year is no lower than the deductibles for such insurance carried by Landlord in the Base Year except to the extent such lower deductible is comparable to the deductibles for insurance then being carried by landlords of Comparable Buildings; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project, as well as costs incurred in connection with the provision of any Shuttle Service (as defined in Section 29.41 below); (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space (and if such management office is shared with other buildings owned by Landlord and Landlord’s affiliates, then such fair rental value shall be equitably prorated between the Building and such other buildings) provided that the square footage of such management office space allocated to the management of the Building in any Expense Year is no greater than one hundred twenty-five percent (125%) of the square footage of such management

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office space allocated to the management of the Building in the Base Year; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of "Senior Asset Manager") engaged in the operation, maintenance and security of the Project; (ix) [INTENTIONALLY OMITTED]; (x) operation, repair and maintenance of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, renovation, restoration and repair of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and repair of curbs and walkways and repair to roofs, including, without limitation, roof patching; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the "Interest Rate," as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements (A) that are acquired to cause, in Landlord’s good faith judgment, an immediate (i.e., commencing within the first year after completion of such repairs or improvements or installation of such equipment) reduction in other Operating Expenses; (B) which are required in order for the Project, or any portion thereof, to maintain a certification under the U.S. Green Building Council's Leadership in Energy and Environmental Design ("LEED"), or other applicable certification agency in connection with Landlord’s sustainability practices for the Project (as such sustainability practices are to be determined by Landlord, in its reasonable discretion, from time to time); or (C) that are incurred due to any new Laws first enacted or made applicable to (x) Phase I Premises or the Common Areas after the Phase I Premises Lease Commencement Date or (y) with respect to Phase II Premises, or the Must-Take Space after the Lease Commencement Date applicable thereto; provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
(a)    costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project (including, without limitation, cost of construction of the "Base, Shell and Core" (as defined below) and the Improvements), and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants or other occupants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project and costs incurred in removing property and improvements of former tenants or other occupants of the Project;
(b)    except as set forth in items (xii), (xiii), and (xiv) above, depreciation or amortization of the Project and interest, principal payments, debt service, points, fees, penalties or other debt costs on mortgages and other debt instruments;

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(c)    costs for which Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier (or which would have been reimbursed by Landlord’s insurance carrier if Landlord had maintained the insurance required to be carried by Landlord under this Lease) or any tenant's carrier or by anyone else (except to the extent of commercially reasonable deductibles);
(d)    any reserves for bad debts, rent loss, capital items, future Operating Expenses or any other purpose;
(e)    costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;
(f)    salaries, wages, bonuses, and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare, and other fringe benefits, and vacation, holidays, and other paid absence benefits) of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Senior Asset Manager;
(g)    amount paid as ground rental for the Project by Landlord;
(h)    overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, unaffiliated third parties on a competitive basis;
(i)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, provided that any compensation paid to any concierge or parking attendants at the Project shall be includable as an Operating Expense;
(j)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

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(k)    all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;
(l)    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;
(m)    any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(n)    rent for any office space occupied by Project management personnel other than as set forth in item (vii) above;
(o)    costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;
(p)    expenses and costs relating in any way whatsoever to the identification, testing, monitoring and control, encapsulation, removal, replacement, repair, or abatement of any Hazardous Materials or mold (to the extent the same is defined as Hazardous Materials under applicable Law) within the Building or Project;
(q)    fees payable by Landlord for management of the Project in excess of three percent (3%) of Landlord’s gross revenues (adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent (at the lesser of the Base Rent per rentable square foot under this Lease and Landlord's asking rent for such vacant space), as contrasted with free rent, half-rent and the like, and grossed up to include any amounts for utilities paid directly by Tenant or other tenants of the Project), including base rent, pass-throughs, and monthly parking charges (but excluding the cost of after hours services or utilities and revenues received from telecommunications, fiber and similar providers who are not tenants of the Building), from the Project for any calendar year or portion thereof; provided that the management fee in the Base Year shall be calculated in the exact same manner as set forth in this subsection (q);
(r)    costs, fines, penalties, or interest incurred due to a violation of Laws or the terms and conditions of any lease by Landlord or any other tenant in the Project;
(s)    costs of repairs or other work occasioned by fire, windstorm, or other casualty, whether or not Landlord carries such insurance (except for any commercially reasonable insurance deductible which such deductibles shall be included in the definition of Operating Expenses);
(t)    costs incurred by Landlord for alterations, additions, and replacements which are considered capital expenditures under sound real estate management and accounting practices, consistently applied, except to the extent expressly set forth in item (xiii) above;

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(u)    to the extent the base, shell, and core of the Building (the “Base, Shell and Core”) relating to the Phase I Premises and the Common Areas is not in compliance with Laws as of the Phase I Premises Delivery Date, the costs of bringing the Base, Shell and Core relating to the Phase I Premises into compliance with applicable Laws;
(v)    to the extent the Base, Shell and Core relating to the Phase II Premises is not in compliance with Laws as of the Phase II Premises Delivery Date, the costs of bringing the Base, Shell and Core relating to the Phase II Premises into compliance with applicable Laws;
(w)    to the extent the Base, Shell and Core relating to the Must-Take Space is not in compliance with Laws as of the Must-Take Delivery Date, the costs of bringing the Base, Shell and Core relating to the Must-Take Space into compliance with applicable Laws;
(x)    repairs or other work paid for through condemnation proceeds;
(y)    repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials, or workmanship of the Project;
(z)    fees and penalties, including interest, incurred by Landlord due to violation by Landlord or any other tenant or occupant of the Building of applicable Laws, the terms and conditions of any lease, ground lease, mortgage or deed of trust, or other covenants, conditions or restrictions encumbering the Building or the land upon which the Building and the Parking Garage are located;
(aa)    brokerage commissions, attorneys’ and accountants’ fees related thereto, loan brokerage fees, closing costs, interest charges and other similar costs incurred in connection with the sale, refinancing, mortgaging, or selling, or change of ownership of the Project;
(bb)    all costs incurred by Landlord in connection with any dispute relating to Landlord’s title to or ownership of the Project or any portion thereof;
(cc)    contributions to political or charitable organizations;
(dd)    costs of correcting defects in the Building, and the Common Areas of the Project, or the equipment used therein and the replacement of defective equipment to the extent such costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord, except that conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;
(ee)    interest and penalties due to late payments of taxes and utility bills or any other obligations;
(ff)    any damage and repairs covered under any insurance policy carried by, or required to be carried by, Landlord;
(gg)    the costs of any “tenant relations” parties, events or promotions;

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(hh)    costs incurred in installing, operating and maintaining any specialty improvement not normally installed, operated and maintained in projects comparable to the Building, including, without limitation, an observatory, luncheon club, or athletic or recreational facilities;
(ii)    costs and expenses of providing HVAC service to other tenant spaces in the Building during non-Building Hours;
(jj)    costs and expenses to provide janitorial service, water, gas, fuel, steam, lights, sewer service and other utilities to other tenants or occupants of the Building materially in excess of amounts available to Tenant at no direct cost to Tenant (other than as a Direct Expense);
(kk)    Subject to Section 6.1.5 below, costs for janitorial services for any rentable area in the Premises to the extent Tenant provides such services to the Premises at its own cost;
(ll)    expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building;
(mm)    advertising or promotional expenditures, and the costs of acquiring and installing material signs in or on any of the Building identifying the owner of the Building, a Landlord Affiliate or any above-standard secondary signs for any other tenant or occupant of the Building;
(nn)    except as set forth in Section 4.2.4(xiii) above, costs relating to the repair of structural portions of the roof, foundations, floors and exterior walls and all structural seismic upgrading costs;
(oo)    costs of any mitigation fees, impact fees, subsidies, tap-in fees, development fees, connection fees or similar one time charges or costs (however characterized), imposed in connection with the issuance of a temporary certificate of occupancy for the Building or any expansion thereof
(pp)    costs of repairs or other work resulting from a casualty or occurrence with regard to which either Landlord or Tenant elects to terminate this Lease; and
(qq)    costs, expenses, fees or payments under any covenants, conditions and restrictions affecting the Project.
Notwithstanding the foregoing, for purposes of computing Tenant's Share of Operating Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than five percent (5%) per Expense Year on a compounding and cumulative basis over the course of the initial Lease Term. In other words, Controllable Expenses for the first Expense Year of the initial Lease Term after the Base Year shall not exceed one hundred five percent (105%) of the Controllable Expenses for the Base Year. Controllable Expenses for the second Expense Year of the initial Lease

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Term after the Base Year shall not exceed one hundred five percent (105%) of the limit on Controllable Expenses for the first Expense Year of the initial Lease Term after the Base Year, etc. By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the first Expense Year of the initial Lease Term after the Base Year, then Controllable Expenses for the second Expense Year of the initial Lease Term after the Base Year shall not exceed $10.50 per rentable square foot, and Controllable Expenses for the third Expense Year of the initial Lease Term after the Base Year shall not exceed $11.03 per rentable square foot (whether or not actual Controllable Expenses were less than, equaled or exceeded the limit on Controllable Expenses the prior year). “Controllable Expenses” shall mean all Operating Expenses with the exception of (1) the cost of union labor (including janitorial staff and security personnel), including labor which is not union as of the date of this Lease, but which unionizes after the date of this Lease (but only to the extent that such cost exceeds one hundred five percent (105%) of the competitive cost for the same rendered by non-unionized persons or entities of similar skill, competence and experience), (2) any utility costs, (3) any insurance costs, (4) Tax Expenses, (5) costs to comply with applicable Laws and other governmental requirements, (6) any market-wide cost increases resulting from extraordinary circumstances, (7) refuse removal costs, (8) the cost to comply with or related to any other agreements recorded against the Project, and (9) the cost of any capital improvements and expenditures included in Operating Expenses pursuant to this Section 4.2.4 above.
If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord in the Base Year or in any Expense Year, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to (and shall with respect to any Base Year) make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. If during any Expense Year after the Base Year a line item category is included in Operating Expenses that was not included in the Base Year due to a change in insurance requirements or in Landlord operations (i.e., if Landlord does not carry earthquake insurance in the Base Year but elects to carry such insurance in a subsequent Expense Year) (a “New Line Item”), Operating Expenses for the Base Year shall be adjusted to include the amount which would have been paid for such New Line Item in the Base Year had such New Line Item been included in the Base Year, as reasonably determined by Landlord (and, in the event that the New Line Item is initially incurred for only a partial Expense Year, the cost of such New Line Item shall be grossed up to represent a full calendar year for both the Base Year and the Expense Year in which the New Line Item first is incurred) and, following the expiration of the Expense Year during which the New Line Item initially occurs, Tenant shall be liable for Tenant’s Share of Operating Expenses for increases in Operating Expenses over the adjusted amount of the Base Year; provided, however, that any Operating Expenses that are renamed or recategorized (by applicable Laws or otherwise) or that otherwise in substance were included in the Base Year shall not be included in or treated as a New Line Item for purposes of this Section. Notwithstanding the foregoing, in no event shall

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Operating Expenses for any Expense Year following the Base Year but preceding the Expense Year in which the New Line Item occurs be retroactively adjusted as a result of such increase in the Operating Expenses for the Base Year, and in no event shall Tenant be entitled to a credit as a result of such increase. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. Except with respect to the management fee and any amortized costs for Operating Expenses incurred in any prior calendar year, including prior to the Effective Date, which are properly payable in subsequent Expense Years in accordance herewith, in no event shall any adjustments to Operating Expenses in any calendar year result in Landlord receiving from Tenant and other tenants more than one hundred percent (100%) of the cost of the actual Operating Expenses paid by Landlord in any such calendar year.
4.2.5    Taxes.
4.2.5.1    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof (including, without limitation, the land upon which the Building and the Parking Garage are located). If, for any tax fiscal year, the Project is not separately assessed, but is assessed jointly with other property, then Landlord shall equitably apportion such Tax Expenses for such tax fiscal year based upon allocable tax basis among the properties jointly assessed.
4.2.5.2    If, by applicable Law, any Tax Expenses may be paid in installments (whether or not interest accrues on the unpaid balance), then, for any calendar year, Landlord shall include in the calculation of such Tax Expenses only the amount of the installments (with any interest) due and payable during such year had Landlord selected the longest permissible period of payment.
4.2.5.3    Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance,

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refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) all of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.
4.2.5.4    Any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.2, above), there shall be excluded from Tax Expenses (i) any excess profits taxes, franchise taxes, gift taxes, capital stock or capital gains taxes, inheritance and succession taxes, estate taxes, documentary transfer taxes, federal or state income, corporate taxes or penalties incurred as a result of Landlord’s failure to pay taxes or to file any tax or informational returns and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. In addition to the foregoing, Tax Expenses shall exclude the value of tenant improvements in other tenants’ premises (as opposed to "Base Building" improvements, as that term is defined in Section 8.2 of this Lease), as allocated to such other tenants on the assessment and assessed for real property tax purposes at a valuation higher than One Hundred Dollars and No/100 ($100.00) per rentable square foot (the "Building Standard Improvement Value").
4.2.5.5    For each tax fiscal year occurring during the Lease Term and provided that Tenant is not in default beyond any applicable notice and cure periods under this Lease, Tenant may request that Landlord appeal the Tax Expenses (as defined below) for such year. Such request ("Tenant's Appeal Request") must be delivered by Tenant to Landlord at least thirty (30) days prior to the final date in which the appeal must be filed. Upon receipt of Tenant's Appeal Request,

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if Landlord is not independently appealing such Tax Expenses, Landlord shall retain a third-party in order to file and prosecute such appeal and shall, thereafter, diligently prosecute such appeal. Tenant may at any time in its sole discretion request Landlord to terminate an appeal it previously elected pursuant to Tenant's Appeal Request, and so long as the same does not have a material adverse impact on Landlord and/or Landlord’s management and operation of the Project (a “Material Adverse Tax Appeal Termination Impact”), as determined by Landlord in its reasonable discretion, Landlord shall so terminate such appeal; provided, however, that if Tenant requests termination of an appeal and Landlord elects in its sole discretion not to terminate such appeal following Tenant’s request for any reason other than due to a Material Adverse Tax Appeal Termination Impact, then Landlord shall pay all costs and expenses associated with such appeal from and after the date of Tenant’s request. If Tenant requests termination of an appeal and Landlord elects in its sole discretion not to terminate such appeal following Tenant’s request due to a Material Adverse Tax Appeal Termination Impact, then Tenant shall continue to pay all costs and expenses associated with such appeal. Tenant shall pay all costs incurred by Landlord in connection with any such appeal within thirty (30) days after Tenant's receipt of a reasonably detailed invoice. If the resulting appeal reduces the Tax Expenses for the tax fiscal year in question as compared to the original bill received for such tax fiscal year, then the costs for such appeal up to but not exceeding the amount of the reduction in Tax Expenses shall be included as an Operating Expense and passed through to the tenants of the Building and Landlord shall reimburse Tenant for the costs of such appeal so included in Operating Expenses; provided, however, that if Landlord continued the appeal at Landlord’s cost following Tenant’s request to terminate except for the reason of a Material Adverse Tax Appeal Termination Impact, then Landlord shall first reimburse its own costs of the portion of the appeal paid for by Landlord and then shall reimburse Tenant for the costs of the portion of the appeal paid for by Tenant. Tenant’s failure to timely deliver Tenant's Appeal Request as required above shall waive Tenant’s rights to request an appeal of such tax increase or assessment for the particular fiscal year. Nothing contained in this Section affects Tenant's obligation to timely pay Tenant's Share of Tax Expenses, which, until any appeal is concluded, shall be based on the original bill received by Landlord for the applicable tax fiscal year(s). Tenant’s obligations to pay Landlord for the costs of the appeal pursuant to this Section 4.2.5.5, and Tenant’s right to benefit from any reduction in the Tax Expenses, shall survive the expiration or earlier termination of this Lease in the event the appeal is not concluded until after the expiration or earlier termination of this Lease. Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord to obtain a reduction or refund of Tax Expenses.
4.2.5.6    In no event shall any decrease in Tax Expenses for any Expense Year below Tax Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.
4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.
4.3    Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail

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space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner. Any costs allocated to a Cost Pool which does not include a portion of the Premises shall be excluded from the definition of Direct Expenses for the purposes of this Lease.
4.4    Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "Excess"). Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be responsible for Tenant’s Share of Direct Expenses applicable to the Phase I Premises during the first twelve (12) full calendar months after the Phase I Premises Lease Commencement Date or applicable to the Phase II Premises during the first twelve (12) full calendar months after the Phase II Premises Lease Commencement Date.
4.4.1    Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant on or before May 1 following the end of each Expense Year, a statement (the "Statement") which shall state in general major categories the Direct Expenses incurred or accrued for the particular Expense Year, and which shall indicate the amount of the Excess. Upon request from Tenant, Landlord shall provide more detailed information with respect to the expenses incurred by Landlord with respect to any of the general major categories. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than eighteen (18) months following the expiration of any Expense Year (i.e. June 30 of the second year following the Expense Year), provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses which (x) were levied by any governmental authority or by any public utility companies, and (y) Landlord had not previously received an invoice therefor and which are currently due and owing (i.e., costs invoiced for the first time regardless of the date when the work or service relating to this Lease was performed), at any time following the Lease Expiration Date which are attributable to any Expense Year.

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4.4.2    Statement of Estimated Direct Expenses. In addition, prior to March 1 of each calendar year of the Lease Term, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth, in general major categories, Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. Upon request from Tenant, Landlord shall provide more detailed information with respect to the expenses incurred by Landlord with respect to any of the general major categories. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary; provided that Landlord may not revise the Estimate Statement or Estimated Excess more than once in any Expense Year. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied.
4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.
4.5.1    Tenant shall be responsible for the payment of any taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be, within thirty (30) days after Landlord’s demand therefor.
4.5.2    If the tenant improvements in the Premises (as opposed to the Base Building), whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the Building Standard Improvement Value, then, at Landlord's option, the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

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4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Parking Garage; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.6    Landlord's Records. Upon Tenant's written request given not more than one (1) year after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease with respect to the payment of Base Rent and/or Direct Expenses beyond applicable notice and cure periods, Landlord shall furnish Tenant with all reasonable supporting documentation in Landlord’s possession and control pertaining to the calculation of the Excess set forth in the Statement as Tenant may reasonably request. Landlord shall provide said documentation pertaining to the relevant Excess to Tenant within thirty (30) days after Tenant's written request therefor. Within one (1) year after receipt of a Statement by Tenant (the "Audit Period"), if Tenant disputes the amount of the Excess set forth in the Statement, an employee of Tenant with appropriate experience and financial responsibility within Tenant’s business or an independent, certified public accounting firm or other qualified financial consultant designated and reasonably approved by Landlord and paid for by Tenant (but in any event, not on a contingency fee basis), may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to the Excess set forth in the Statement at Landlord's corporate offices, provided that Tenant is not then in default with respect to the payment of Base Rent and/or Direct Expenses under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be (provided that Tenant may pay such amounts under protest). Tenant shall also have the right to review and dispute Direct Expenses for each Base Year in connection with Tenant’s review of any Expense Year after the applicable Base Year, but in no event later than the deadline for reviewing the 2021 Expense Year. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding an audit of the aforementioned Landlord records, and shall execute a commercially reasonable confidentiality agreement regarding such audit. Tenant's failure to audit the amount of the Excess set forth in any Statement within the Audit Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement. If after such audit, Tenant still disputes such Excess, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant who has not represented Landlord or Tenant or any of their affiliates in the preceding five (5) years (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval, and such determination by the Accountant shall be binding on Landlord and Tenant; provided that if the final determination ( as agreed upon by the parties or as determined by the Accountant) proves that Direct Expenses were overstated by more than three percent (3%), then the cost of the Accountant and the cost of such audit, in an amount not to exceed Ten Thousand and 00/100 Dollars ($10,000.00), shall be paid for by Landlord. If such final determination reflects that Tenant has overpaid the Excess for the period in question, then Landlord shall credit such Excess to Tenant’s next payment of Base Rent and Direct Expenses. If such final determination reflects that Tenant has underpaid the Excess, Tenant shall promptly pay such

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additional Excess to Landlord within thirty (30) days after such determination. Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable Law to audit such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5
USE OF PREMISES
5.1    Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.
5.2    Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) radio and/or television stations; and (v) retail or restaurant uses. Tenant shall pay for the cost of any modifications that are necessary to cause the Base Building to comply with applicable Laws to the extent arising from Tenant’s occupancy density for the Premises. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations; or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project including, without limitation, any "Environmental Laws" (as defined below) (collectively, “Laws”). Tenant shall not do or permit anything to be done in or about the Premises which will in any material way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Notwithstanding the foregoing provisions of this Section 5.2 to the contrary, Tenant need not comply with any Laws so long as Tenant is contesting the validity thereof or the applicability thereof in accordance with the remainder of this Section 5.2. Tenant, at its expense, after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Laws with which Tenant is responsible for compliance hereunder, provided that (a) the condition which is the subject of such contest does not pose a danger to persons or property, (b) the certificate of occupancy or other occupancy permit for the Premises or the Project is neither subject to being suspended nor threatened to be suspended by reason of non-compliance or otherwise by reason of such contest, and (c) Landlord is not subject to criminal penalty or to prosecution for a crime by reason of Tenant’s non-compliance or otherwise by reason of such contest.
5.3    [INTENTIONALLY OMITTED]

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5.4    Cafeteria. Incidental to the Permitted Use and subject to the TCCs set forth in this Section 5.4, Tenant shall have the right, but not the obligation, to use a portion or portions of the Premises, at its expense and in accordance with applicable Laws, for the installation and operation of a kitchen and cafeteria, which includes facilities for food and beverage preparation, handling, cooking, consumption and other associated facilities (the “Cafeteria”), in each case solely for use by Tenant and Tenant’s partners, employees, contractors, consultants, invitees and guests (collectively, the “Ancillary Use Parties”). Landlord acknowledges and agrees that Tenant shall have no obligation to construct any Cafeteria. To the extent that Tenant operates a Cafeteria, such operation shall be in compliance with all applicable Laws and Tenant shall obtain and maintain the approval of all applicable governmental authorities and all necessary permits and licenses from such applicable governmental authorities, to operate a Cafeteria. No cooking odors shall be emitted from the Premises other than through ventilation equipment and systems installed therein to service a Cafeteria in accordance with the provisions of this Section 5.4 (which odors shall in no event be unreasonable or constitute a nuisance), and, in any event, no cooking odors shall be emitted from the Premises to other tenants’ premises or the Common Areas within the Building. Any Cafeteria installed by Tenant shall be for the exclusive use of Tenant and the Ancillary Use Parties in the Premises, and in connection with Tenant's use of such Cafeteria, Tenant shall not sell any food or beverages in or from the Premises at any time and/or serve any food and beverages in or from the Premises at any time to the general public. Except as expressly set forth to the contrary in this Lease, any alterations or improvements to install a Cafeteria and/or to install any cooking, ventilation, air conditioning, grease traps, commercial kitchen and other equipment in or for the Premises with respect to a Cafeteria (collectively, the “Cafeteria Facilities”) shall be performed by Tenant, at its expense, subject to and in compliance with the provisions of Article 8 below and in compliance with all applicable Laws and shall be considered an Alteration (as defined below). A Cafeteria and the Cafeteria Facilities therein shall be maintained and operated by Tenant, at Tenant's expense: (i) in manner consistent with Comparable Buildings; and (ii) in compliance with all applicable Laws, the Rules and Regulations, and the other provisions of this Lease. In accordance with the TCCs of Article 7 below, Tenant shall at its sole cost and expense keep, to the reasonable satisfaction of Landlord, any Cafeteria, Cafeteria Facilities and the Premises free from vermin, rats, mice and insects, and, prior to the opening of a Cafeteria, obtain and maintain at all times during the Lease Term, a service contract with a person or company approved by Landlord (which approval shall not be unreasonably withheld or delayed) for the extermination of vermin, rats, mice and insects in and about the Premises. Tenant shall deliver copy of such service contract and any renewals thereof to Landlord upon Landlord’s written request therefor. Tenant shall have the sole responsibility, at its expense, for providing all janitorial service (including wet and dry trash removal) for and cleaning of any Cafeteria (and the Cafeteria Facilities therein), as well as all exhaust vents therefor (and shall enter into a direct contract therefor with a janitorial company, subject to the TCCs of Section 6.1.5 below), and shall pay for all cleaning costs incurred by Landlord in cleaning any affected portions of the Building or Project to the extent arising from Tenant's operation of a Cafeteria. In addition, Tenant shall pay for all janitorial services provided to any Cafeteria (which shall constitute supplemental janitorial services and not Building standard janitorial services) and for all increased costs incurred by Landlord with respect to the management, operation, maintenance and repair of the Buildings resulting from Tenant's operation of a Cafeteria, within thirty (30) days of receiving an invoice therefor together with reasonable supporting evidence. Notwithstanding anything to the contrary contained elsewhere is this Lease, if Tenant

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elects to install a Cafeteria and related Cafeteria Facilities, unless and to the extent Landlord otherwise expressly agrees in writing, Tenant shall remove such Cafeteria and related Cafeteria Facilities upon the expiration or earlier termination of this Lease as to such portion of the Premises.
5.5    Fitness Center. Incidental to the Permitted Use, Tenant shall have the right, but not the obligation, to use the existing fitness center located on the eighth (8th) floor of the Premises (the “Existing Fitness Center”) or to use another portion of the Premises, at its expense and in accordance with applicable Laws and TCCs of this Section 5.5, for the installation and operation of a new fitness center (the “New Fitness Center”), in each case solely for use by Tenant and the Ancillary Use Parties in the Premises. Landlord acknowledges and agrees that Tenant shall have no obligation to construct the New Fitness Center or to operate (except as otherwise expressly provided in this Section 5.5) the Existing Fitness Center. The Existing Fitness Center and the New Fitness Center, if applicable, are sometimes individually and collectively referred to herein as the “Fitness Center”. For the avoidance of doubt, a portion of the Premises shall not be deemed a “Fitness Center” hereunder if such portion does not include all of the following: cardio, weights, strength conditioning equipment, showers, floor mats, locker rooms, and mirrored walls consistent with fitness facilities. Tenant’s installation, use, operating and maintenance of the Fitness Center shall be subject to Tenant’s receipt, at its sole cost and expense, of all applicable governmental approvals related to the installation and operation of the Fitness Center and compliance with all applicable Laws, and may include, without limitation, the following primary uses: weight and aerobic training, personal training, aerobics, free weights, and installation of treadmills, stationary bicycles, elliptical machines, and stair-climbing machines, and shall in no event include installation or operation of a swimming pool, sauna or whirlpool facilities. Tenant shall install the New Fitness Center (or any modifications to the Existing Fitness Center) in accordance with the TCCs of Article 8 of this Lease or the TCCs of the Work Letter (if constructed by Tenant as part of the Improvements). If Tenant installs the New Fitness Center pursuant to this Section 5.5, in no event shall the New Fitness Center be located on a floor of the Building that is directly above and contiguous to a floor of the Building occupied by another tenant. Tenant shall be solely responsible for the structural engineer's costs of reviewing Tenant's plans and specifications and Tenant shall install any floor supports recommended by such structural engineer. In addition, Landlord, in its reasonable discretion, may require the installation of emergency drainage and Water Sensors (as that term is defined in Section 29.35 below) in connection with the installation of any new shower facilities in the Fitness Center, at Tenant’s sole cost and expense. Tenant shall pay for the cost of any changes to the Building Systems, Building Structure or Base Building arising from any such work performed with respect to the Fitness Center in accordance with Article 8. The Fitness Center shall be for the exclusive use of Tenant and the Ancillary Use Parties in the Premises (collectively, the "Fitness Center Users") and Tenant shall not make the Fitness Center available to other tenants or occupants of the Project (or their employees) or to members of the general public. The Fitness Center shall be of a reasonable size to provide fitness services to the Fitness Center Users. Tenant or Tenant's third party operator of the Fitness Center (either to be known as the "Fitness Center Provider") shall notify all Fitness Center Users that Landlord and the Landlord Parties are not responsible for, nor affiliated with, the operation of the Fitness Center. Landlord may, but shall not be obligated to, post signage at and/or about the Fitness Center disclaiming liability for the operation and management of the Fitness Center. Landlord shall have no responsibility with respect to the quality, care or services provided by the Fitness Center, or for any acts or omissions of any Fitness Center

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Provider in connection with the operation of the Fitness Center. Furthermore, Tenant, for Tenant and for all Fitness Center Users and Fitness Center Providers, hereby agrees that the Landlord Parties shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Fitness Center by any Fitness Center Users. Tenant's obligations under this Section 5.5 are cumulative and in addition to all other obligations of Tenant under this Lease. Tenant shall have the sole responsibility, at its expense, for providing all janitorial service for and cleaning of the Fitness Center (and shall enter into a direct contract therefor with a janitorial company, subject to the TCCs of Section 6.1.5 below), and shall pay for all cleaning costs incurred by Landlord in cleaning any affected portions of the Building or Project resulting from Tenant's operation of the Fitness Center. In addition, Tenant shall pay for all janitorial services provided to the Fitness Center (which shall constitute supplemental janitorial services and not Building standard janitorial services) and for all actual and reasonable increased costs reasonably incurred by Landlord with respect to the management, operation, maintenance and repair of the Building resulting from Tenant’s operation of the Fitness Center, within thirty (30) days of receiving an invoice therefor together with reasonable supporting evidence. Notwithstanding anything to the contrary contained elsewhere is this Lease, if Tenant elects to install the New Fitness Center or modifies the Existing Fitness Center, unless Landlord otherwise notifies Tenant in writing, Tenant shall remove such Fitness Center and restore the portion of the Premises to a warm shell condition with all lighting and HVAC remaining in place or such other condition as may be required by Landlord at the time of Landlord’s approval of the applicable Alteration subject to the TCCs of the Lease (the “Restoration Condition”), upon the expiration or earlier termination of this Lease as to such portion of the Premises, but Tenant shall have no obligation to remove or restore the Existing Fitness Center in its configuration existing as of the date hereof.
5.6    Building Security Desk Use.
5.6.1    Tenant’s Desk Agent. For so long as Tenant and/or its Permitted Transferee leases and is in Occupancy of at least 138,745 rentable square feet of the Premises and there exists no Tenant default, beyond any applicable notice and cure period, that Tenant does not reasonably dispute (collectively, the “Security Desk Use Conditions”), Tenant shall have the right to maintain, at its sole cost and expense, one (1) receptionist and/or lobby attendant at the existing security desk (or any replacement thereof) located in the lobby of the Building (the “Building Security Desk”) for Tenant’s or Tenant’s Transferee’s exclusive benefit (“Tenant’s Desk Agent”), subject to the TCCs in this Section 5.6. In the event that Tenant maintains such Tenant’s Desk Agent at the Building Security Desk, such person shall be engaged by Tenant for such services all at Tenant’s sole cost and expense; provided, however, that Landlord shall provide Tenant’s Desk Agent with no less than approximately four (4) feet of counter space and approximately four (4) feet of desk space at the Building Security Desk at no additional cost to Tenant. Tenant shall notify Landlord in advance of the name and other information reasonably required by Landlord with respect to Tenant’s Desk Agent and Tenant shall comply with Landlord’s reasonable security protocols with respect to such Tenant’s Desk Agent. Tenant shall ensure that Tenant’s Desk Agent shall maintain a professional and first-class appearance and cooperate at all times and reasonably communicate at all times with Building employees regarding any security matters and/or operational issues with respect to the Building Security Desk and the Building and to follow all security protocols and rules

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and regulations implemented from time to time by Landlord with respect to the Building Security Desk and/or Tenant’s Desk Agent’s use thereof. Landlord acknowledges and agrees that, subject to this Section 5.6, Tenant’s Desk Agent shall be permitted to oversee access to the Premises in Tenant’s Desk Agent’s sole discretion, including without limitation, directing parties to the Premises and providing access and/or key card badges to third parties (provided, however, that the foregoing shall in no event modify or amend Landlord’s entry to the Premises which shall be governed by Article 27 of this Lease). Section 10.3 shall apply to Tenant’s use of the Building Security Desk and Tenant’s indemnity obligations pursuant to Section 10.1 shall apply to the acts and omissions of Tenant’s Desk Agent. In the event that Landlord reasonably determines that Tenant’s Desk Agent is not complying with Landlord’s security requirements or otherwise interfering with or compromising the Building’s security, then promptly following notice from Landlord, Tenant shall replace Tenant’s Desk Agent with another party reasonably acceptable to Landlord. If Tenant fails to do so within ten (10) business days following Landlord’s notice, Tenant’s right to maintain a Tenant’s Desk Agent pursuant to this Section 5.6 shall automatically terminate.
5.6.2    Tenant’s Security Equipment. During such time as Tenant maintains Tenant’s Desk Agent at the Building Security Desk pursuant to this Section 5.6, Tenant shall be entitled to install, at its sole cost and expense, certain security equipment related to Tenant’s operations at the Premises at the Building Security Desk. Any such security equipment installed by Tenant, including the manner of installation and the size and location of such equipment shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In no event shall such security equipment installed by Tenant unreasonably or adversely interfere with the Building’s systems and equipment or the operation of the Building Security Desk. Tenant shall coordinate the installation and operation of Tenant’s security equipment hereunder with Landlord to ensure that Tenant’s security equipment is compatible with the Building’s systems and equipment and to the extent that such equipment is not compatible with the Building systems and equipment, Tenant shall not be entitled to install or operate or replace it (and Tenant shall not actually install or operate or replace such security equipment unless Tenant has obtained Landlord’s approval of such compatibility in writing prior to such installation or operation). Tenant’s security equipment installed at the Building Security Desk shall be and shall remain in good working order and repair and compatible with any security systems and other Building systems of the Building and shall be installed and used in compliance with all other provisions of this Lease. In the event that Landlord reasonably determines that Tenant’s security equipment is interfering with the Building’s systems and equipment or the operation of the Building Security Desk, Tenant shall remove, at its sole cost and expense, such equipment promptly upon written notice from Landlord and repair any damage caused by such removal.
5.6.3    Termination of Right to Use Security Desk. Upon the earlier to occur of (a) the expiration or earlier termination of this Lease or (b) the date that Tenant no longer satisfies the Security Desk Use Conditions, Tenant shall no longer be entitled to maintain Tenant’s Desk Agent pursuant to this Section 5.6, and in such event, Tenant shall, at its sole cost and expense, cause Tenant's security equipment to be removed from the Building Security Desk and shall cause the areas in which such Tenant's security equipment was located to be restored to the condition existing immediately prior to the placement of such equipment except for ordinary wear and tear. If Tenant fails to timely remove such equipment or to restore the areas in which such equipment

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was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all reasonable, actual costs incurred by Landlord in so performing (including an amount equal to five percent (5%) of the cost thereof as an administrative fee) shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor together with reasonable supporting evidence. The TCCs of this Section 5.6 shall survive the expiration or earlier termination of this Lease.
5.7    Tenant's Security System. Tenant may, at its own expense, install its own security and access system for the Premises ("Tenant's Security System"), either as an Alteration or as part of the initial Improvements; provided, however, that in the event that, subject to Landlord’s reasonable approval, Tenant's Security System ties into the Building’s security system, Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to ensure that Tenant's Security System is compatible with the Building security system and the Building Systems. Any installation of Tenant's Security System, including Landlord’s approval thereof, shall comply with and be governed by the terms of Article 8 of this Lease or the Work Letter, as applicable. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation, repair, replacement, and removal of Tenant's Security System. Tenant’s Security System shall not (a) create (i) an adverse effect on the Building Structure; (ii) a non-compliance with applicable Laws; (iii) an adverse effect on the Building Systems; (iv) an effect on the exterior appearance of the Building; or (v) unreasonable interference with the normal and customary office operations of any other tenant in the Building, (b) affect Landlord's ability to operate the Building, (c) be visible from the exterior of the Premises, or (d) be installed in the Common Areas other than the fire stairs on floors of the Building upon which the Premises comprise the full floor. Tenant shall provide Landlord with any information reasonably required regarding Tenant's Security System in the event access to the Premises is necessary in an emergency. Tenant shall keep Tenant’s Security System in good operating condition and repair and Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System. Tenant’s Security System shall not make noise or visual alerts or alarms which disturb other occupants or which result in alarms or false alarms to which Landlord or its manager are called to respond. In no event shall Tenant install an access card reader system outside of the Premises (other than in the fire stairs) or any security cameras outside of the Premises. At Landlord's election prior to the expiration or earlier termination of this Lease, Tenant shall leave the Tenant's Security System in the Premises, in which event Tenant's Security System shall be surrendered with the Premises upon the expiration or earlier termination of this Lease and Tenant shall thereafter have no further rights with respect thereto. In the event that Landlord fails to elect to have the Tenant's Security System left in the Premises upon the expiration or earlier termination of this Lease, then Tenant shall remove the Tenant's Security System prior to the expiration or earlier termination of this Lease, and repair all damage to the Building resulting from such removal, at Tenant's sole cost and expense.
5.8    Use of Fire Stairs. During the Lease Term and subject to the TCCs set forth herein, Tenant shall have the right to the use of the Building fire stairs for travel between floors of the Building comprising the Premises. Tenant, at its sole cost and expense, shall be responsible for: (a) obtaining all necessary governmental and regulatory approvals, if any, for the use of the fire stairs; (b) complying with all applicable Laws with respect to the ongoing use of the fire stairs; (c) installing card key access systems on the entry doors leading from the fire stairs of said floors;

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and (d) tying Tenant’s security system into the Building security system in a manner reasonably approved by Landlord so that, among other things, the Building security system can distinguish between an authorized entry into the fire stairs by one of Tenant’s employees and an unauthorized entry by another party. Tenant’s plans and specifications for the proposed access system installed pursuant to this Section 5.8 shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord with a “master” card key so that Landlord shall have access through each fire stairs entry door. Tenant shall be solely responsible for the operation of such locking system and hereby waives any and all claims against Landlord and any Landlord Parties arising out of or in connection with parties gaining access to the Premises through the fire stairs due to a failure of Tenant’s Security System. Tenant shall be responsible for any additional cleaning costs with respect to the use of the fire stairs by Tenant’s employees. Tenant shall also be responsible for assuring that Tenant’s employees do not use the fire stairs for loitering, smoking or any other purpose other than travel between the aforesaid floors and use in the event of a fire or other emergency. In the event that Tenant no longer occupies any portion of a floor on which Tenant previously installed such access system, Tenant shall promptly remove such access system. Upon the earlier to occur of (i) the expiration or earlier termination of this Lease or (ii) the date that Tenant’s right to maintain such fire stairs access as to any particular floor shall terminate, Tenant shall, at its sole cost and expense, cause any access system installed by Tenant in connection such fire stairs usage to be removed and shall cause the areas in which such system was installed to be restored to the condition existing immediately prior to the placement of such system, ordinary wear and tear excepted. If Tenant fails to timely remove such access system or to restore the areas in which such area was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all reasonable and actual costs incurred by Landlord in so performing (including an administrative fee equal to five percent (5%) of the cost thereof) shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor together with reasonable supporting evidence. Tenant’s removal, restoration and payment obligations hereunder shall survive the expiration or earlier termination of this Lease.
ARTICLE 6

SERVICES AND UTILITIES
6.1    Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
6.1.1    Subject to limitations imposed by applicable Laws, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday. (collectively, the "Building Hours"), except for the date of observation of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays"). Notwithstanding the foregoing, if Landlord is unable to provide HVAC for normal comfort for normal office use in the Premises during Building Hours as required herein as a result of Tenant’s use of heat generating equipment in excess of customary use by technology tenants in

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Comparable Buildings which materially affects the temperature otherwise maintained by the air conditioning system, such failure shall not be deemed a breach of Landlord’s obligations pursuant to this Section 6.1.1.
6.1.2    Landlord shall provide an average of six (6) watts of electrical power per usable square foot on a demand-load basis to the Premises, exclusive of HVAC and Building Systems, at all times during the Lease Term (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment) (the “Electrical Capacity”), provided, however, Tenant shall not use electricity in the Premises in excess of the Electrical Capacity. Tenant will design Tenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Landlord shall designate the utility provider from time to time.
6.1.3    As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building Standard (as defined in the Work Letter) lighting fixtures within the Premises. In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.
6.1.4    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.
6.1.5    Janitorial Services.
6.1.5.1    Landlord shall provide Building standard janitorial services to the Premises, except on the dates of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other Comparable Buildings in accordance with Exhibit L attached hereto. Notwithstanding the foregoing, Tenant hereby acknowledges and agrees that Landlord shall have no obligation to provide any janitorial services to any Cafeteria or Fitness Center located at the Premises. Notwithstanding the foregoing, Tenant shall have the right, upon not less than sixty (60) days’ prior written notice to Landlord, to elect to provide all janitorial services, equipment and supplies and customary cleaning of the Premises (which, for the avoidance of doubt, shall include the Must-Take Space regardless of whether Tenant provides such notice prior to the Must-Take Effective Date) through Tenant’s employees or through a third party janitorial company, provided that such janitorial and cleaning services shall be performed in a manner and on a cleaning schedule consistent with Exhibit L attached hereto, and Tenant shall pay the cost of such contract directly to such janitorial services provider. Tenant agrees to include Landlord’s then-current janitorial company serving the Building in such bidding process for Tenant’s janitorial contract. Any third party janitorial company retained by Tenant shall be union, bonded, and shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld so long as such janitorial company performs janitorial services to Class A building standards in Comparable Buildings, provided that Landlord shall not be deemed to be unreasonable for disapproving any such janitorial company if Landlord in good faith believes performance of such work or provision of such services by such company would interfere with harmonious labor relations in the Building. Any third party janitorial company retained by Tenant shall comply at all times with Landlord security procedures and rules and regulations for the Project. In the event of a labor disturbance which may include demonstrations against Landlord or Tenant as a result of Tenant’s decision to provide its own janitorial services, equipment and supplies as opposed to Landlord providing the same, then Tenant shall have two (2) business days from the date that such disturbance commences to resolve the labor issues. If the issues continue after the expiration of such two (2) business day period, then Tenant shall employ Landlord’s janitorial service provider for the Project for the “core” cleaning functions provided to all other tenants of the Project. In the event that Tenant retains, at its sole cost, an approved third party janitorial company to provide all janitorial services, equipment and supplies to the Premises, then Landlord shall have no further obligation to provide such janitorial services, equipment or supplies to the Premises pursuant to this Section 6.1.5. For so long as Tenant is providing and paying directly for all janitorial services, equipment and supplies to the Premises at its sole cost and expense, Operating Expenses for the applicable Base Year with respect to the Premises and for any applicable Expense Year during which Tenant is providing all such janitorial services, equipment and supplies to the Premises (prorated for any partial year) shall exclude the cost that would have otherwise been payable by Landlord for providing Building standard janitorial services, equipment and supplies to the Premises and the cost of janitorial services, equipment and supplies provided to any other office tenant spaces in the Building (but the cost of janitorial services, equipment and supplies to the Common Areas shall in all events be included in Operating Expenses). During any such period Tenant is entitled to and provides janitorial services, equipment and supplies to the Premises in accordance with this Section 6.1.5, Tenant shall be entitled to a credit against Base Rent and Operating Expenses in an amount equal to Landlord’s actual costs for providing Building standard janitorial services, equipment and supplies to other office tenant spaces in the Building (the “Janitorial Credit”). Landlord estimates that the Janitorial Credit will be $2.63 per rentable square foot per year for janitorial services and $0.22 per rentable square foot per year for janitorial supplies for the 2018 Expense Year. If Tenant elects to provide janitorial services, equipment and supplies to the Premises pursuant to this Section 6.1.5 and commences to provide such janitorial services, equipment and services to the Premises during the Base Rent Abatement Period, then the Janitorial Credit shall accrue commencing as of the date Tenant commences provision of such janitorial services, equipment and services to the Premises notwithstanding that Tenant is not obligated to pay Base Rent during the Base Rent Abatement Period and shall be applied to the Base Rent due and payable commencing as of the expiration of the Base Rent Abatement Period. In addition, during any such period Tenant is entitled to and provides janitorial services, equipment and supplies to the Premises in accordance with this Section 6.1.5, Tenant shall be responsible for providing any breakrooms and changing rooms for Tenant’s janitorial service provider and shall store all supplies and equipment in connection with such janitorial services within the Premises or within a storage area leased by Tenant within the Project (provided that if any full floor of the Premises contains a janitorial closet, Tenant shall use the same during any such period during which Tenant provides janitorial services, equipment and supplies to the Premises). If at any time during the Lease Term, Tenant is no longer providing and paying directly for janitorial services, equipment and supplies to the Premises as provided herein, then Operating Expenses for the applicable Base Year with respect to the Premises and for any applicable Expense Year during which Tenant is not providing all such janitorial services, equipment and supplies to the Premises (prorated for any partial year) shall be adjusted to include the cost of janitorial services payable by Landlord for providing janitorial services, equipment and supplies to

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in the Building. Any third party janitorial company retained by Tenant shall comply at all times with Landlord security procedures and rules and regulations for the Project. In the event of a labor disturbance which may include demonstrations against Landlord or Tenant as a result of Tenant’s decision to provide its own janitorial services, equipment and supplies as opposed to Landlord providing the same, then Tenant shall have two (2) business days from the date that such disturbance commences to resolve the labor issues. If the issues continue after the expiration of such two (2) business day period, then Tenant shall employ Landlord’s janitorial service provider for the Project for the “core” cleaning functions provided to all other tenants of the Project. In the event that Tenant retains, at its sole cost, an approved third party janitorial company to provide all janitorial services, equipment and supplies to the Premises, then Landlord shall have no further obligation to provide such janitorial services, equipment or supplies to the Premises pursuant to this Section 6.1.5. For so long as Tenant is providing and paying directly for all janitorial services, equipment and supplies to the Premises at its sole cost and expense, Operating Expenses for the applicable Base Year with respect to the Premises and for any applicable Expense Year during which Tenant is providing all such janitorial services, equipment and supplies to the Premises (prorated for any partial year) shall exclude the cost that would have otherwise been payable by Landlord for providing Building standard janitorial services, equipment and supplies to the Premises and the cost of janitorial services, equipment and supplies provided to any other office tenant spaces in the Building (but the cost of janitorial services, equipment and supplies to the Common Areas shall in all events be included in Operating Expenses). During any such period Tenant is entitled to and provides janitorial services, equipment and supplies to the Premises in accordance with this Section 6.1.5, Tenant shall be entitled to a credit against Base Rent and Operating Expenses in an amount equal to Landlord’s actual costs for providing Building standard janitorial services, equipment and supplies to other office tenant spaces in the Building (the “Janitorial Credit”). Landlord estimates that the Janitorial Credit will be $2.63 per rentable square foot per year for janitorial services and $0.22 per rentable square foot per year for janitorial supplies for the 2018 Expense Year. If Tenant elects to provide janitorial services, equipment and supplies to the Premises pursuant to this Section 6.1.5 and commences to provide such janitorial services, equipment and services to the Premises during the Base Rent Abatement Period, then the Janitorial Credit shall accrue commencing as of the date Tenant commences provision of such janitorial services, equipment and services to the Premises notwithstanding that Tenant is not obligated to pay Base Rent during the Base Rent Abatement Period and shall be applied to the Base Rent due and payable commencing as of the expiration of the Base Rent Abatement Period. In addition, during any such period Tenant is entitled to and provides janitorial services, equipment and supplies to the Premises in accordance with this Section 6.1.5, Tenant shall be responsible for providing any breakrooms and changing rooms for Tenant’s janitorial service provider and shall store all supplies and equipment in connection with such janitorial services within the Premises or within a storage area leased by Tenant within the Project (provided that if any full floor of the Premises contains a janitorial closet, Tenant shall use the same during any such period during which Tenant provides janitorial services, equipment and supplies to the Premises). If at any time during the Lease Term, Tenant is no longer providing and paying directly for janitorial services, equipment and supplies to the Premises as provided herein, then Operating Expenses for the applicable Base Year with respect to the Premises and for any applicable Expense Year during which Tenant is not providing all such janitorial services, equipment and supplies to the Premises (prorated for any partial year) shall be adjusted to include the cost of janitorial services payable by Landlord for providing janitorial services, equipment and supplies to the Premises and the cost of janitorial services, equipment and supplies provided to any other office tenant spaces in the Building.
6.1.5.2    So long as Tenant is providing janitorial services to any portion of the Premises pursuant to this Section 6.1.5, Landlord shall give to Tenant on or before May 1 following the end of each Expense Year, a statement (the "Janitorial Credit Statement") which shall state the actual costs and expenses incurred or accrued for the particular Expense Year by Landlord for the provision of janitorial services, equipment and supplies to the other office tenant spaces in the Building, and which shall indicate the actual amount of the Janitorial Credit for such Expense Year. Upon request from Tenant (which shall be provided, if at all, within one hundred eighty (180) days after Tenant’s receipt of the Janitorial Credit Statement), Landlord shall provide more detailed information with respect to the expenses incurred by Landlord with respect to any of the costs and expenses on the Janitorial Credit Statement. Upon receipt of the Janitorial Credit Statement for each Expense Year commencing or ending during the Lease Term, if the actual amount of the Janitorial Credit is less than the estimated Janitorial Credit credited to Tenant during such Expense Year, Tenant shall pay, within thirty (30) days after receipt of the Janitorial Credit Statement, the full amount of the discrepancy for such Expense Year, and if the actual amount of the Janitorial Credit is greater than the estimated Janitorial Credit credited to Tenant during such Expense Year, Tenant shall receive a credit in the amount of such discrepancy against Rent next due under this Lease. The failure of Landlord to timely furnish the Janitorial Credit Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Section 6.1.5. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the actual Janitorial Credit for the Expense Year in which this Lease terminates, if the actual amount of the Janitorial Credit is less than the estimated Janitorial Credit credited to Tenant during such Expense Year, Tenant shall, within thirty (30) days after receipt of the Janitorial Credit Statement, pay to Landlord such discrepancy, and if the actual amount of the Janitorial Credit is greater than the estimated Janitorial Credit credited to Tenant during such Expense Year, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the discrepancy. The provisions of this Section 6.1.5.2 shall survive the expiration or earlier termination of the Lease Term.
6.1.5.3    So long as Tenant is providing janitorial services to any portion of the Premises pursuant to this Section 6.1.5, then in addition, prior to March 1 of each calendar year of the Lease Term, Landlord shall give Tenant a yearly expense estimate statement for janitorial services, equipment and supplies (the "Janitorial Estimate Statement") which shall set forth Landlord's reasonable estimate of the Janitorial Credit for such Expense Year. Upon request from Tenant, Landlord shall provide more detailed information with respect to the expenses incurred by Landlord for janitorial services, equipment and supplies. Tenant shall continue to receive a Janitorial Credit equal to the Janitorial Credit for the prior Expense Year until such time as Landlord provides the Janitorial Estimate Statement for the then current Expense Year, at which time the Janitorial Credit shall be revised in accordance with the Janitorial Estimate Statement. Throughout the Lease Term Landlord shall maintain books and records with respect to the janitorial services, equipment and supplies in accordance with sound real estate management and accounting practices, consistently applied.

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6.1.6    Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have at least one elevator available at all other times. Landlord shall provide nonexclusive freight elevator service upon reasonable request by Tenant (which use shall be scheduled in advance with Landlord, subject to other parties’ scheduled use of any such freight elevators).
6.1.7    Landlord shall provide on-site security and access control services for the Project twenty-four (24) hours a day, seven (7) days a week at a level equal to or greater than the security and access control services being provided by Landlord at the Project as of the Effective Date.
6.1.8    Tenant shall reasonably cooperate with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the normal and customary, proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems; provided that such rules and requirements shall not require Tenant to reduce its occupancy density for the Premises.
6.2    Overstandard Tenant Use. If Tenant uses electricity in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the reasonable cost of the increased wear and tear on existing equipment caused by such excess consumption (provided that in no event shall any such amount include any other mark-up or overhead added thereto); and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use HVAC during non-Building Hours, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such HVAC, and Landlord shall provide such HVAC to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. As of the date of this Lease, Landlord’s charge for after hours heating and air conditioning service is $300.00 per hour per three (3) floor increments selected by Tenant in Tenant’s sole discretion (subject to change from time to time only due to and to the extent of changes in the actual costs to Landlord without markup), and Landlord’s charge for after hours ventilation is $90.00 per hour per floor for fans (subject to change from time to time only due to and to the extent of changes in the actual costs to Landlord without markup), with a minimum of two (2) hours per request.
6.3    Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as otherwise expressly provided in Section 6.4 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by Force Majeure; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations

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under this Lease, except as otherwise provided in Section 6.4 or elsewhere in the Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.4    Abatement Event. If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease, (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the HVAC system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or (B) a failure to provide access to the Premises (the "Abatement Event"), Tenant shall give Landlord notice (the "Abatement Notice"), specifying such failure to perform by Landlord. If Landlord has not cured such Abatement Event within five (5) business days after the receipt of the Abatement Notice (or within five (5) days after the date Landlord otherwise had actual knowledge of such Abatement Event as reasonably demonstrated by Tenant) (the "Eligibility Period"), Tenant may immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period from the commencement of such Abatement Event until the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises; provided that if the entire Premises has not been rendered untenantable and unusable by the Abatement Event, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises (which shall be based on a ratio of the square feet of rentable area rendered untenantable and unusable to all of the rentable area leased by Tenant) so rendered untenantable and unusable and not used by Tenant. Notwithstanding the foregoing, in the event there is a disruption of services to the Premises, Landlord agrees to promptly use commercially reasonable efforts to resolve such failure of such services. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
6.5    Rooftop Rights. In accordance with, and subject to, the terms and conditions set forth in Article 8, below, and this Section 6.5, Tenant, on an non-exclusive basis, may use the Building’s roof for the installation and maintenance, at Tenant’s sole cost and expense, of one (1) satellite dish/antenna on the roof of the Building (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) (all such equipment is defined collectively as the “Telecommunications Equipment”). In the event Tenant desires to install one (1) additional satellite dish/antenna on the roof of the Building (and reasonable equipment related thereto), Tenant may request in writing Landlord’s consent to the same and Landlord shall grant such request if Landlord determines in its reasonable judgment that reasonable additional space is available for such use. The physical appearance and all specifications of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord, and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of

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the roof of the Building for the installation, maintenance and operation of the Telecommunications Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. Tenant shall maintain such Telecommunications Equipment, at Tenant’s sole cost and expense. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of the Lease, and shall return the affected portion of the rooftop and the Premises to the condition the rooftop and the Premises would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear excepted). Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications Equipment, and Landlord shall have no liability therewith. Such Telecommunications Equipment shall, in all instances, comply with applicable Laws.
6.6    Supplemental HVAC Units. Notwithstanding anything to the contrary contained in this Lease (but subject to any limitations on electricity capacity to the Premises as set forth in this Article 6), at any time during the Lease Term, Tenant shall have the right but not the obligation to install, in accordance with, and subject to, the terms and conditions set forth in Article 8, below (or in accordance with the Work Letter if installed as part of the Improvements), in the Premises, at Tenant’s sole cost and expense, subject to the application of the Improvement Allowance, as applicable, one (1) or more "Supplemental HVAC Unit" (defined below) in order to provide Tenant’s computer rooms, NOC, data center and/or other area(s) in the Premises with additional heating and cooling capacity. For purposes of clarification, Landlord shall only have a right to approve the manner and location in which Supplement HVAC Unit(s) are installed in the Premises (and Landlord shall not altogether disapprove of installation of Supplement HVAC Unit(s)). As used herein, the term “Supplemental HVAC Unit” shall mean, collectively, one or more self-enclosed electric heating and cooling unit of the size and tonnage, and having the specifications, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have access to and use of the then available capacity of the Building’s distributed water (i.e., water not used in the operation of the Base Building) for the use of tenants for such facilities and Tenant shall pay to Landlord an amount equal to the actual costs to supply such distributed water, including any increased depreciation of the Building Systems used to supply distributed water. At the end of the Lease Term, at Landlord’s option, Tenant shall either: (1) remove, at Tenant’s sole cost and expense, any Supplemental HVAC Unit and restore all portions of the Premises and the Building affected by such removal to their condition immediately prior to the installation of such equipment, ordinary wear and tear excepted; or (2) leave any such Supplemental HVAC Unit in place, in which event the Supplemental HVAC Unit shall be the property of Landlord.

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ARTICLE 7

REPAIRS
Landlord shall maintain in good condition and operating order and keep in good repair and condition, in a manner commensurate with the Comparable Buildings and in a clean, safe and neat condition, the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas servicing the Building, including the parking areas, landscaping and exterior Project signage (collectively, "Building Structure") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "Building Systems") and the Project Common Areas. The term “Building Systems”, for the avoidance of doubt, shall expressly exclude any heat pumps and variable air volume (“VAV”) boxes on any floor of the Premises (including, without limitation, any heat pumps and VAV boxes existing on any floor of the Premises as of the Effective Date). Notwithstanding anything in this Lease to the contrary, Tenant shall be liable for the reasonable, actual, out-of-pocket costs and expenses incurred by Landlord to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant's use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS Exception"). Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures, equipment, interior window coverings, and furnishings therein, and the floor or floors of the Building on which the Premises is located, in a manner consistent with first class office standards in the market in which the Project is located at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception as applicable to the Premises. If Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to repair within ten (10) business days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable and actual cost thereof (plus a five percent (5%) administrative fee) within thirty (30) days after Tenant's receipt of an invoice therefor together with reasonable supporting evidence. Landlord may, but shall not be required to, enter the Premises to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall enter the Premises pursuant to Article 27 of this Lease and shall otherwise use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives any and all rights under and

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benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar Law.
ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the Building Structure portions or the Building Systems or is visible from the exterior of the Building. If Landlord disapproves of any proposed Alterations, Landlord shall respond, in writing, stating the grounds for such disapproval, within ten (10) business days after receipt of Tenant’s request for approval of the proposed Alterations. If Landlord fails to respond with its approval or disapproval within ten (10) business days after receipt of Tenant’s request, then Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S ALTERATION" (the "Reminder Notice"). Any such Reminder Notice shall include a complete copy of Tenant's plans and specification for such Alteration. If Landlord fails to respond within five (5) business days after receipt of a Reminder Notice, then Tenant’s Alteration for which Tenant requested Landlord's approval shall be deemed approved by Landlord. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations do not (i) adversely affect the Building System or Building Structure, or effect the exterior appearance of the Building, or (ii) cost more than One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per floor in any one (1) calendar year (the "Cosmetic Alterations"). The construction of the initial improvements to the Premises, the Must-Take Space and any First Offer Space shall be governed by the terms of the Work Letter and not the terms of this Article 8.
8.2    Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable as to the manner in which such Alterations or repairs will be performed, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and any removal and/or restoration obligations required to be performed pursuant to the TCCs of Section 8.5 of this Lease. Landlord hereby approves NOVO Construction as Tenant’s contractor in connection with any Alterations performed on behalf of Tenant; provided that Landlord shall have the right, in its reasonable discretion, to revoke such prior approval of NOVO Construction if Landlord later determines that there has been a material and adverse change in NOVO Construction. If Landlord fails to respond with its approval or disapproval of Tenant's contractors within five (5) business days, then Tenant may send Landlord a reminder notice setting forth such failure containing the

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following sentence at the top of such request in bold, capitalized font at least twelve (12) points in size: "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN TWO (2) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S CONTRACTOR" (the "Contractor Reminder Notice"). If Landlord fails to respond within two (2) business days after receipt of a Contractor Reminder Notice, then Tenant’s contractor for which Tenant requested Landlord's approval shall be deemed approved by Landlord. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy of such permit to Landlord prior to the commencement of the work, and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's reasonable rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable Laws and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), all in conformance with the Construction Rules (as defined in the Work Letter attached hereto). In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. Since all or a portion of the Project is or may become in the future certified under the LEED rating system (or other applicable certification standard) (all in Landlord's sole and absolute discretion), Tenant expressly acknowledges and agrees that without limitation as to other grounds for Landlord withholding its consent to any proposed Alteration, Landlord shall have the right to withhold its consent to any proposed Alteration in the event that such Alteration is not compatible with such certification or recertification of the Project under such LEED rating system (or other applicable certification standard). The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises is located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to materially obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to materially obstruct the business of Landlord or other tenants in the Project. Tenant shall retain any union trades to the extent reasonably designated by Landlord. Further, Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute and Tenant shall deliver to Landlord a reproducible copy of the "as built" and CAD drawings of the Alterations, to the extent applicable, as well as copies of all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
8.3    Payment for Improvements. With respect to payments to be made to Tenant's contractors for any Alterations, Tenant shall (i) comply with Landlord's requirements for final lien

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releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. If payment is made directly to contractors, Tenant shall comply with Landlord's reasonable requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s third party engineers and other third party consultants (but not Landlord’s on-site management personnel) which are reasonably required to be engaged by Landlord for review of all plans, specifications and working drawings for the Alterations, within thirty (30) days after Tenant’s receipt of invoices from Landlord together with reasonable supporting evidence. Landlord shall not be entitled to receive an administrative or supervision fee with regard to repairs, Alterations or any other work arising from or related to this Lease except as expressly set forth herein unless Tenant hires Landlord to perform the Alterations, in which case, an administrative fee will be negotiated between Landlord and Tenant at that time. In connection with any Alterations (but not with respect to the Improvements which shall be governed by the Work Letter), Tenant shall pay Landlord an oversight fee equal to (a) three percent (3%) of the hard cost of the work up to Two Million Dollars ($2,000,000.00), (b) two percent (2%) of the portion of the hard cost of the work in excess of Two Million Dollars ($2,000,000.00) and up to Three Million Dollars ($3,000,000.00) and (c) one percent (1%) of the portion of hard cost of the work in excess of Three Million Dollars ($3,000,000.00).
8.4    Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant and Tenant’s Agents (as defined in the Work Letter attached hereto) carry insurance in accordance with Section 4.2.2.4 of the Work Letter attached hereto. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee; provided, however, Landlord shall not require the Original Tenant or any Permitted Transferee to obtain a lien and completion bond or some alternate form of security.
8.5    Landlord's Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises (excluding Tenant's removable trade fixtures, furniture or non-affixed office equipment), from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord and (ii) the "Improvements" (as that term is defined in the Work Letter) to be constructed in the Premises pursuant to the TCCs of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations or improvements in the Premises (including, without limitation, the Improvements), and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to the Restoration Condition; provided, however, if, in connection with its notice to Landlord with respect to consent or approval of any such Alterations, (x) Tenant requests Landlord's decision with regard to the removal and restoration of such Alterations, and (y) Landlord thereafter agrees in writing to waive the removal and restoration requirement with regard to such Alterations, then Tenant shall not be required to so remove such

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Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord's receipt of such request from Tenant with respect to Alterations, fails to address the removal and restoration requirement with regard to such Alterations, Landlord shall be deemed to have agreed to waive the removal and restoration requirement with regard to such Alterations. If Tenant is required to remove and restore an Alteration and fails to complete such removal and/or to repair any damage caused by the removal of such Alteration, and/or to return the affected portion of the Premises to the Restoration Condition, then at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, and/or (B) Landlord may do so and may charge the actual, reasonable out-of-pocket costs thereof to Tenant, which costs shall be paid to Landlord within thirty (30) days after receipt of invoice together with reasonable supporting evidence. Notwithstanding the foregoing, Tenant shall not be required to remove any Cosmetic Alterations, any Typical Office Improvements (defined below), other than Lines (as defined in Section 29.32 below), or, to the extent existing as of the date of this Lease, any Specialty Alterations within the Premises, upon the expiration or earlier termination of this Lease. The term “Typical Office Improvements” shall mean any Alterations that are, when constructed, meet Building Standards and are otherwise customary for general office use in similar Class A office buildings in San Francisco, including office improvements such as gypsum board, partitions, ceiling grids and tiles, lighting, paint, carpet and doors but shall in all events exclude any Specialty Alterations (defined below). As used herein, the term “Specialty Alterations” shall include, without limitation, internal staircases (other than any existing as of the date hereof), raised flooring, vaults, showers (other than any existing as of the date hereof), rolling file systems, fitness centers (except the Existing Fitness Center as provided in Section 5.5), commercial kitchens and cafeteria equipment, and any alterations or improvements which affect the Building Structure or Building Systems, involve material plumbing connections (including, without limitation, showers and kitchens), perforate, penetrate or require reinforcement of a floor slab (such as interior stairwells) or high-density filing or racking systems), extend or increase the size of the existing electrical infrastructure (i.e., transformers, etc.) or are visible from outside the Premises. For the avoidance of doubt, at the expiration or earlier termination of this Lease, Tenant shall not be required to remove any Water Sensors (whether existing in the Premises as of the Effective Date or subsequently installed by Tenant during the Lease Term) or any of the Alterations and/or Specialty Alterations which exist in any Phase of the Premises at the time that Landlord delivers such Phase of the Premises to Tenant, including, for the avoidance of doubt: (i) the Existing Fitness Center, (ii) the existing extra set of women’s restrooms on the fifth (5th), sixth (6th), seventh (7th), eighth (8th) and eleventh (11th) floors of the Building, (iii) the existing showers on the eighth (8th) floor of the Building, (iv) the existing extra set of men’s restrooms on the eighth (8th) floor of the Building, (v) the interconnecting stairwell between the fifth (5th) and sixth (6th) floors of the Building, and (vi) the interconnecting stairwell from the thirteenth (13th) to the fifteenth (15th) floors of the Building. Landlord shall not unreasonably withhold or delay its approval with respect to what Improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. Except as otherwise expressly provided in this Section 8.5, Tenant, at its sole cost and expense, shall remove any Specialty Alterations in the Premises (including, without limitation, any portions of the Improvements that constitute Specialty Alterations) on or before the expiration or sooner termination of this Lease, and repair any damage to the Premises and

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Building caused by such removal and return the affected portion of the Premises to the Restoration Condition.

ARTICLE 9

COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE
10.1    Indemnification and Waiver. Except to the extent arising from the negligence or willful misconduct of Landlord or the "Landlord Parties" (as that term is defined below), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (each, a “Landlord Party” and, collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from: (a) any causes in, on or

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about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any negligence or willful misconduct of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person, in, on or about the Project (collectively, "Tenant Parties"); (e) any violation by Tenant or any Tenant Party, acting within the scope of such Tenant Party’s work or engagement at the Project, of any Law with respect to the Premises, the Project and/or Tenant’s leasehold estate hereunder; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises. Landlord shall indemnify, defend, protect, and hold harmless Tenant and the Tenant Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from (1) the negligence or willful misconduct of Landlord or any Landlord Party and/or any of their affiliates in, on or about the Project or (2) any violation by Landlord or any Landlord Party, acting within the scope of such Landlord Party’s work or engagement at the Project, of any Law with respect to the Project. Each party's agreement to indemnify the other pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by such party pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to such party’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.
10.2    Tenant's Compliance With Landlord's Fire and Casualty Insurance. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase; provided, however, Landlord hereby covenants that the use of the Premises for the Permitted Use shall not increase the premiums for Landlord's insurance policies.
10.3    Tenant's Insurance. Throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year (or shall provide for automatic renewal), or the length of the remaining term of this Lease, whichever is less.
10.3.1    Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant's operations, occupancy or maintenance of the Project and all areas appurtenant thereto. Such insurance shall be written on an "occurrence" basis. Landlord and any other party Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service

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Organization's form CG2011 or a comparable form. Tenant shall provide an endorsement or policy excerpt showing that Tenant's coverage is primary and any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$16,000,000 each occurrence
Personal Injury and Advertising Liability	$16,000,000 each occurrence
Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000
10.3.2    Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.5 below.
10.3.3    Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.
10.3.4    Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.
10.3.5    Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Improvements and Tenant’s Alterations (excluding the Base Building), and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form and (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains.

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10.3.5.1    No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.
10.3.5.2    Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective "special form" property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all subtenants and licensees of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.2.4 and to obtain such waiver of subrogation rights endorsements (and Landlord shall deliver to all subtenants and licensees of the Premises a reciprocal waiver of claims similar to the waiver in this Section 10.5). If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys' fees) arising out of, resulting from, or relating to, such failure.
10.4    Landlord’s Insurance. Landlord shall insure the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Landlord shall also carry rent continuation insurance. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Project or the ground or underlying lessors of the Project, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Project shall be materially comparable to the coverage and amounts of insurance which are carried by landlords of Comparable Buildings (provided that in no event shall Landlord be required to carry earthquake insurance). Landlord shall carry commercial general liability insurance with a combined single limit coverage of at least $3,000,000.00 per occurrence. All such insurance shall be obtained from insurers which meet the requirements of Section 10.5 below. This policy shall include coverage for liabilities assumed under this Lease as an insured contract. Duly executed certificates showing the material terms for the same, shall be deposited with Tenant on the date Tenant first occupies the Premises and upon renewals of such policies upon written request. Any failure of Landlord to obtain and maintain the insurance policies and

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coverages required hereunder or failure by Landlord to meet any of the insurance requirements of this Lease beyond applicable notice and cure periods shall entitle Tenant to pursue, exercise or obtain any of the remedies provided for in Section 19.5 below, and Landlord shall be solely responsible for any loss suffered by Tenant as a result of such failure.
10.5    Form of Policies. The minimum limits of policies of insurance required of each party under this Lease shall in no event limit the liability of such party under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-VII (or to the extent AM Best ratings are no longer available, then a similar rating from another comparable rating agency) and licensed to do business in the State of California, (ii) be in a commercially reasonable form and content and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.5), (iii) neither party shall do or permit to be done anything which invalidates the required insurance policies. If such policies of insurance do not contain a provision that the company writing said policy will give Landlord ten (10) days written notice in the event of non-payment of premium, then Tenant shall provide such written notice to Landlord within such ten (10) day period. Tenant shall deliver certificates thereof and applicable endorsements or policy excerpts which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) ten (10) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such certificates, and applicable endorsements or policy excerpts, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within ten (10) business days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.
10.6    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of the Comparable Buildings. Landlord may change the amounts and/or types of insurance required to be carried by Tenant in accordance with the preceding sentence only one time during the initial Lease Term and only one time during each Option Term, as applicable.
10.7    Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor's certificates of insurance at least seven (7) business days prior to the commencement of work in or about the Premises by any third-party contractor (collectively, a "Third Party Contractor") evidencing that such Third Party Contractor carries (i) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate, and (ii) the same insurance requirements that Tenant is obligated to carry pursuant to Sections 10.3.4 and 10.3.5, above. In addition, if such Third Party Contractor is a general contractor, then such Third Party Contractor shall be required to also carry $5,000,000

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in umbrella/excess insurance. All such insurance shall (a) name Landlord as an additional insured under such party's liability policies as required by Section 10.3.1 above and this Section 10.7, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor's commercial general liability insurance, and (c) be primary and any insurance carried by Landlord shall be excess and non-contributing.

ARTICLE 11

DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises. If the Base Building or any Common Areas shall be damaged by a fire or any other casualty (collectively, a "Casualty"), Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or Force Majeure delays, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other Laws. Within forty-five (45) days after the occurrence of any Casualty, Landlord shall cause to be delivered to Tenant an estimate (the “Casualty Repair Estimate”), prepared by a qualified, independent, experienced and reputable architect and/or general contractor and addressed to Tenant, of the number of days (assuming no Force Majeure delay), measured from the date of the Casualty, that will be required for Landlord to substantially complete the repair and restoration of the Base Building and the Common Areas (when such repairs are made without the payment of overtime or other premiums). Tenant shall promptly notify Landlord upon the occurrence of any damage to the Premises resulting from a Casualty, and Tenant shall promptly inform its insurance carrier of any such damage. Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and Alterations installed in the Premises in accordance with Article 8, above; provided, however, that Tenant shall not be obligated to (i) repair any injury or damage to the Existing Fitness Center or (ii) if the Casualty occurs in the last three (3) years of the Lease Term, expend more than One Hundred and 00/100 Dollars ($100.00) per rentable square foot of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof, but shall use commercially reasonable efforts to minimize interference with Tenant’s business during any such repairs. If such Casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises or any portion thereof is not occupied by Tenant as a result thereof, then during the time and to the extent the Premises is unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. If a portion of a floor of the Premises is unusable for the Permitted Use and Tenant cannot conduct business therein as a result thereof, it shall be reasonable for Tenant to terminate all business operations on such floor and therefore the entire floor shall be deemed unfit for occupancy for purposes of this Section 11.1. Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

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11.2    Termination Rights. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Base Building and Common Areas, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if one or more of the following conditions is present: (i) according to the Casualty Repair Estimate, repairs to the Base Building and Common Areas cannot be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be and all other leases for other tenants in the Project similarly impacted by the Casualty (excluding any portion of the Project leased by Landlord or a Landlord Affiliate) are terminated by Landlord acting in good faith; (iii) the damage occurs during the last twelve (12) months of the Lease Term (as may be extended by Option Term exercised by Tenant prior to the Casualty) and according to the Casualty Repair Estimate restoration and repair of the Base Building and Common Areas cannot be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums). Notwithstanding the terms of Section 11.1 of this Lease, Tenant may elect to terminate this Lease by notifying Landlord in writing of such termination within thirty (30) days after receipt of the Casualty Repair Estimate, such notice to include a termination date giving Tenant up to sixty (60) days to vacate the Premises, but Tenant may so elect only if one or more of the following conditions is present: (A) according to the Casualty Repair Estimate, repairs to the Base Building and Common Areas cannot be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums) or (B) the damage occurs during the last twelve (12) months of the Lease Term (as may be extended by Option Term exercised by Tenant prior to the Casualty) and according to the Casualty Repair Estimate restoration and repair of the Base Building and Common Areas cannot be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums). Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within ninety (90) days of the period of time set forth in the Casualty Repair Estimate, Tenant shall have the right to terminate this Lease by written notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date may be up to sixty (60) days after delivery of the Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period. At any time, from time to time,

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after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. If only the Premises and no other part of the Project is damaged by a Casualty and sufficient insurance proceeds to fully cover the repair and restoration in excess of Three Million Dollars ($3,000,000) (not including deductibles) are not received by Landlord (excepting any applicable deductibles), and, solely due to the failure to receive such receipt of insufficient proceeds in excess of Three Million Dollars ($3,000,000) Landlord elects to terminate this Lease and so notifies Tenant, Tenant may elect to pay all of the cost of repair and restoration (less available insurance proceeds and deductible, which shall be paid for in accordance with the terms and conditions of this Lease) in excess of Three Million Dollars ($3,000,000) (the “Tenant Contribution”) by delivering written notice of such election, together with payment of such Tenant Contribution, to Landlord within thirty (30) days after delivery of Landlord’s notice of election to terminate this Lease solely due to Landlord’s receipt of insufficient insurance proceeds to complete the repair and restoration work. In the event Tenant fails to timely tender notice to Landlord or deliver the Tenant Contribution to Landlord, Tenant shall be deemed to waive its right to elect to pay the same and Landlord’s termination of the Lease shall remain in full force and effect. Upon receipt of such notice and Landlord’s receipt of payment by Tenant of the Tenant Contribution, Landlord’s termination shall be deemed rescinded and, following Tenant’s delivery to Landlord of the Tenant Contribution, Landlord shall promptly proceed with the repair and restoration of the Premises and Landlord shall have no further ability to terminate the Lease due to Landlord’s receipt of insufficient insurance proceeds. If Landlord elects to terminate this Lease under this Section 11.2 and Tenant does not elect to pay the Tenant Contribution, this Lease shall terminate as of the date set forth in Landlord’s notice of election to terminate this Lease; provided, however, that Landlord may only elect to terminate this Lease pursuant to this Section 11.2 if all other Leases for other tenants in the Project similarly impacted by the Casualty (excluding any portion of the Project leased by Landlord or a Landlord Affiliate) are terminated by Landlord acting in good faith. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) the portion of insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) of Section 10.3.2 of this Lease.
11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
11.4    Date of Casualty. The terms and provisions of this Article 11 shall apply to any damage to the Building or the Project caused as a result of any Casualty, regardless of whether such damage occurs during, or prior to the commencement of, the initial Lease Term, and regardless of whether the cause of such Casualty was the acts, omissions, negligence or willful misconduct of Tenant or any Tenant Party.

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11.5    Parking Garage. If the Parking Garage is damaged by a Casualty and, as a result thereof, rendered inaccessible, Landlord shall use good faith, commercially reasonable efforts to provide alternative parking (such alternative parking, which may include the use of a reasonable valet and/or shuttle service, hereinafter “Alternative Parking”) until Landlord substantially completes the repair and restoration of the Parking Garage. All actual, reasonable costs and expenses incurred by Landlord in connection with providing the Alternative Parking to Tenant (up to the amount Tenant would have paid under this Lease for parking then-leased by Tenant pursuant to Section 28.1 that becomes unavailable due to the Casualty) shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor together with reasonable supporting evidence.
ARTICLE 12

NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
ARTICLE 13

CONDEMNATION
If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority if such taking or condemnation would render the operation of the Building economically unfeasible. If

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more than ten percent (10%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, any Improvement and Alterations paid for by Tenant without reimbursement, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated in proportion to the ratio that the amount of rentable square footage of the Premises taken bears to the total rentable square footage of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1    Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) a calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed documentation pertaining to the proposed Transfer (including, without limitation, any executed sublease or assignment agreement, as the case may be), including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) if Tenant proposes to assign the Lease

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other than to a Permitted Transferee Assignee, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Notwithstanding the foregoing, in the event that (A) stock in the entity which constitutes the proposed Transferee (as opposed to an entity that "controls" or is otherwise an "affiliate" of the proposed Transferee, as those terms are defined in Section 14.7 of this Lease) is publicly traded on a national stock exchange, and (B) the proposed Transferee has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls the proposed Transferee or with entities which are otherwise affiliates of the proposed Transferee) and such entity’s financial information is readily available in the public domain, then Tenant's obligation to provide Landlord with a copies of financial statement pursuant to clause (iv) of the preceding sentence shall be deemed satisfied. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, not to exceed $3,500.00 for a particular Transfer, within thirty (30) days after written request by Landlord.
14.2    Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall approve or reasonably disapprove of any proposed Transfer within ten (10) business days after receipt of request for approval. If Landlord fails to respond within such ten (10) business day period, then Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S REQUEST FOR TRANSFER" (the "Transfer Reminder Notice"). Any such Transfer Reminder Notice shall include a complete copy of Tenant's Transfer Notice. If Landlord fails to respond within five (5) business days after receipt of a Transfer Reminder Notice, then Tenant’s Transfer for which Tenant requested Landlord's approval shall be deemed approved by Landlord. The parties hereby agree that it shall only be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof;

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14.2.4    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;
14.2.5    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease, in each instance solely with respect to any tenant in the Building having a greater Occupancy than Tenant at the time of the proposed Transfer; or
14.2.6    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has actively negotiated with Landlord within the previous three (3) months to become a tenant of the Office Space (each of the foregoing referred to herein as a “Conflicted Tenant Transferee”); provided, however, Landlord must be able to accommodate such Conflicted Tenant Transferee with available office space in the Building which is comparable in size and within four (4) floors vertically of the Subject Space. If Landlord and any particular Conflicted Tenant Transferee do not enter into a lease of any portion of the Office Space for any reason (including, without limitation, the Conflicted Tenant Transferee’s determination that the portion of the Office Space offered by Landlord is not comparable to the Subject Space or is unacceptable for any reason) within ninety (90) days following Landlord’s disapproval of Tenant’s Transfer to such Conflicted Tenant Transferee pursuant to this Section 14.2.5, then, subject to the requirements of this Article 14, Tenant may Transfer the Subject Space to such Conflicted Tenant Transferee and Landlord shall have no further right to offer alternative space to the Conflicted Tenant Transferee or withhold its consent to such Transfer pursuant to this Section 14.2.5.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, Tenant shall be deemed to have waived any right to terminate this Lease as a result thereof, however, such waiver shall not limit any other rights and remedies available under this Lease at law or in equity for such claim.
14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable

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by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred. The Transfer Premium shall be calculated after first deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, and (iii) any brokerage commissions or legal fees in connection with the Transfer (“Transfer Costs”). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Tenant shall first recoup all Transfer Costs from the Transferee before any Transfer Premium must be paid to Landlord. Notwithstanding anything set forth herein to the contrary, in no event shall Tenant be required to pay a Transfer Premium in connection with a Transfer pursuant to Section 14.8 of this Lease, below.
14.4    Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, except in the case of a Transfer pursuant to Section 14.8 below and subject to the terms and conditions of this Section 14.4, Landlord shall have the option, by giving written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receipt of any Transfer Notice in the event of a proposed assignment of this Lease or a proposed sublease of any portion of the Premises for a term of seventy-five percent (75%) or more of the then-remaining Lease Term (including any exercised Option Term) pursuant to the proposed Transfer described in the Transfer Notice, to recapture the Subject Space. Such Recapture Notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to Transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.
Notwithstanding the above, if Landlord would be entitled to recapture all or any portion of the Premises in connection with a proposed Transfer pursuant to this Section 14.4, Tenant, prior to entering into a sublease or assignment, shall have the right to advise Landlord (the “Prior Notice”) of its intention to sublet the Premises or assign this Lease. In the Prior Notice, Tenant shall describe whether Tenant intends to assign its interest under the Lease or whether Tenant intends to sublease all or a portion of the Premises (and the portion of the Premises Tenant intends to sublease), and the expected effective date of the proposed assignment or sublease. Landlord, by providing notice to Tenant within thirty (30) days after receipt of the Prior Notice, shall notify Tenant of whether Landlord shall or shall not exercise its right to recapture the subject portion of the Premises. If Landlord fails to so notify Tenant within such thirty (30) day period after the Prior Notice, and if

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Tenant, within one hundred twenty (120) days after the earlier of (i) the date Landlord notifies Tenant Landlord shall not recapture the subject portion of the Premises, and (ii) the expiration of the thirty (30) days period, enters into the type of Transfer described in its Prior Notice with respect to the portion of the Premises described in the Prior Notice, then Landlord shall not have the right to recapture such portion of the Premises in connection with such Transfer.
14.5    Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Notwithstanding anything to the contrary set forth in this Lease, the Original Tenant shall not be bound by any amendment or agreement which is not expressly executed and delivered by the Original Tenant, and Landlord is not authorized or entitled to rely upon any assignee or subtenant to the contrary, whether or not the same is a Permitted Transferee. Tenant shall provide Landlord with a detailed statement setting forth the calculation of any Transfer Premium Tenant either has or will derive from such Transfer (which statement shall include reasonable documentation evidencing such calculation of Transfer Premium, if any). If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's reasonable costs of such audit up to a maximum of Five Thousand Dollars ($5,000.00).
14.6    Intentionally Omitted.
14.7    Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, beyond all applicable notice and cure periods expressly set forth in this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease

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against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.8    Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, or (E) an assignment or sublease to an entity acquiring and continuing Tenant’s business operations at or from the Premises, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (A) through (E) of this Section 14.8 hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least ten (10) business days prior to the effective date of any such assignment or sublease (or at least ten (10) business days after the effective date of such assignment or sublease if Tenant is prevented by Law or confidentiality requirements from disclosing such transaction to Landlord prior to the consummation thereof) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) either Tenant or such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to $150,000,000, (iv) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (v) the liability of such Permitted Transferee under an assignment shall be joint and several with Tenant. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.
ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to

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the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition given the length of the Lease Term, reasonable wear and tear, damage from casualty and condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. For purposes of clarification, upon the expiration of the Lease Term, Tenant shall have no obligation to “refresh” or upgrade the Premises, such as by painting or carpeting or modifying any fixtures. Upon such expiration or termination, in addition to Tenant's obligations under Section 29.32, below, except as otherwise set forth in this Lease, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, server and telephone equipment, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.
ARTICLE 16

HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (A) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (B) a percentage equal to one hundred fifty percent (150%). Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained herein. Tenant’s payment of Rent as set forth in this Article 16 shall be proportionately reduced for every floor of the Premises vacated by Tenant during any holdover period such that Tenant shall only pay Rent for those floor(s) of the Building actually not surrendered by Tenant in accordance with the terms and conditions of this Lease during all or any portion of any month of any holdover period on a per diem basis; provided, however, to the extent that Landlord has entered into a third-party lease with respect to a portion of the Premises (and Landlord has provided to Tenant notice of such lease at least sixty (60) days prior to the applicable Lease Expiration Date), and such third-party lease is applicable to one or more floors that Tenant has vacated and one or more floor that Tenant has failed to vacate, then Tenant shall be deemed to be holding over is all of the space governed by such third-party lease.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to vacate and deliver

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possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. Tenant acknowledges that any holding over without Landlord’s express written consent may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises.  Therefore, if Tenant fails to vacate and deliver the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits, resulting from such failure to vacate and deliver. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.
ARTICLE 17

ESTOPPEL CERTIFICATES; FINANCIAL INFORMATION
17.1    Tenant Estoppel. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form of Exhibit E, attached hereto, indicating therein any exceptions thereto that may exist at that time and shall also contain any other factual information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. If Tenant fails to timely execute, acknowledge and deliver such estoppel certificate (or provide written comments to any proposed certificate delivered by Landlord), Landlord may provide to Tenant a second written request with respect to such estoppel certificate which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER DELIVERY HEREOF IN ACCORDANCE WITH THE LEASE SHALL CONSTITUTE ACCEPTANCE OF AN ESTOPPEL CERTIFICATE”. If Tenant fails to execute and deliver such certificate (or provide written comments to any proposed certificate delivered by Landlord) within a five (5) business day period following the receipt of Landlord’s second written request therefor, such failure shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. If Tenant provides written comments to any estoppel certificate received from Landlord, then Tenant shall have five (5) business days following receipt of a revised estoppel certificate to execute, acknowledge and deliver to Landlord such revised estoppel certificate (or provide written comments to any such revised estoppel certificate delivered by Landlord) and the same process described above shall apply with respect

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to Tenant's failure to timely execute, acknowledge and deliver such revised estoppel certificate (or provide written comments to any proposed certificate delivered by Landlord).
17.2    Landlord Estoppel. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender, and shall also contain any other factual information reasonably requested by Tenant. If Landlord fails to timely execute, acknowledge and deliver such estoppel certificate (or provide written comments to any proposed certificate delivered by Tenant), Tenant may provide to Landlord a second written request with respect to such estoppel certificate which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER DELIVERY HEREOF IN ACCORDANCE WITH THE LEASE SHALL CONSTITUTE ACCEPTANCE OF AN ESTOPPEL CERTIFICATE”. If Landlord fails to execute and deliver such certificate (or provide written comments to any proposed certificate delivered by Tenant) within a five (5) business day period following the receipt of Tenant’s second written request therefor, such failure shall constitute an acknowledgment by Landlord that statements included in the estoppel certificate are true and correct, without exception. Any such certificate may be relied upon by any prospective assignee, lender, subtenant or investor of Tenant. If Landlord provides written comments to any estoppel certificate received from Tenant, then Landlord shall have five (5) business days following receipt of a revised estoppel certificate to execute, acknowledge and deliver to Tenant such revised estoppel certificate (or provide written comments to any such revised estoppel certificate delivered by Tenant) and the same process described above shall apply with respect to Landlord’s failure to timely execute, acknowledge and deliver such revised estoppel certificate (or provide written comments to any proposed certificate delivered by Tenant).
17.3    Financial Information. At any time during the Lease Term but in any event not more than once per Lease Year, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord agrees that Tenant’s financial statements are deemed to be Tenant’s confidential information. Landlord hereby agrees to maintain Tenant’s financial statements as proprietary and confidential and will take reasonable measures to avoid disclosure and unauthorized use of the financial statements (including, without limitation, measures at least as stringent as it takes to protect its own confidential information of a similar nature). Landlord agrees not to disclose Tenant’s financial statements to any third party other than as-needed to any lender, prospective lender, or purchaser and to Landlord’s attorneys, accountants, investment advisors and similar business advisors, provided that in the case of each such disclosure: (a) such disclosures are for bona fide business purposes related to the Project; (b) all such third parties have signed a commercially reasonable non-disclosure agreement prior to receiving any of Tenant's financial statements; and (c) in case of any breach by any such third party of the applicable non-disclosure agreement, Landlord shall not be liable to Tenant for such breach, but Landlord shall reasonably cooperate with Tenant, at Tenant's sole cost and expense, to enforce the terms of such non-disclosure

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agreement, including, without limitation, assigning Landlord's rights to enforce such non-disclosure agreement to Tenant. Notwithstanding the foregoing, the obligation of confidentiality provided for with respect to Tenant’s financial statements shall not apply to the extent the financial statements: (i) are required to be disclosed by applicable Laws after giving reasonable notice to Tenant to allow Tenant time to seek a protective order, to the extent permitted by applicable Laws, (ii) are, at the time of delivery, already in the lawful possession of the receiving party, (iii) are, at the time of disclosure, in a public offering or in the public domain, or, after disclosure by a person or entity not subject to the confidentiality obligations herein, has become part of the public domain, (iv) are independently developed (1) by the receiving party without breaching the confidentiality obligations herein, or (2) by parties who have not had, either directly or indirectly, access to or knowledge of the financial statements; or (v) are disclosed with Tenant’s prior written consent. Notwithstanding the foregoing, in the event that (A) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that "controls" Tenant or is otherwise an "affiliate" of Tenant, as those terms are defined in Section 14.7 of this Lease) is publicly traded on a national stock exchange, and (B) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied
ARTICLE 18

SUBORDINATION
This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed, ground lease or other security documents now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof (collectively, “Security Documents”), and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant’s agreement to subordinate this Lease to any Security Document shall be subject to Tenant’s receipt of an SNDA Agreement (as hereinafter defined). An “SNDA Agreement” shall mean a commercially reasonable subordination, non-disturbance and attornment agreement between Landlord, Tenant and the holder of such Security Document, which provides, among other things, that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Any SNDA Agreement shall expressly provide that (i) upon any party succeeding to the interest of Landlord under this Lease, such party shall be liable for the performance of Landlord’s construction obligations under this Lease, (ii) upon any party succeeding to the interest of Landlord under this Lease, such party shall be liable for the payment of any unpaid portion of the Improvement Allowance, (iii) the provisions of this Lease regarding any casualty or condemnation shall control notwithstanding any conflicting provisions in the Security Document, and (iv) Tenant’s right of set-off pursuant to Section 2.6 of the Work Letter below for failure to pay the Improvement Allowance or Section 29.24 below for failure to pay brokerage commissions shall remain in effect and upon any party succeeding to the

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interest of Landlord under this Lease, any accumulated amounts which Tenant may have to set-off against Rent and other amounts due under this Lease shall continue in full force and effect and be binding against such party and Tenant shall have the continued right to set-off such amounts against rent and other amounts due under this Lease (or, in lieu of the SNDA Agreement providing such express recognition of Tenant's right of set-off pursuant to Section 2.6 of the Work Letter for failure to pay the Improvement Allowance or Section 29.24 below for failure to pay brokerage commissions, Landlord may deliver to Tenant an unconditional, irrevocable standby letter of credit in the form and from an issuing bank meeting the requirements of the L-C to be delivered by Tenant to Landlord pursuant to Article 21 of this Lease and all of the other provisions of Article 21 below (other than the provisions regarding reductions in the L-C Amount) shall apply to such letter of credit (with such changes as necessary to reflect that the letter of credit is being delivered by Landlord to Tenant), in an amount equal to the sum of the then undisbursed amount, if any, of the Improvement Allowance and the unpaid commissions owed to Tenant's Broker, as protection for Tenant's ability to receive the Improvement Allowance pursuant to the terms of the Work Letter and for payment of commissions owed to Tenant's broker, and if the party succeeding to the interest of Landlord under this Lease fails to disburse the Improvement Allowance or to pay the commissions owed to Tenant's Broker, then Tenant may draw on the letter of credit in the amount and to the extent Tenant would have been able to off-set such amount pursuant to the terms of Section 2.6 of the Work Letter or Section 29.24 below, respectively). Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) business days of request by Landlord, execute an SNDA Agreement. If Tenant fails to timely execute such SNDA Agreement (or provide written comments to any proposed SNDA Agreement delivered by Landlord), Landlord may provide to Tenant a second written request with respect to such SNDA Agreement which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE AN EVENT OF DEFAULT”. If Tenant fails to execute such SNDA (or provide written comments to any proposed SNDA Agreement delivered by Landlord) with such five (5) business day period shall be deemed to be a material event of default hereunder (subject to additional notice and cure set forth in Section 19.1.1 below). Tenant waives the provisions of any current or future Law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. If Tenant provides commercially reasonable written comments to any SNDA Agreement received from Landlord, then Tenant shall have five (5) business days following receipt of a revised SNDA Agreement to execute, acknowledge and deliver to Landlord such revised SNDA Agreement (or provide commercially reasonable written comments to any such revised SNDA Agreement delivered by Landlord) and the same process described above shall apply with respect to Tenant’s failure to timely execute, acknowledge and deliver such revised

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SNDA Agreement (or provide commercially reasonable written comments to any proposed SNDA Agreement delivered by Landlord).

ARTICLE 19

DEFAULTS; REMEDIES
19.1    Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:
19.1.1    Any failure by Tenant (i) to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due or (ii) to execute or provide comments to a proposed SNDA Agreement in accordance with Article 18, unless such failure is cured within five (5) business days after notice; or
19.1.2    Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or
19.1.3    To the extent permitted by Law, (i) Tenant being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant for the benefit of creditors, or (iii) the filing by or against Tenant of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant the same is dismissed within ninety (90) days, or (iv) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant, unless possession is restored to Tenant within ninety (90) days, or (v) any execution or other judicially authorized seizure of all of Tenant's interest in this Lease, unless such seizure is discharged within ninety (90) days; or
19.1.4    Abandonment (as defined in California Civil Code Section 1951.3) of the Premises by Tenant; or
19.1.5    The failure by Tenant to observe or perform according to the provisions of Articles 5 (to the extent such failure causes a violation of Law by Tenant) or 14 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; provided that if the nature of such default is such that the same cannot reasonably be cured within a five (5) business day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default.

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The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law.
19.2    Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(a)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(b)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(c)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(d)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
(e)    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Notwithstanding the foregoing, Landlord’s damages in the event of any event of default by Tenant shall not include any construction costs paid or incurred by Landlord, any brokerage commissions or allowances paid by Landlord to Tenant (including the Improvement Allowance) or any free rent provided to Tenant (or any rent attributable to any period between the Delivery Date for any Phase of the Premises (and, if applicable, the Must-Take Space) and the Lease Commencement Date for such Phase of the Premises (or, if applicable, the Must-Take Effective Date)).

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19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
19.3    Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4    [INTENTIONALLY OMITTED]
19.5    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.
19.6    Landlord Default. Landlord shall be in default hereunder if Landlord shall fail to pay any sums payable by Landlord hereunder within thirty (30) days after the date such sum is due. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any non-monetary obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Notwithstanding the foregoing, if Landlord fails to perform an obligation required to be performed by Landlord hereunder which failure materially and adversely affects Tenant's ability to conduct business in the Premises and Tenant does not actually conduct business in the

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Premises as a result thereof, Landlord shall be in default of this Lease if Landlord fails to commence to perform such obligation within five (5) business days (or such lesser period of time as is reasonable under the circumstances or in the event of an emergency) after the receipt of notice from Tenant specifying in reasonable detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than five (5) business days (or such lesser period of time as is reasonable under the circumstances or in the event of an emergency) are required for its commencement of performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such five (5) business day period (or such lesser period of time as is reasonable under the circumstances or in the event of an emergency) and thereafter diligently pursues the same to completion. As used in this Section 19.6.1, the term “emergency” means any event which threatens immediate injury or health threat to individuals or damage to property Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any final award, which is not subject to appeal, from a court or arbitrator in favor of Tenant requiring payment by Landlord under this Lease which is not paid by Landlord within the time period directed by such award (plus interest on the amount of such award from the date incurred at the Interest Rate until such amount is offset by Tenant as provided herein) may, in addition to all other remedies available to Tenant at law or in equity by statute or otherwise, be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.
ARTICLE 20

COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21

LETTER OF CREDIT
21.1    Delivery of Letter of Credit. Tenant shall deliver to Landlord, within ten (10) days after Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L‑C‑") in the amount set forth in Section 8 of the Summary (the "L‑C Amount"), payable in the City of San Francisco, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (collectively, the “Bank’s Credit Rating Threshold”), which L-C shall be in the form attached hereto as Exhibit J and otherwise conforming in all respects to the

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requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. Landlord hereby approves the following as the Bank, if selected by Tenant: JP Morgan Chase, Wells Fargo Bank, Bank of America Merrill Lynch, Union Bank, PNC Bank, Comerica Bank, Sumitomo Corporation, Barclays Capital and Silicon Valley Bank. Landlord acknowledges and agrees that Silicon Valley Bank (the California bank subsidiary of SVB Financial Group) is approved as the Bank as of the Effective Date; provided, however, that if Silicon Valley Bank’s Bank’s Credit Rating Threshold falls to (i) a long term issuer credit rating from Standard and Poor’s Professional Rating Service of BBB or below or (ii) a long term issuer credit rating from Moody’s Professional Rating Service of BAA1 or below, then Landlord may elect for Tenant to replace the L-C with a L-C from a Bank that meets the Bank’s Credit Rating Threshold as set forth herein and Tenant shall, within thirty (30) days after written notice from Landlord of such election, provide Landlord with a replacement L-C which shall comply with all of the provisions of this Article 21. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), any replacement or substitute letter of credit from the assignee shall be subject to Landlord's prior written approval in accordance with the requirements of this Article 21.
21.2    In General. The L‑C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L‑C Expiration Date‑") that is no less than ninety (90) days after the expiration of the Lease Term, as the same may be extended, and Tenant shall deliver a new L‑C or certificate of renewal or extension to Landlord at least forty-five (45) days prior to the expiration of the L‑C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590:
21.2.1    Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, in connection with the assignment by Landlord of its rights and interests in and to this Lease, or separate from this Lease if such assignment is to Landlord's lender. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the L-C to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor from and after such transfer date, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.
21.2.2    No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any

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assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.
21.2.3    Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days after written notice from Landlord of the draw amount and required L-C Amount, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, then notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).
21.2.4    Renewal; Replacement. If the L-C expires earlier than the date that is sixty (60) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least forty-five (45) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the L‑C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its reasonable discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the L‑C Expiration Date.
21.2.5    Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Bank’s Credit Rating Threshold (a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L- C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
21.3    Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following

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shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L‑C Expiration Date, or (E) a Bank Credit Threat or Receivership (as those terms are defined in Section 21.2.5 above and Section 21.6.1 below, respectively) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (1) the L-C constitutes a separate and independent contract between Landlord and the Bank, (2) Tenant is not a third party beneficiary of such contract, and (3) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
21.4    Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
21.5    Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Section 21.3(D) or (E) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to

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pay for all losses and damages that Landlord has suffered (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (including, without limitation, damages that may be granted to Landlord under California Civil Code Section 1951.2) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the L‑C Expiration Date; provided, however, that if prior to the L‑C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
21.6    Bank Placed Into Receivership.
21.6.1    Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord's notice to Tenant of such Receivership (the "LC Replacement Notice"), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, or (ii) in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the foregoing ten (10) business day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Amount”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall, within sixty (60) days after the LC Replacement Notice, replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, and upon Landlord’s receipt and acceptance of such replacement L-C, Landlord shall return to Tenant the Interim Cash Amount, with no obligation on the part of Landlord to pay any interest thereon. If Tenant fails to comply in any respect with the requirements of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to (i) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) business day and sixty (60) day periods, (b) if applicable, retain such Interim Cash Amount until such time as such default is cured by Tenant, which retention shall not constitute a waiver of any right or remedy available to Landlord under the terms of this Lease or at law, and (c) pursue any and all remedies available to it under this Lease and at law, including, without limitation, if Tenant has failed to provide the Interim Cash Amount, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section

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21.2.5 above, to the extent possible pursuant to then existing FDIC policy. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L- C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
21.6.2    Interim Cash Amount. During any period that Landlord remains in possession of the Interim Cash Amount (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Amount shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Amount shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease, as amended, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Amount, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease, as amended. Tenant shall immediately pay to Landlord on demand any amount so applied in order to restore the Interim Cash Amount to its original amount, and Tenant’s failure to immediately do so shall constitute a default under this Lease, as amended. In the event Landlord is in possession of the Interim Cash Amount at the expiration or earlier termination of this Lease, as amended, and Tenant is in compliance with the covenants and obligations set forth in this Lease, as amended, at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Amount, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, as amended, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Amount are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Amount separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Amount with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Amount. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Interim Cash Amount, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Amount to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.
21.7    Reduction of L-C. Except as set forth in Section 21.8 hereof, the L-C Amount shall not be reduced during the period commencing as of the date of this Lease and continuing until the last day of the thirty-sixth (36th) full calendar month after the Phase II Premises Lease Commencement Date (the “Fixed Period”). If Tenant tenders to Landlord documentation evidencing that Tenant has fully satisfied the “L-C Reduction Conditions” (as defined below) at any time during the Lease Term (the “First L-C Reduction Notice”), the then current L-C Amount shall be reduced (the “First L-C Reduction”) by Two Million Dollars ($2,000,000) as of the later

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of delivery of the First L-C Reduction Notice and the expiration of the Fixed Period (such effective date being the “First Reduction Effective Date”). If at any time following the First Reduction Effective Date, Tenant tenders to Landlord documentation evidencing that Tenant has fully satisfied the L-C Reduction Conditions following the First Reduction Effective Date (the “Second L-C Reduction Notice”), the then current L-C Amount shall be reduced (the “Second L-C Reduction”) by an additional Two Million Dollars ($2,000,000) as of the later of the delivery of the Second L-C Reduction Notice and twelve (12) months following the First Reduction Effective Date (such effective date being the “Second Reduction Effective Date” and, together with the First Reduction Effective Date, each a “Reduction Effective Date”). For purposes of this Section 21.7, the “L-C Reduction Conditions” shall mean the following: (A) Tenant is not then in default under this Lease for which Tenant has received written notice pursuant to the TCCs of Section 29.18, (B) Tenant’s Financial Information reflects an average market capitalization that is no less than Two Billion Dollars ($2,000,000,000) during the trailing twelve (12) full consecutive calendar months immediately preceding the applicable Reduction Effective Date, (C) Tenant’s Financial Information reflects a tangible net worth (not including goodwill and other intangible assets) that is no less than Seventy-Five Million Dollars ($75,000,000), (D) with respect to the Second L-C Reduction only, the First Reduction Effective Date has not previously occurred during the twelve (12) consecutive full calendar months immediately preceding the Second Reduction Effective Date, and (E) Tenant has at least Five Million Dollars ($5,000,000) in free cash flow (i.e., net cash used in operating activities, less capital expenditures and capitalized software development costs) during the trailing twelve (12) consecutive calendar months immediately preceding the applicable Reduction Effective Date. Concurrent with Tenant’s delivery of the First L-C Reduction Notice or the Second L-C Reduction Notice (each, a “Reduction Notice”), Tenant shall deliver to Landlord for its review Tenant’s financial statements prepared in accordance with generally accepted accounting principles and audited by a public accounting firm reasonably acceptable to Landlord and otherwise in compliance with Article 17 evidencing Tenant’s full satisfaction of the L-C Reduction Conditions (“Tenant’s Financial Information”). Tenant’s Financial Information shall be certified as true, correct and complete by Tenant's chief financial officer, and at a minimum shall include an income statement, balance sheet and cash flow, and applicable notes thereto. Notwithstanding the foregoing, in the event that (A) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that "controls" Tenant or is otherwise an "affiliate" of Tenant, as those terms are defined in Section 14.7 of this Lease) is publicly traded on a national stock exchange, and (B) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant) which are readily available in the public domain, then Tenant’s obligation to provide Tenant’s Financial Information shall be deemed satisfied by the publicly available financial information for Tenant. As of the applicable Reduction Effective Date on which Tenant is entitled to a reduction of the L-C Amount pursuant to this Section 21.7, any reductions of the L-C Amount shall be accomplished by Tenant providing Landlord, at Tenant’s sole cost and expense, with an amendment to the existing L-C or a replacement L-C that fully complies in all respect to the requirements set forth in this Article 21 in the amount of the applicable reduced L-C as of such Reduction Effective Date. In the event that Tenant fails to deliver evidence demonstrating that Tenant has fully satisfied the applicable Reduction Conditions or if Tenant fails to deliver an amendment to the L-C or replacement L-C as required herein on or prior to the applicable Reduction Effective Date, then the L-C Amount shall not be reduced as of such Reduction

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Effective Date, but the terms of this Section 21.7 shall remain effective and the L-C Amount shall thereafter be reduced to the amount applicable to such Reduction Effective Date on the date that Tenant delivers to Landlord the Reduction Notice and evidence that Tenant has fully satisfied the L-C Reduction Conditions together with the amended or replacement L-C. Tenant’s rights to reduce the L-C Amount pursuant to this Section 21.7 shall be personal to the Original Tenant or its Permitted Transferee Assignee and may only be exercised by the Original Tenant and its Permitted Transferee Assignee (and not any sublessee or any other assignee or transferee of Tenant's interest in this Lease); provided, that if Original Tenant Transfers all or any portion of its interest in this Lease to any Transferee that is not a Permitted Transferee Assignee at any time following either Reduction Effective Date, then such Transferee shall not be required to restore the L-C Amount to the original L-C Amount set forth in Section 8 of the Summary.
21.8    L-C for Must-Take. Notwithstanding anything to the contrary contained in Section 1.4.4, if Tenant’s Financial Information reflects (i) an average market capitalization that is more than Three Billion Five Hundred Million Dollars ($3,500,000,000) during the trailing twelve (12) consecutive calendar months immediately preceding the date on which Tenant is required to deliver the amendment to the existing L-C or a new or replacement L-C pursuant to Section 1.4.4 above (such date is hereinafter referred to as the “Additional Must-Take L-C Delivery Date”); and (ii) that Tenant has at least Six Million Dollars ($6,000,000) in free cash flow (i.e., net cash used in operating activities, less capital expenditures and capitalized software development costs) during the trailing twelve (12) consecutive calendar months immediately preceding the Additional Must-Take L-C Delivery Date (collectively, the “Must-Take L-C Withdrawal Conditions”), then Tenant shall have no obligation to deliver such amendment to the existing L-C or a new or replacement L-C pursuant to Section 1.4.4. In addition, if Tenant does not meet the Must-Take L-C Withdrawal Conditions prior to the Additional Must-Take L-C Delivery Date and therefore delivers the amendment to the existing L-C or a new or replacement L-C pursuant to Section 1.4.4, if at any time following the Additional Must-Take L-C Delivery Date, Tenant meets the Must-Take L-C Withdrawal Conditions and Tenant is not then in default under this Lease beyond applicable notice and cure periods, Tenant may provide Landlord with written notice requesting that the L-C Amount be reduced by the Additional Must-Take L-C Amount (the “Must-Take L-C Reduction Notice”). Concurrent with Tenant’s delivery of the Must-Take L-C Reduction Notice, Tenant shall deliver to Landlord for its review Tenant’s Financial Information evidencing Tenant’s satisfaction of the Must-Take L-C Withdrawal Conditions. Provided that Tenant meets such Must-Take L-C Withdrawal Conditions as evidenced by Tenant’s Financial Information, reduction of the L-C Amount by the Additional Must-Take L-C Amount shall be accomplished by Tenant providing Landlord, at Tenant’s sole cost and expense, with an amendment to the existing L-C or a replacement L-C that fully complies in all respect to the requirements set forth in this Article 21. For the avoidance of doubt, Tenant may exercise its rights pursuant to this Section 21.8 at any time Tenant meets the Must-Take L-C Withdrawal Conditions regardless of whether Tenant has previously or is concurrently seeking a reduction in the L-C Amount pursuant to Section 21.7.

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ARTICLE 22

[INTENTIONALLY OMITTED]
ARTICLE 23

SIGNS
23.1    Full Floors. Subject to Landlord's prior written approval, in its reasonable discretion, with respect to any full floors of the Building comprising the Premises, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.
23.2    Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.
23.3    Building Directory. A building directory is located in the lobby of the Building. Tenant shall have the right, at Landlord's sole cost and expense as to Tenant's initial name strip, to designate one (1) name strip on such directory, and any subsequent changes to Tenant's name strip shall be at Tenant's sole cost and expense following Tenant's receipt of Landlord's consent thereto (which consent shall not be unreasonably withheld so long as Tenant’s new name is not an Objectionable Name).
23.4    Tenant’s Building Signage.
23.4.1    General. Subject to the TCCs of this Section 23.4, commencing as of the date which is six (6) weeks prior to the Phase II Premises Lease Commencement Date, Tenant, at Tenant's sole cost and expense, shall have (a) the exclusive right (except to the extent provided below) to install, repair and maintain a single sign depicting Tenant's name and/or logo on the exterior of the south side of the Building facing the Salesforce Transit Center at a location to be mutually agreed upon by the parties higher on the Building than the height of the Salesforce Transit Center (“Tenant’s Transbay Signage”), and (b) the non-exclusive right (in common with Landlord and other third parties) to install, repair and maintain a single sign depicting Tenant's name and/or logo on the exterior of the north side of the Building facing Mission Street at a location to be mutually agreed upon by the parties (“Tenant’s Mission Street Signage”). Tenant’s Transbay Signage and Tenant’s Mission Street Signage are individually and collectively referred to herein as “Tenant's Signage”. Notwithstanding anything to the contrary set forth herein, Landlord shall only have the right to install the following signage on the side of the Building where Tenant’s Transbay Signage is located: (i) any customary operational signage and signage identifying Landlord (or any Landlord Affiliates) or as required by applicable Laws, (ii) signage for any ground-floor retail tenants, including, eyebrow signage, and façade signage (not to extend higher than the second floor), provided that the location of any retail tenant signage is limited to the façade above the storefront and (iii) signage on the interior and exterior of the Parking Garage, if applicable. Tenant

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acknowledges and agrees that Landlord shall have the right to temporarily remove, relocate and replace Tenant’s Signage at Landlord’s cost in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Project.
23.4.2    Tenant's Signage Specifications and Permits. The graphics, materials, color, design, method of illumination, lettering, size, specifications, exact location of Tenant's Signage and the manner in which Tenant’s Signage is installed shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves of Tenant's name and logo and other specifications with respect to Tenant’s signage, as generally depicted on Exhibit I-1 attached hereto. Without limiting the foregoing, the size of Tenant’s Mission Street Signage shall not exceed fifty percent (50%) of the total square footage of signage space on the exterior of the Building facing Mission Street permitted by applicable Laws, including without limitation, any applicable Laws promulgated by the City and County of San Francisco from time to time, with respect to such exterior building signage; provided, however, if Landlord has approved Tenant’s Signage pursuant to this Section 23.4.2, the size of Tenant’s Mission Street Signage shall not be reduced if there is a subsequent reduction in the total square footage of signage space permitted by applicable Laws on the exterior of the Building facing Mission Street unless following such reduction in the total square footage of signage space permitted by applicable Laws Tenant replaces Tenant’s Mission Street Signage, then the new sign installed as Tenant’s Mission Street Signage shall not exceed fifty percent (50%) of such reduced total square footage permitted by applicable Laws. In addition, Tenant's Signage shall be subject to Tenant's receipt, at its sole cost and expense, of all required governmental permits and approvals (including, without limitation, any governmental permits and approvals required by applicable Laws with respect to the illumination of Tenant’s Signage) and shall be subject to all applicable Laws. Landlord shall use commercially reasonable efforts, at no cost or expense to Landlord, to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage initially, Tenant may continue its pursuit thereof and Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected. To the extent permitted by applicable Law, Tenant assumes all risk of defacement, damage, theft, loss and destruction of Tenant’s Signage due to any cause, including but not limited to, casualty, vandalism or any act or neglect of any other tenant, guest or occupant of the Project or any member of the public, and Landlord shall not be liable for any of the foregoing or obligated to carry insurance covering any of the foregoing.
23.4.3    Objectionable Name or Logo. To the extent Tenant desires to change the name and/or logo from that set forth on Exhibit I-1, any new name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the first-class quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building (an "Objectionable Name"). The parties hereby agree that the name "Okta" or any reasonable derivation thereof shall not be deemed an Objectionable Name.

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23.4.4    Termination of Right to Tenant's Signage. The rights contained in this Section 23.4 shall remain in full force and effect (a) during such time as Tenant and/or its Permitted Transferees leases and is in continuous Occupancy of at least 155,300 of the rentable square feet of the Premises leased by Tenant under this Lease; (b) there exists no Tenant default that Tenant does not reasonably dispute, for the longer of (i)  thirty (30) days and (ii)  any applicable notice and cure period; and (c) so long as Tenant installs such Tenant’s Signage prior to the twenty-fifth (25th) full calendar month following the Phase II Premises Lease Commencement Date (collectively, “Tenant’s Signage Conditions”). Upon the earlier to occur of (A) the expiration or earlier termination of this Lease or (B) ninety (90) days following the date that Landlord notifies Tenant that Tenant no longer satisfies Tenant’s Signage Conditions, (1) Landlord shall have the right to permit the installation of other signage on the exterior of the Building, subject to the TCCs of this Section 23.4.4, and (2) Tenant shall, at its sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage except for ordinary wear and tear. If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all reasonable, actual costs incurred by Landlord in so performing (including an administrative fee equal to five percent (5%)) shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor together with reasonable supporting evidence. In addition, if Tenant’s right to exclusive signage on the side of the Building on which Tenant’s Transbay Signage is located terminates following the date that Landlord notifies Tenant that Tenant no longer satisfies the Tenant’s Signage Conditions, such right to exclusive signage shall be of no further force and effect from and after the date of Tenant’s receipt of such notice from Landlord, regardless of whether Tenant once again satisfies Tenant’s Signage Conditions. Landlord acknowledges and agrees that if Tenant’s right to Tenant’s Signage terminates due to Tenant’s failure to meet the Tenant’s Signage Conditions set forth in item (a) or (c) above, Landlord shall not permit any other tenant, occupant or third party to install signage in the Tenant’s Signage locations unless such other tenant, occupant or third party directly leases and is in Occupancy of at least 155,300 rentable square feet of the Building. The TCCs of this Section 23.4.5 shall survive the expiration or earlier termination of this Lease.
23.4.5    Cost and Maintenance. Tenant shall at all times maintain Tenant’s Signage in good order, repair and condition to Landlord’s reasonable satisfaction. The costs of the actual sign comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, permits, and maintenance (including, if Tenant’s Signage is illuminated, relamping at reasonable intervals) and repair costs, shall be the sole responsibility of Tenant. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to commence within five (5) business days after receipt of such notice from Landlord and be completed within ten (10) business days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than ten (10) business days to perform, Tenant shall commence such repairs and/or maintenance within such five (5) business day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance

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within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as additional rent for the reasonable and actual cost (including an administrative fee equal to five percent (5%)) of such work. In the event Tenant’s Signage (or any portion thereof is illuminated), Tenant shall be responsible for the costs of electricity use in connection with the same (and the costs therefor shall not be included as part of Operating Expenses). Electricity for Tenant’s Signage may be submetered; provided, however, if electricity for Tenant’s Signage is not submetered, then (i) Landlord shall equitably estimate the cost of electricity for Tenant’s Signage; and (ii) Tenant shall pay Landlord the cost of electricity, as reasonably estimated by Landlord for Tenant’s Signage, within thirty (30) days after Landlord invoices Tenant therefor together with reasonable supporting evidence. If electricity for Tenant’s Signage is submetered, then Tenant shall pay the costs of electricity to Landlord within thirty (30) days after Landlord invoices Tenant therefor, based upon the metered readings.
23.4.6    Transfer. Tenant may transfer Tenant’s Signage to any Transferee not requiring Landlord approval pursuant to Section 14.8 or any Transferee approved by Landlord to the extent Landlord’s approval is required pursuant to Section 14.2; provided, that Tenant or any Transferee leases 155,300 rentable square feet of the Premises leased by Tenant under this Lease and such Transferee Occupies 155,300 rentable square feet of the Premises leased by Tenant under this Lease. If Tenant transfers Tenant’s Transbay Signage pursuant to this Section 23.4.6 to a Transferee other than a Permitted Transferee Assignee, such Tenant’s Transbay Signage shall be non-exclusive as to the applicable Transferee.
23.5    Tenant Lobby Signage.
23.5.1    General. Subject to the TCCs of this Section 23.5, commencing as of the date which is six (6) weeks prior to the Phase II Premises Lease Commencement Date, Tenant shall have the non-exclusive right to install, at Tenant's sole cost and expense, a single Tenant identification electronic video sign (the “Tenant’s Lobby Sign”) on one wall located in the ground floor lobby of the Building. So long as Tenant satisfies the “Dominant Lobby Sign Location Condition,” as that term is defined in Section 23.5.4 below, Tenant’s Lobby Sign may be placed in the dominant position (but at all times subject and subordinate to Landlord’s signage which may be installed in a position dominant to Tenant’s Lobby Sign) at the location as generally depicted on Exhibit I-2 attached hereto (the “Lobby Signage Area”). Tenant acknowledges and agrees that Landlord shall have the right to temporarily remove, relocate and replace Tenant’s Lobby Sign at Landlord’s cost to the extent necessary in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the lobby of the Building or the Project and provided that Landlord shall provide reasonably commensurate temporary signage and restore Tenant’s Lobby Sign to its original location as soon as reasonably practicable.
23.5.2    Tenant's Signage Specifications and Permits. The graphics, materials, color, design, lettering, size, specifications, the exact location of Tenant’s Lobby Sign and the manner in which Tenant’s Lobby Sign is installed shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, without limiting other reasons for which Landlord may reasonably withhold its approval, it shall be deemed reasonable for Landlord to withhold its approval of Tenant’s Lobby Sign if the

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same is inconsistent with, or otherwise not compatible with, the quality, design and style of the Project. Landlord hereby approves Tenant's name and logo depicted on Exhibit I-1 attached hereto for use in Tenant’s Lobby Sign. In addition, Tenant’s Lobby Sign shall be subject to Tenant's receipt, at its sole cost and expense, of all required governmental permits and approvals and shall be subject to all applicable Laws and to any covenants, conditions and restrictions affecting the Project. To the extent permitted by applicable Law, Tenant assumes all risk of defacement, damage, theft, loss and destruction of Tenant’s Lobby Sign due to any cause, including but not limited to, casualty, vandalism or any act or neglect of any other tenant, guest or occupant of the Project or any member of the public, and Landlord shall not be liable for any of the foregoing or obligated to carry insurance covering any of the foregoing.
23.5.3    Objectionable Name or Logo; Content. To the extent Tenant desires to change the name and/or logo on Tenant’s Lobby Sign from that set forth on Exhibit I-1, any new name and/or logo shall not be an Objectionable Name. The parties hereby agree that the name "Okta" or any reasonable derivation thereof shall not be deemed an Objectionable Name. The content on Tenant’s Lobby Sign shall at all times be first-class, tasteful and non-objectionable and shall otherwise be consistent with lobby signage in other Comparable Buildings. Without limiting the generality of the foregoing, in no event shall Tenant’s Lobby Sign contain any political content or paid general advertising or overtly display the name of or any content relating to any of Landlord’s competitors; provided, however, that references to Tenant’s current or prospective business partners or customers shall be permitted and shall not be deemed paid general advertising for purposes of this Section 23.5.3. Tenant’s Lobby Sign shall not emit sound without Landlord’s prior written consent, which consent shall not be unreasonably withheld.
23.5.4    Termination of Right to Tenant’s Lobby Sign. The rights contained in this Section 23.5 shall remain in full force and effect (a) during such time as Tenant and/or its Permitted Transferee leases and is in Occupancy of at least 155,300 of the rentable square feet of the Premises leased by Tenant under this Lease; (b) there exists no Tenant default that Tenant does not dispute, for the longer of (i) thirty (30) days and (ii) any applicable notice and cure period; and (c) so long as Tenant installs such Tenant’s Lobby Sign prior to the twenty-fifth (25th) full calendar month following the Phase II Premises Lease Commencement Date (collectively, “Tenant’s Lobby Sign Conditions”). In addition, Tenant’s right to maintain Tenant’s Lobby Sign in the dominant position in the Lobby Signage Area as provided above shall terminate upon written notice from Landlord (which shall include reasonably documentation of such termination of Tenant’s right) and be of no further force and effect in the event that Tenant (inclusive of any Permitted Transferees of Tenant) is no longer leasing more of the Office Space than any other tenant of the Building (taking into account the permitted transferees of any other tenants or occupants of the Project) or if at any time during the Lease Term Tenant no longer satisfies Tenant’s Lobby Sign Conditions (collectively, the “Dominant Lobby Sign Location Conditions”). In such event, Landlord shall have the right, at Landlord’s sole cost and expense, to relocate Tenant’s Lobby Sign (in which case Landlord shall also be responsible for repairing and restoring the Building to the condition existing prior to the installation of Tenant’s Lobby Sign) to a less dominant position commensurate with the number of rentable square feet leased by Tenant (inclusive of any Permitted Transferees of Tenant) as compared to other tenants in the Building. Upon the earlier to occur of (i) the expiration or earlier termination of this Lease or (ii) forty-five (45) days following the date

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that Landlord notifies Tenant that Tenant’s right to Tenant’s Lobby Sign shall terminate pursuant to this Section 23.5, Tenant shall, at its sole cost and expense, cause Tenant’s Lobby Sign to be removed and shall cause the areas in which such Tenant’s Lobby Sign was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Lobby Sign except for ordinary wear and tear. If Tenant fails to timely remove such Tenant’s Lobby Sign or to restore the areas in which such Tenant’s Lobby Sign was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all reasonable, actual costs incurred by Landlord in so performing (including an administrative fee equal to five percent (5%)) shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor together with reasonable supporting evidence. Landlord acknowledges and agrees that if Tenant’s right to Tenant’s Lobby Sign terminates due to Tenant’s failure to meet the Tenant’s Lobby Sign Conditions as set forth in item (a) or (c) above, Landlord shall not permit any other tenant, occupant or third party to install signage in the Tenant’s Lobby Sign location unless such other tenant, occupant or third party leases and is in occupancy of at least 155,300 rentable square feet of the Building. Further, if Tenant’s right to the dominant position in the Lobby Signage Area terminates due to Tenant’s failure to meet the Dominant Lobby Sign Location Conditions, Landlord shall not permit any other tenant, occupant or third party to install signage in such dominant position in the Lobby Signage Area unless such tenant, occupant or third party leases and is in occupancy of at least 155,300 rentable square feet of the Building and is the largest tenant of the Project. In addition, if Tenant’s right to the dominant position in the Lobby Signage Area terminates following the date that Landlord notifies Tenant that Tenant no longer satisfies the Dominant Lobby Sign Location Conditions, such right to dominant signage in the Lobby Signage Area shall be of no further force and effect from and after the date of Tenant’s receipt of such notice from Landlord, regardless of whether Tenant once again satisfies the Dominant Lobby Sign Location Conditions. The TCCs of this Section 23.5.4 shall survive the expiration or earlier termination of this Lease.
23.5.5    Cost and Maintenance. Tenant shall at all times maintain Tenant’s Lobby Sign in first-class order, condition and repair to Landlord reasonable satisfaction; provided, that, Landlord shall grant Tenant exclusive access to and use of all of Tenant’s apparatus, devices and equipment necessary to program, operate, use and maintain the Tenant’s Lobby Sign and access to the portions of the Project wherein such apparatus, devices and equipment are or may be located. The costs of the actual signs comprising Tenant’s Lobby Sign and the installation, design, construction, and any and all other costs associated with Tenant’s Lobby Sign, including, without limitation, permits and maintenance and repair costs, shall be the sole responsibility of Tenant. Tenant shall be solely responsible for the costs of providing electricity to Tenant’s Lobby Sign according to a separate submeter installed at Tenant’s Lobby Sign at Tenant’s expense. Should Tenant’s Lobby Sign require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to commence within five (5) business days after receipt of such notice from Landlord and be completed within ten (10) business days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than ten (10) business days to perform, Tenant shall commence such repairs and/or maintenance within such five (5) business day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding

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sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as additional rent for the reasonable and actual cost (including an administrative fee equal to five percent (5%)) of such work.
23.5.6    Transfer. Tenant may transfer Tenant’s Lobby Sign to any Transferee not requiring Landlord approval pursuant to Section 14.8 or any Transferee approved by Landlord to the extent Landlord’s approval is required pursuant to Section 14.2; provided, that Tenant or any Transferee leases 155,300 rentable square feet in the Building and such Transferee Occupies 155,300 rentable square feet of the Building.
23.5.7    Use of Tenant’s Lobby Sign. Tenant shall be solely responsible for the operation of Tenant’s Lobby Sign and shall be entitled to select the content being displayed on Tenant’s Lobby Sign for eighty percent (80%) of the time the Tenant’s Lobby Sign is in operation during Building Hours and eighty percent (80%) of the time the Tenant’s Lobby Sign is in operation during non-Building Hours. Tenant shall permit Landlord to select the content being displayed on Tenant’s Lobby Sign for twenty percent (20%) of the time the Tenant’s Lobby Sign is in operation during Building Hours and twenty percent (20%) of the time the Tenant’s Lobby Sign is in operation during non-Building Hours, subject to Tenant’s reasonable approval of such content and the specific Building Hours available for use by Landlord.
23.6    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly provided in Section 23.4, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Except to the extent otherwise expressly provided in Section 23.4 and excluding Tenant Improvements, Alterations, and Tenant’s furniture, fixtures and other equipment, any signs, window coverings, or blinds (even if the same are located behind Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.
ARTICLE 24

COMPLIANCE WITH LAW
24.1    In General. Landlord shall comply with all applicable Laws relating to the Base Building and Building Systems, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4 above. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant and Tenant hereby acknowledges that neither the Premises nor the Building have undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a

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CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord within thirty (30) days after Tenant's receipt of an invoice therefor together with reasonable supporting evidence, as Additional Rent, for the cost to Landlord of performing such improvements or repairs. The foregoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and the terms of this Section 24.1 regarding the parties’ liability for construction related accessibility requirements shall apply only in the event Tenant exercises a right to conduct a CASp inspection and shall not in any manner otherwise affect Landlord's and Tenant's respective responsibilities for compliance with construction-related accessibility standards as are expressly set forth in the Lease.
24.2    Compliance. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any Law now in force or which may hereafter be enacted or promulgated. Subject to the terms and conditions of the Work Letter, at its sole cost and expense, Tenant shall promptly comply with all such applicable Laws (including the making of any alterations to the Premises required by applicable Laws) which relate to (i) Tenant's use of the Premises, (ii) the Alterations or the Improvements in the Premises, including, without limitation, for any Ancillary Uses, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Improvements, or use of the Premises for the Ancillary Uses and for non-general office use, including, without limitation, for any Ancillary Uses. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant shall, at its sole cost and expense, comply promptly with such standards or regulations as it relates to the Premises or Tenant’s use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Except as provided in Section 24.1, Tenant shall not be required to comply with applicable Laws which require structural alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Project-wide basis without reference to Tenant’s specific use of the Premises (other than Building standard office use) or any Alterations performed by or on behalf of Tenant. To Landlord’s actual knowledge, except for any violations cured or remedied on or before the date of this Lease, if any, Landlord has not received any written notice from any governmental authority of any violation of any applicable Laws with respect to the Premises.

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“Landlord’s actual knowledge” shall be deemed to mean and be limited to the current actual knowledge of Eileen Kong, Landlord’s asset manager for the Building, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.
ARTICLE 25

LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after the date they are due shall bear interest from the date when due until paid at the "Interest Rate." For purposes of this Lease, the "Interest Rate" shall be an annual rate equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus three (3) percentage points, and (ii) the highest rate permitted by applicable Law.
ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1    Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
26.2    Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1 within thirty (30) days after receipt of invoice together with reasonable supporting evidence.

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Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27

ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least one (1) business day prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or during the last fifteen (15) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment, to the extent permitted under this Lease. Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s business at the Premises during any entry by Landlord unto the Premises. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service to the extent Tenant has not elected to perform such janitorial service pursuant to Section 6.1.5; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations other than those repairs, alterations or decorations that Landlord has expressly agreed to perform under this Lease. Tenant may reasonably restrict access by any visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be, a competitor of Tenant. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or any Landlord Parties while the same are in the Premises. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may reasonably designate in writing certain reasonable areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (1) such repair or maintenance is required in order to maintain and repair the Base Building; (2) as required by applicable Law, or (3) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval. Access to the Premises by Landlord shall be in accordance with the reasonable security, safety and confidentiality requirements that Tenant may reasonably adopt from time to time,

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including, without limitation, a requirement that persons (including Landlord or Landlord Parties) having access to the Premises shall sign and deliver to Tenant a confidentiality and nondisclosure agreement in form and content reasonably acceptable to Tenant.
ARTICLE 28

TENANT PARKING; BICYCLE STORAGE AREA
28.1    Tenant Parking. Tenant may elect to rent from Landlord, on a monthly basis, during the period commencing on the Phase I Premises Lease Commencement Date and continuing through the Parking Election Deadline (as defined below), the amount of valet parking passes set forth in Section 9 of the Summary (“Tenant’s Initial Parking Allocation”), which parking passes shall pertain to the Parking Garage. Within thirty (30) days after the Phase II Premises Lease Commencement Date (such date is hereinafter referred to as the “Parking Election Deadline”), Tenant shall deliver written notice to Landlord (a “Parking Election Notice”) specifying how many of the parking passes in Tenant’s Initial Parking Allocation Tenant has elected to rent for the remainder of the Lease Term. If Tenant fails to deliver the Parking Election Notice by the Parking Election Deadline, Tenant shall be deemed to have elected to rent all of Tenant’s Initial Parking Allocation. If Tenant delivers a Parking Election Notice on or before the Parking Election Deadline (or is deemed to have elected to rent all of Tenant’s Initial Parking Allocation as set forth above), Tenant shall lease the number of spaces indicated in the Parking Election Notice from Landlord (or all of Tenant’s Initial Parking Allocation, as the case may be); provided, that on or before thirty (30) days prior to each annual anniversary of the Phase II Premises Lease Commencement Date, Tenant may provide Landlord with notice (a “Parking Reduction Notice”) that Tenant elects to reduce the spaces leased from Landlord (which reduction shall in no event be greater than the number of parking spaces equal to ten percent (10%) of the total parking spaces rented hereunder for the immediately previous period) effective on such annual anniversary of the Phase II Premises Lease Commencement Date. If Tenant indicates in Tenant’s Parking Election Notice or in any Parking Reduction Notice that it desires to rent less than Tenant’s Initial Parking Allocation (subject to the limit on any reduction as set forth above), then Tenant shall have no further right to rent or use any such relinquished parking passes. Notwithstanding Tenant’s relinquishment of any such parking passes, in the event that Tenant desires to rent additional parking spaces after the Parking Election Deadline or after the delivery of any Parking Reduction Notice, as applicable, then Tenant may request additional parking passes to be rented on the terms hereof by delivering written notice to Landlord (a “Parking Request Notice”) no later than thirty (30) days prior to the date Tenant desires to rent such parking passes. Such Parking Request Notice shall specify the number of additional parking passes requested. Tenant shall only be entitled to rent any such additional parking passes subject to availability of such passes at the time Tenant desires such passes pursuant to the express terms and conditions hereof (i.e., on a first come, first served basis and as available as determined by Landlord provided that the monthly parking charges for any such passes shall be at the prevailing rate). In the event that, due to unavailability of spaces, Landlord is unable to provide Tenant with additional parking passes (whether or not previously relinquished by Tenant) pursuant to this Article 28, such inability shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under this Lease. Tenant shall pay to Landlord (or its designee) for all parking

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passes leased by Tenant hereunder (whether as part of Tenant’s Initial Parking Allocation or pursuant to a subsequent Parking Request Notice) on a monthly basis at the prevailing rate charged from time to time at the location of such parking passes. Except to the extent included as Operating Expenses pursuant to Section 4.2.4, Tenant shall not be responsible for the payment of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Parking Garage by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Garage, including any valet service (it being understood that the parking within the Parking Garage is not intended to be self-parking) and any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such reasonable rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Garage at any time (without any reduction to the number of parking passes then leased by Tenant, except to the extent required by applicable Law) and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Garage for purposes of permitting or facilitating any such construction, alteration or improvements; provided that (i) Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant’s parking rights and (ii)  Landlord shall provide, at Tenant’s sole cost and expense (up to the amount Tenant would have paid under this Lease for parking then-leased by Tenant that becomes unavailable due to such closure), reasonable alternative parking for Tenant during the continuation of any work which causes the Parking Garage to close for more than thirty (30) days. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. Landlord may, at any time, institute valet assisted parking, tandem parking stalls, "stack" parking, or other parking program within the Parking Garage, the cost of which shall be included in Operating Expenses. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and visitors and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except to an Permitted Transferee or another assignee or subtenant consented to by Landlord in accordance with Article 14 above. Tenant may validate visitor parking by such method or methods as Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.
28.2    Bicycle Storage Area. Subject to the provisions of this Section 28.2, so long as this Lease remains in effect, commencing as of the Phase I Premises Lease Commencement Date and continuing throughout the Lease Term, Landlord shall provide a storage area in the Parking Garage (the “Bicycle Storage Area”). In no event shall Landlord reduce the total bicycle parking capacity available in the Bicycle Storage Area during the Term of this Lease to be less than the amount of bicycle parking available as of the Effective Date. Tenant's employees shall be entitled to use the Bicycle Storage Area on an un-reserved, first-come, first served basis at no additional cost to Tenant. The use of the Bicycle Storage Area shall be subject to the reasonable rules and

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regulations (including rules regarding hours of use) established from time to time by Landlord, in its reasonable discretion, and/or by the operator of the Parking Garage, and shall be further subject to compliance with the Building’s standard security procedures. Landlord may refuse to permit any person who violates such rules and regulations to use the Bicycle Storage Area, and any violation of the rules and regulations shall subject the bicycle to removal from the Bicycle Storage Area. Landlord shall have the right to relocate, from time to time, the location of the Bicycle Storage Area provided that the overall bicycle parking capacity is not reduced below the amount available as of the Effective Date. Tenant acknowledges that the Bicycle Storage Area may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify or renovate the Building or the Bicycle Storage Area, if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control or for any other reason whatsoever. No expansion, contraction, elimination, unavailability or modification of the Bicycle Storage Area, and no termination of or interference with Tenant’s rights to the Bicycle Storage Area, shall entitle Tenant to an abatement or reduction in Rent or constitute a constructive eviction or an event of default by Landlord under this Lease; provided, however, that if the Bicycle Storage Area is temporarily (i.e., for more than three (3) business days) or permanently reduced or eliminated, Landlord shall provide to Tenant, at no additional cost, a storage area in the Project for Tenant’s storage of bicycles at least equal to the size of the Bicycle Storage Area so reduced or eliminated. Landlord and Tenant acknowledge that the use of the Bicycle Storage Area shall be at the sole risk of Tenant and any Tenant Parties and neither Landlord nor any Landlord Parties shall have any liability for any personal injury or damage to or theft of any bicycles or other property occurring in, on or about the Bicycle Storage Area or otherwise in connection with any use of the Bicycle Storage Area by Tenant or any Tenant Parties (collectively, “Bike Storage Area Claims”) except to the extent such Bike Storage Area Claims arise directly from or are the direct result of the gross negligence or willful misconduct of Landlord or any Landlord Party. The costs of operating, maintaining and repairing the Bicycle Storage Area shall be included as part of Operating Expenses.
ARTICLE 29

MISCELLANEOUS PROVISIONS
29.1    Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2    Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
29.3    Intentionally Omitted.

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29.4    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises is temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.
29.5    Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease first arising or accruing after the date of such transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder first arising or accruing after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any security deposit or letter of credit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.
29.6    Prohibition Against Recording or Publication. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded or otherwise published by Tenant or by anyone acting through, under or on behalf of Tenant.
29.7    Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.10    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by Law.

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29.12    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the physical condition of the Building, the Project, the land upon which the Building or the Project are located, or the Premises, or the expenses of operation of the Premises, the Building or the Project, or any other matter or thing affecting or related to the Premises, except as herein expressly set forth in the provisions of this Lease.
29.13    Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the interest of Landlord in the Project, including any sales, insurance, condemnation or rental proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
29.14    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto (including, without limitation, any confidentiality agreement, letter of intent, request for proposal, or similar agreement previously entered into between Landlord and Tenant in anticipation of this Lease) or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15    Right to Lease. Except as expressly set forth in this Lease, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant

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does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other similar causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges or amounts to be paid by either party pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
29.17    Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
29.18    Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be (A)  delivered by a nationally recognized overnight courier, or (B) delivered personally. Any such Notice shall be delivered (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 11 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. Notwithstanding anything to the contrary contained herein, if any breach of security in the Building or the Premises shall occur, then Landlord shall as immediately as practical provide notice to Tenant via e-mail to workplace@okta.com or such other email address(es) as Tenant shall from time to time notify Landlord in writing. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.
29.19    Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
29.20    Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

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29.21    Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable.
29.22    Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) TO THE EXTENT PERMITTED BY LAW, IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.
29.23    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.
29.25    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly set forth herein.
29.26    Project or Building Name and Signage. Landlord shall not have the right to grant naming rights to the Project or Building to any Tenant Competitor during the Lease Term.

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29.27    Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
29.28    Confidentiality. The parties shall at all times keep this Lease and related operative documents confidential, except to the extent necessary to (a) comply with applicable Law and regulations (including any securities laws), or (b) carry out the obligations set forth in this Lease; provided, however, that either party shall be allowed to disclose such information to the party’s agents, employees, contractors, consultants, accounting, rating agencies or attorneys, as well as lenders (if any), investment bankers and venture capital groups, investors, with a need to know, and except to the extent that disclosure is necessary for a party to exercise its rights and perform its obligations under this Lease, provided, that, in all cases, the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential. Except a result of a breach of this Lease, disclosure of information by either party shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge or from sources other than Tenant or Landlord or their respective agents, employees, contractors, consultants or attorneys.
29.29    Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
29.30    Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Common Areas. In connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, temporarily limit or eliminate access to portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises in making any Renovations.
29.31    No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, or Law, by which Tenant is bound.
29.32    Communications and Computer Lines.

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29.32.1    Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed, and use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii)  the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the "Identification Requirements," as that term is set forth herein below, (iii) any Lines servicing the Premises shall comply with all applicable Laws, and (iv) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements"). Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the actual, out-of-pocket cost thereof to Tenant within thirty (30) days after receipt of invoice together with reasonable supporting evidence. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which at any time represent a dangerous or potentially dangerous condition.
29.32.2    Landlord shall use commercially reasonable efforts to maintain throughout the Lease Term multiple independent fiber providers at the Building available to Tenant. Tenant shall have access to the Building’s main point of entry twenty-four (24) hours per day, seven (7) days per week, subject to reasonable prior notice to Landlord and Landlord’s reasonable access control procedures, including, at Landlord’s option, a requirement that such access be escorted.
29.33    Hazardous Substances.
29.33.1    Definitions. For purposes of this Lease, the following definitions shall apply: "Hazardous Material(s)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers

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and /or toxicity. "Environmental Laws" shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.
29.33.2    Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the "Permitted Chemicals"). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.
29.33.3    Tenant Hazardous Materials. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises, and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other Environmental Laws. "Environmental Permits" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with any Environmental Law. Within thirty (30) days following Tenant's receipt of a reasonable request from Landlord, Tenant agrees to deliver to Landlord a list of all Hazardous Materials anticipated to be used by Tenant in the Premises other than reasonable quantities of janitorial and general office use supplies and the quantities thereof but not more often than once in any given twelve (12) calendar month period. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, and/or the Project or any portion thereof by Tenant and/or any Tenant Parties (such obligation to survive the expiration or sooner termination of this Lease). Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by any third parties not under Tenant's control.
29.33.4    Landlord's Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such

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environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord's sole expense and not as an Operating Expense. Such auditor shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s business at the Premises during any entry by Landlord unto the Premises. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant's sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and if such inspection, assessment or audit reveals that Tenant has violated the terms of this Lease, then Tenant must reimburse Landlord for the reasonable cost or fees incurred for such as Additional Rent within thirty (30) days after receipt of invoice together with reasonable supporting evidence.
29.33.5    Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, reasonable attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, Building or Project or any portion thereof to the extent such liability, obligation, damage or costs was a result of actions caused or knowingly permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, reasonable attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.
29.34    Office and Communications Services.
29.34.1    The Provider. Landlord has advised Tenant that certain office and communications services (which may include, without limitation, cable or satellite television service) may be offered to tenants of the Building by a concessionaire (which may or may not have exclusive rights to offer such services in the Building) under contract to Landlord ("Provider"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.
29.34.2    Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used

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in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.
29.35    Water Sensors. Tenant shall, at Tenant's sole cost and expense, be responsible for promptly installing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as "Water Sensors"). The Water Sensors shall be installed at any waterlines connected to equipment such as refrigerators and coffee machines, and at toilets, sinks, showers, water dispensers (but in any event excluding any core Building restrooms) (the "Sensor Areas"). In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord's reasonable discretion, provided, however, that Landlord shall not require Tenant to install Water Sensors at any currently existing improvements in the Premises unless any alterations, additions and or modifications are made thereto. With respect to the installation of any such Water Sensors, Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor reasonably approved by Landlord, and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant's sole cost and expense, pursuant to Article 7 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions of Article 7 of this Lease. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Tenant shall have no obligation to remove or restore any Water Sensor (whether existing in the Premises as of the Effective Date or subsequently installed by Tenant during the Lease Term) upon the expiration of the Lease Term or any earlier termination of this Lease. Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the Water Sensors shall be unblocked and ready for use by a third-party).
29.36    Background Investigation Requirements.  As a precondition to Tenant providing any of Landlord’s employees, independent contractors, vendors, agents, subcontractors, and/or invitees (“Personnel”) with badge (unescorted) access to the Premises, Landlord shall, as an Operating Expense if not provided by such independent contractors, vendors, agents, subcontractors, and/or invitees, conduct on such Personnel a criminal history check and verification

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of education, employment history, Social Security Number and legal right to work, as described below (collectively referred to as “Background Investigation”):
29.36.1    federal and state check for felony and misdemeanor criminal convictions in all locations where the assigned employee has resided, has been employed, has attended school or has applied for credit in the immediately preceding seven (7) years, including a criminal database check of information from all fifty states for federal and state convictions, a check for outstanding warrants and a check for pending felony charges in all such locations, provided that statewide county searches shall be performed in all states where such search mechanism is available without requiring specialized data (such as fingerprints or DNA);
29.36.2    a check of U.S. Government Specially Designated National and export denial lists, including criminal records search in the National Criminal Database, an Office of Foreign Assets Control (OFAC) check, a check against the Bureau of Industry and Security Denied Persons List, a check against the Office of Inspector General (OIG) Exclusion List, the FDA Debarment List (Drug Product Applications), and a check against the General Services Administration (GSA) Excluded Parties List;
29.36.3    an all states check of available national and state sex offender registries;
29.36.4    the name to which individual’s Social Security Number is attributed shall be verified; and
29.36.5    the individual’s identity shall be verified by an independent identity check by passport or other similar government document.
The foregoing requirements shall apply only with respect to proposed unescorted entry into the Premises and shall in no event apply if the need for such unescorted entry is due to Tenant’s failure to make a Tenant escort available at the time any such party desires to enter the Premises only to the extent such unescorted entry is permitted pursuant to the TCCs of this Lease.
29.37    LEED Certification. Landlord may, in Landlord's sole and absolute discretion, elect to apply to obtain or maintain a LEED certification for the Project (or portion thereof), or other applicable certification in connection with Landlord’s sustainability practices for the Project (as such sustainability practices are to be determined by Landlord, in its sole discretion, from time to time); provided, however, that Landlord agrees to use commercially reasonable efforts to maintain LEED Gold certification for the Building. Tenant shall, at Tenant's sole cost and expense, cooperate with the Landlord's efforts in connection with Landlord’s maintenance of LEED Gold certification for the Building and provide Landlord with any reasonable documentation it may need in order to maintain the aforementioned certification (which cooperation may include the sharing of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Project with Landlord, and the sharing of Tenant's billing information pertaining to trash removal and recycling related to Tenant's operations in the Project); provided, however, that except as required by applicable Laws, Tenant shall not be required to incur costs or expenses related to Landlord’s obtaining any LEED certification.

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29.38    Tenant Competitors.  Provided that this Lease is then in full force and effect, Tenant is not in default of this Lease beyond applicable notice and cure periods, and Occupies no less than 155,300 rentable square feet (collectively, the “Exclusivity Conditions”), Landlord agrees that Landlord shall not, without the prior written consent of Tenant, in Tenant’s sole discretion, enter into any lease, license or other similar use agreement relating to leasing space in the Building for a term scheduled to commence during the Term of this Lease (each, an “Occupancy Agreement”) with any Tenant Competitor (hereinafter defined) or, consent to any tenant, subtenant, licensee or other occupant of the Building under an Occupancy Agreement to assign its lease, license or other such agreement for space in the Building or sublet any portion of its premises to a Tenant Competitor where Landlord’s consent would be required for such assignment or subleasing.  For purposes hereof, the term “Tenant Competitor” shall mean the list of no more than five (5) persons and entities identified by Tenant from time to time by written notice to Landlord. Notwithstanding the foregoing, Tenant Competitors shall also include any person, corporation, limited liability company, association, trust or partnership which (i) controls, is controlled by or is under common control with such entity or (ii) which results from a merger or consolidation with such entity or (iii) which succeeds to the business and assets of such entity (each, a “Competitor Affiliate”); provided that Tenant Competitors shall only include Competitor Affiliates pursuant to items (i), (ii) and (iii) solely to the extent such Competitor Affiliate is the tenant under the Occupancy Agreement as a subterfuge by Landlord or any Tenant Competitor to avoid or circumvent the restrictions of this Section 29.38.  Notwithstanding anything to the contrary set forth herein, the term (a) “Occupancy Agreement” specifically excludes any lease, license or other similar use agreement relating to leasing space in the Building dated prior to the Effective Date; and (b) “Tenant Competitor” specifically excludes any assignee, subtenant, licensee, or other occupant or transferee of or from the tenant or a subtenant under an existing Occupancy Agreement if Landlord did not have the right, in its reasonable discretion, to withhold consent to the applicable assignment, sublease, license, occupancy or transfer under the terms of such existing Occupancy Agreement; provided, however, that Landlord shall not enter into any Occupancy Agreement from and after the Effective Date and continuing throughout the Lease Term which would prevent Landlord from withholding consent to any Tenant Competitor. No more than once during each twelve (12) month period during the Lease Term within thirty (30) days of the annual anniversary of the Phase II Premises Lease Commencement Date, Tenant shall be entitled to replace up to five (5) of the Tenant Competitors previously provided to Landlord upon thirty (30) days’ prior written notice to Landlord.  Any change in the list of Tenant Competitors shall be effective only on a prospective basis and shall not apply if any such entity is currently in active negotiations with Landlord to lease or license space in the Building, and Landlord shall not be liable to Tenant for any Occupancy Agreement entered into by Landlord with respect to such new entity prior to receipt of Tenant’s notice adding such entity to the list of Tenant Competitors.  Notwithstanding anything herein to the contrary, Landlord shall not be deemed to have violated the terms of this Section if any tenant or occupant of the Building, whether existing as of the Effective Date or any future tenant or occupant, merges or consolidates with or into, or acquires or is acquired by, any of the afore described Tenant Competitors, provided, that such transaction was not consummated for the purpose of circumventing this Section.  If at any time Tenant fails to satisfy any of the Exclusivity Conditions, then, effective as of the date on which such failure first occurs, the terms of this Section 29.38 shall be null and void and of no further force or effect.  The provisions of this Section 29.38 are personal to the originally named Tenant under this Lease and are not transferable.

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29.39    Utility Billing Information. In the event that Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord's sole and absolute discretion), Tenant shall, within thirty (30) days following written request from Landlord, provide Landlord with a copy of such requested invoice from the applicable provider.
29.40    Green Cleaning/Recycling. To the extent a "green cleaning program" and/or a recycling program is implemented by Landlord in the Building and/or Project (each in Landlord's sole and absolute discretion), Tenant shall, at Tenant's sole cost and expense, comply with the provisions of each of the foregoing programs (e.g., Tenant shall separate waste appropriately so that it can be efficiently processed by Landlord's particular recycling contractors); provided, however, that except as required by applicable Laws or otherwise mandated by any government or quasi-government agency or department, Tenant shall not be required to incur material and unreasonable costs or expenses in complying with Landlord’s green cleaning or recycling program to the extent the requirements of such programs are materially in excess of the requirements imposed on tenants of other Comparable Buildings. To the extent Tenant fails to comply with any of Landlord's recycling programs contemplated by the foregoing, Tenant shall be required to pay any contamination charges related to such non-compliance.
29.41    Shuttle Service. Subject to the provisions of this Section 29.40, so long as this Lease remains in effect, and so long as Landlord, in Landlord's sole and absolute discretion, permits a shuttle service (the "Shuttle Service") to operate at the Project, Tenant's employees ("Shuttle Service Riders") shall be entitled to use the Shuttle Service operated at the Project. The use of the Shuttle Service shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord, in its sole and absolute discretion, and/or the operator of the Shuttle Service. Landlord and Tenant acknowledge that the use of the Shuttle Service by the Shuttle Service Riders shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Shuttle Service Rider's use of the Shuttle Service. The costs of operating, maintaining and repairing the Shuttle Service shall be included as part of Operating Expenses, subject to the terms of Section 4.2.4 above. Tenant acknowledges that the provisions of this Section 29.40 shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Shuttle Service (or any other shuttle service) throughout the Lease Term, and Landlord shall have the right, at Landlord's sole discretion, to expand, contract, eliminate or otherwise modify all Shuttle Services provided by it. Landlord or the operator of the Shuttle Service shall have a right to charge a reasonable fee to the users of the Shuttle Service, which fee shall be commensurate with the fees charged by landlords of Comparable Buildings. No expansion, contraction, elimination or modification of any or all Shuttle Services, and no termination of Tenant's or the Shuttle Service Rider's rights to the Shuttle Service shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease.
29.42    Open-Ceiling Plan. In the event that the Premises has an "open ceiling plan", then Landlord and third parties leasing or otherwise using/managing or servicing space on any floor immediately above the Premises shall have the right to install, maintain, repair and replace mechanical, electrical and plumbing fixtures, devices, piping, ductwork and all other improvements

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through the floor above the Premises (which may penetrate through the ceiling of the Premises and be visible within the Premises during the course of construction and upon completion thereof) (as applicable, the "Penetrating Work"), as Landlord may determine in its reasonable discretion and with no approval rights being afforded to Tenant with respect thereto; provided, however, that Tenant shall have approval rights as to the manner of such Penetrating Work and Tenant’s privacy and security concerns, only with respect to Penetrating Work on floors contiguous to the Premises. Moreover, there shall be no obligation by Landlord or any such third party to enclose or otherwise screen any of such Penetrating Work from view within the Premises, whether during the course of construction or upon completion thereof, except to the extent necessary to protect Tenant and Tenant Parties and their respective personal property from injury or damage or as otherwise reasonably requested by Tenant. Since Tenant is anticipated to be occupying the Premises at the time the Penetrating Work is being performed, Landlord agrees that it shall (and shall cause third parties to) use commercially reasonable efforts to perform the Penetrating Work in a manner so as to attempt to minimize interference with Tenant's use of the Premises; provided, however, such Penetrating Work may be performed during normal business hours, without any obligation to pay overtime or other premiums. Tenant hereby acknowledges that, notwithstanding Tenant’s occupancy of the Premises during the performance of any such Penetrating Work, Tenant hereby agrees that the performance of such Penetrating Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent.  Neither Landlord nor any of the Landlord Parties or any third parties performing the Penetrating Work shall be responsible for any direct or indirect injury to or interference with Tenant’s business arising from the performance of such Penetrating Work, nor shall Tenant be entitled to any compensation or damages from Landlord or any of the Landlord Parties or any third parties performing the Penetrating Work for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Penetrating Work, or for any inconvenience or annoyance occasioned by the Penetrating Work. In addition, Tenant hereby agrees to promptly and diligently cooperate with Landlord and any of the third parties performing the Penetrating Work to the extent reasonably necessary in order to facilitate the applicable party's performance of the particular Penetrating Work.
29.43    OFAC Compliance.
29.43.1     Tenant. Tenant certifies, represents, warrants and covenants that:
29.43.1.1    Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including any "blocked" person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC's Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, "Prohibited Persons").

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Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, "Patriot Act" shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act; and
29.43.1.2    It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.
29.43.2    Landlord. Landlord certifies, represents, warrants and covenants that:
29.43.2.1    Neither Landlord nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become a Prohibited Person.; and
29.43.2.2    It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.
29.44    Foreign Corrupt Practices Act and Anti-Money Laundering. It is the intent of the parties that no payments or transfers of anything of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. The parties shall comply with all international anti-corruption laws, such as the Foreign Corrupt Practices Act 15 U.S.C. § 78dd-1, et seq. and with respect to the parties’ obligations under this Lease, each party will not at any time, directly or indirectly, pay, offer, authorize or promise to pay, offer, or authorize the payment of, any monies or any other thing of value to: (i) any officer or employee of any government, department, agency or instrumentality thereof; (ii) any other person acting in an official capacity for or on behalf of any government, department, agency or instrumentality thereof; (iii) any political party or any official or employee thereof; (iv) any candidate for political office; (v) any other person, firm, corporation or other entity at the suggestion, request or direction of, or for the benefit of, any government officer or employee, political party or official or employee thereof, or candidate for political office; or (vi) any other person, firm, corporation or other entity with knowledge that some or all of those monies or other thing of value will be paid over to any officer or employee of any government department, agency or instrumentality, political party or officer or employee thereof, or candidate for political office.
29.45    Electronic Signatures. THE PARTIES HERETO CONSENT AND AGREE THAT THIS LEASE MAY BE SIGNED AND/OR TRANSMITTED BY FACSIMILE, E-MAIL OF A .PDF DOCUMENT OR USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD SHALL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY'S HAND-WRITTEN SIGNATURE. THE PARTIES FURTHER CONSENT AND AGREE THAT (1) TO THE EXTENT A PARTY SIGNS THIS DOCUMENT USING ELECTRONIC SIGNATURE TECHNOLOGY,

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BY CLICKING "SIGN", SUCH PARTY IS SIGNING THIS LEASE ELECTRONICALLY, AND (2) THE ELECTRONIC SIGNATURES APPEARING ON THIS LEASE SHALL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.
29.46    Sun Terrace. So long as Tenant is not in default under this Lease beyond any applicable notice and cure period, then during the Lease Term and subject to availability, Tenant shall have the right, at no additional cost (except as provide herein), to hold up to twelve (12) private events per calendar year of the Lease Term at the sun terrace that is a part of the Common Area of the Building (the “Sun Terrace”), subject to the TCCs set forth herein. Tenant shall comply with the reservation system for the Sun Terrace established by Landlord from time to time with respect to the use of the Sun Terrace. Tenant shall be entitled to (i) reserve use of the Sun Terrace with at least six (6) months’ prior written notice to Landlord for up to two (2) private events during any calendar year of the Lease Term (the “Two Private Events”), and (ii) subject to availability, reserve the use of the Sun Terrace with at least ninety (90) days’ prior written notice to Landlord for the remaining ten (10) private events per calendar year of the Lease Term. In the event another party desires to reserve the Sun Terrace for a date more than six (6) months from the date of such request, Landlord shall offer Tenant the opportunity to reserve the Sun Terrace for either of the Two Private Events and Tenant may exercise its right to reserve the Sun Terrace for such date by providing written notice to Landlord no later than three (3) business days from the date Landlord tenders such opportunity to Tenant. If Tenant fails to respond to Landlord’s written notice or elects not to reserve the Sun Terrace for such date, Tenant shall be deemed to have waived its right to reserve the Sun Terrace for such date. Tenant’s use of the Sun Terrace shall be further subject to the reasonable rules and regulations (including rules regarding hours of use and priorities for the tenants, set up and clean up charges, etc.) established from time to time by Landlord for the Sun Terrace. Tenant acknowledges that Landlord may from time to time establish a standard, commercially reasonable license agreement (the "License Agreement") with respect to the use of Sun Terrace by tenants of the Building. Tenant, upon request of Landlord and as a condition to Tenant’s right to use the Sun Terrace pursuant to this Section 29.45, shall enter into such commercially reasonable License Agreement and fully comply with the terms and conditions set forth in the License Agreement; provided, however, that Landlord and Tenant shall agree upon the form of License Agreement the first time Landlord requires such License Agreement and for the remainder of the Lease Term, if Landlord requires Tenant to execute a license for use of the Sun Terrace, Landlord and Tenant shall use the same mutually agreed upon form of License Agreement. Tenant’s waiver and indemnity obligations pursuant to Section 10.1 of this Lease shall apply to Tenant’s use of the Sun Terrace. Tenant’s insurance required pursuant to Section 10.3 above shall apply to the use of the Sun Terrace by Tenant and any Tenant Parties. In the event that alcohol is served or utilized at the Sun Terrace, subject to applicable Laws, Tenant shall provide Landlord with written notice thereof and obtain and maintain at its expense, host liquor liability insurance or dram shop liability insurance (as applicable) with combined single limits of not less than $5,000,000 per occurrence and such additional or higher commercially reasonable insurance coverage as may be reasonably required pursuant to the License Agreement, covering any claims relating to the manufacture, storage, sale, use or giving away of any alcoholic or other intoxicating liquor or beverage, which claims could be asserted against Landlord, any Landlord Parties, Tenant or the Project.  In addition, as a condition to Tenant’s use of Sun Terrace, Tenant shall provide

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Landlord with insurance certificates acceptable to Landlord, evidencing that Tenant’s insurance required under this Lease and pursuant to the License Agreement covers Tenant’s use of the Sun Terrace. Prior to any use of the Sun Terrace, Tenant shall secure all security, janitorial services and other related services with respect to Tenant’s use of the Sun Terrace. Except to the extent expressly set forth in this Section 29.46, neither Landlord nor any Landlord Parties shall have any liability whatsoever with respect to the existence, condition or availability of the Sun Terrace for Tenant’s use nor shall Landlord nor any Landlord Parties have any obligation whatsoever to ensure the availability or suitability of the Sun Terrace for Tenant’s use. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in connection with Tenant’s use of the Sun Terrace pursuant to this Section 29.45, which costs shall be paid to Landlord as Additional Rent under this Lease within thirty (30) days following Landlord’s demand therefor. Tenant acknowledges that the provisions of this Section 29.45 shall not be deemed a guaranty by Landlord that Landlord will not contract, eliminate or otherwise modify the Sun Terrace. No expansion, contraction, elimination or modification of the Sun Terrace shall modify Tenant’s obligations under this Lease or entitle Tenant to an abatement or reduction in Rent or constitute a default by Landlord under this Lease. Tenant may transfer Tenant’s rights to the Sun Terrace to any Transferee not requiring Landlord approval pursuant to Section 14.8 or any Transferee approved by Landlord to the extent Landlord’s approval is required pursuant to Section 14.2; provided, that Tenant or any Transferee leases 155,300 rentable square feet in the Building and such Transferee Occupies 155,300 rentable square feet of the Building.
29.47    Landlord Representations and Warranties. To induce Tenant to execute this Lease, and in addition to the other representations and warranties of Landlord contained in this Lease, Landlord warrants and represents that:
29.47.1    As of the Phase I Premises Delivery Date, no person or entity (except Tenant and as may be set forth on Exhibit K) has any right to lease or take possession of any portion of the Phase I Premises.
29.47.2    As of the Phase II Premises Delivery Date, no person or entity (except Tenant and as may be set forth on Exhibit K) has any right to lease or take possession of any portion of the Phase II Premises.
29.47.3    As of the Must-Take Delivery Date, no person or entity (except Tenant and as may be set forth on Exhibit K) has any right to lease or take possession of any portion of the Must-Take Space.
29.47.4    To Landlord’s knowledge, no restrictions contained in any leases of other tenants at the Project do or shall prohibit, restrict, conflict with or adversely affect Tenant’s use and occupancy of the Premises or the intended use of the rights granted to Tenant in this Lease, including the Ancillary Uses.
29.47.5    No Security Document that affects the validity of this Lease encumbers Landlord’s interest in the Building, Property or Project as of the Effective Date.

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29.48    Storage Space. Upon no less than thirty (30) days prior written request by Tenant (the “Storage Space Request”), and subject to availability on a first come, first-served basis, except to the extent expressly set forth herein, Tenant shall have an option to lease storage space in Project (each, a “Potential Storage Space”) during the Lease Term.  Following Landlord’s receipt of Tenant’s Storage Space Request, Landlord shall notify Tenant in writing (“Landlord’s Storage Notice”) as to what Potential Storage Space(s), if any, is available for Lease, and the size and then-current Building standard rental rate applicable for such Potential Storage Space (the “Storage Space Rent”), which Storage Space Rent shall be subject to escalation of three percent (3%) per annum during the remainder of the then current Lease Term.  Tenant may lease any Potential Storage Space described in Landlord’s Storage Notice by delivering written notice to Landlord of Tenant’s election to lease such Potential Storage Space (“Tenant’s Storage Acceptance Notice”) delivered to Landlord within ten (10) business days following Landlord’s delivery of Landlord’s Storage Notice to Tenant.  In the event that Landlord’s Storage Notice provided that more than one Potential Storage Space was available for lease by Tenant, then Tenant’s Storage Acceptance Notice shall identify which Potential Storage Space(s) Tenant has elected to lease.  In the event that Tenant delivers a Tenant’s Storage Acceptance Notice to Landlord, the term for the applicable Potential Storage Space shall be co-terminus with the then-current Lease Term of this Lease.  Landlord and Tenant shall enter into Landlord’s standard commercially reasonable storage space lease agreement (the “Storage Agreement”) with respect to Tenant’s lease of any Potential Storage Space, or, in the event that Tenant and Landlord have already entered into a Storage Agreement, then the parties shall enter into an amendment thereto adding such additional Potential Storage Space to any storage space previously leased by Tenant pursuant to this Section 29.48.  Tenant shall execute and return the Storage Agreement (or amendment thereto, as applicable) to Landlord within thirty (30) days after receiving it.  If Tenant fails to execute and deliver the Storage Agreement within such thirty (30) day period, then Landlord may lease such Potential Storage Space to any third party. In the event that Tenant delivers a Storage Space Request but, due to unavailability of any Potential Storage Space, Landlord is unable to provide Tenant with any Potential Storage Space at such time, Landlord shall so notify Tenant. Subject to Landlord’s compliance with the TCCs of this Section 29.48, the unavailability of such Potential Storage Space for Tenant’s use shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under this Lease but Tenant may once again deliver a Storage Request pursuant to the terms of this Section 29.48. Landlord hereby acknowledges that the following storage spaces are available for lease as of the Effective Date at a Storage Space Rent of Thirty and No/100 Dollars ($30.00) per square foot: Unit 00BD (245 square feet), Unit 00BF (194 square feet), Unit 00BG (196 square feet), Unit 00BI (373 square feet), Unit 00BK (166 square feet), Unit 00BX (128 square feet) and Unit STRI (133 square feet) (collectively, the “Initially Available Storage Space”). Notwithstanding anything to the contrary in the foregoing, within thirty (30) days after the Phase II Premises Lease Commencement Date (such date is hereinafter referred to as the “Initial Storage Election Deadline”), Tenant shall deliver written notice to Landlord (a “Initial Storage Election Notice”) specifying which Initially Available Storage Space Tenant has elected to rent. If Tenant fails to timely deliver an Initial Storage Election Notice, Tenant’s rights to any Potential Storage Space (including any Initially Available Storage Space) shall be as otherwise set forth in this Section 29.48. Landlord shall not lease any of the Initially Available Storage Space to any other party during the period commencing as of the Phase II Premises Lease Commencement Date

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and ending as of the Initial Storage Election Deadline. In addition and notwithstanding anything to the contrary in the foregoing, if any Potential Storage Space becomes available for lease during the Lease Term, Landlord shall provide Tenant with a courtesy notice of such available Potential Storage Space promptly upon Landlord’s determination that such Potential Storage Space will be available for lease, including its location, size, monthly rental and date upon which it will be available for lease; provided, however, that Landlord’s failure to provide such courtesy notice shall not be deemed a default hereunder.
29.49    Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project as set forth on Exhibit D attached hereto (the “Rules and Regulations”). Landlord shall have no right to modify the Rules and Regulations, except to the extent such modifications are consistent with the rules and regulations promulgated by the landlords of the Comparable Buildings and Tenant's level of occupancy of the Building. To the extent of any conflict between the terms and conditions of this Lease and the terms and conditions set forth in the Rules and Regulations, the terms and conditions of this Lease shall control. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner.
29.50    Business Day. For purposes hereof, “business day” shall be all calendar days except Saturdays and Sundays and Holidays.
29.51    Waiver of Consequential and Special Damages. Neither party shall be liable to the other party for any special or consequential damages, loss of profits, loss of business opportunity or loss of goodwill from the failure of such party to meet its obligations under the Lease. The parties acknowledge and agree that (i) if Landlord is required to abate the rent of another tenant at the Project under the terms and conditions of such tenant’s lease, or as required by Law, as the result of any Alteration constructed by or on behalf of Tenant, or in connection with any repair or maintenance performed by or on behalf of Tenant, which interferes with such tenant’s use of its premises, then such rental abatement shall not be deemed consequential damages, loss of profits, loss of business opportunity or loss of goodwill within the limitation set forth in the preceding sentence, and (ii) any claims made by any succeeding tenant founded upon Tenant's failure to surrender all or any portion of the Premises within sixty (60) days following the applicable Lease Expiration Date of such Phase, and any lost profits to Landlord resulting therefrom, shall not be deemed consequential damages, loss of profits, loss of business opportunity or loss of goodwill within the limitation set forth in the preceding sentence. Tenant shall have the right to request that Landlord provide to Tenant a written notice setting forth Landlord’s good faith estimate of the maximum amount of consequential damages (including loss of profits, loss of business opportunity, loss of goodwill and loss of use) ("Holding Over Damages") that Landlord will incur as the result of Tenant’s failure to surrender the Premises following the expiration of this Lease. Within ten (10) business days after receipt of such request, Landlord shall provide Tenant a written notice setting forth Landlord’s good faith estimate of Holding Over Damages. Notwithstanding anything set forth in this Lease to the contrary, Landlord's good faith estimate of Holding Over Damages shall be provided to Tenant solely as an accommodation and Landlord's actual Holding Over Damages shall not be limited by such good faith estimate.

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29.52    Standards of Performance and Approvals. Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within ten (10) business days after receipt of the request for approval.
29.53    Limitation of Tenant's Liability. Notwithstanding any contrary provision in Lease, Landlord agrees (i) that any present or future partner, member, stockholder, trustee, beneficiary, officer, director, employee or agent of Tenant, shall have no personal liability in respect of (or arising out of or relating to) the obligations of Tenant under this Lease; and (ii) to look only to assets of Tenant for satisfaction of Landlord's remedies arising out of the obligations of Tenant under this Lease, and that no property or assets of any present or future partner, member, stockholder, trustee, beneficiary, officer, director, employee or agent of Tenant, shall be subject to levy, execution or other enforcement procedure for satisfaction of Landlord's remedies arising out of such obligations. Nothing herein shall modify Landlord's rights under Article 21 of this Lease or prevent Landlord from obtaining, entering and enforcing a judgment against, from and out of the assets of Tenant (but not the assets of any present or future partner, member, stockholder, trustee, beneficiary, officer, director, employee or agent of Tenant) with respect to any obligations of Tenant under this Lease.
29.54    Landlord’s Waiver of Security Interest in Tenant’s Personal Property. Landlord hereby acknowledges and agrees that any and all of Tenant’s movable furniture, furnishings, trade fixtures and equipment at the Premises (“Tenant’s Property”) may be financed by a third-party lender or lessor (an “Equipment Lienor”), and Landlord hereby (a) waives any rights to Tenant’s Property, and (b) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a commercially reasonable waiver agreement to be entered into by and between Landlord and the Equipment Lienor following request by Tenant.
29.55    No Continuous Operation. Notwithstanding any provision of this Lease to the contrary, Tenant shall (a) not be required to occupy or to continuously operate the Premises, and Tenant shall have the right to cease operations (whether or not Tenant vacates the Premises) without same constituting a default by Tenant under this Lease provided Tenant continues to pay Rent and perform its other obligations under this Lease, and (b) have the right to remain open for business only on the days and during the hours Tenant determines is commercially practical
29.56    No Relocation Rights. Landlord shall have no rights to relocate Tenant without Tenant’s prior written approval, which may be withheld for any or no reason in Tenant’s sole discretion.
29.57    Cannabis, Marijuana or Cannabinoid Products. Tenant shall not bring upon the Premises or any portion of the Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.

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29.58    Building Management System. So long as the same has no material adverse impact on Landlord, the Project, and/or Landlord’s reasonable management and operation of the Project, Landlord shall provide to up to five (5) key Tenant employees in senior management positions read-only portal access to, at no additional charge (other than any actual and reasonable costs incurred by Landlord to provide such read-only portal access), the diagnostic system for monitoring of the Building (the “BMS”) for Tenant to access information thereon on a real-time and a read-only basis. Tenant hereby acknowledges and agrees that any such access to the BMS is a courtesy only and is solely for informational purposes. Tenant shall not disclose any such information Tenant discerns from the BMS, except to the extent Landlord expressly agrees in writing.
29.59    Uninterrupted Power Source. Tenant shall have the right to install, use and maintain an uninterrupted power source (the “UPS”) in the Premises during the Term. The installation of the UPS shall be subject to the prior approval of Landlord in accordance with Article 8 of this Lease, including, without limitation, the location of the UPS within the Premises and the manner in which the UPS will be installed. Tenant shall be responsible for the cost of all electricity consumed in connection with the operation of the UPS. Tenant agrees the UPS shall remain the property of Tenant until the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, at which time it shall be removed by Tenant in accordance with the terms and conditions of this Lease.
[Signatures follow on next page]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Effective Date.

"LANDLORD":
KR 100 FIRST STREET OWNER, LLC,
a Delaware limited liability company

By:	100 First Street Member, LLC, a Delaware limited liability company, its Manager

By:	Kilroy Realty, L.P., a Delaware limited partnership, its Managing Member

By:	Kilroy Realty Corporation, a Maryland corporation, its General Partner

By:	/s/ Jeff Hawken
Name:	Jeff Hawken
Title:	COO

By:	/s/ Rick Buziak
Name:	Rick Buziak
Title:	SVP Asset Management
[signatures continue on following page]

[Okta/100 First Lease – Signature Page]

"TENANT":

OKTA, INC.,
a Delaware corporation

By:	/s/ William Losch
Name:	William Losch
Its:	CFO

By:	/s/ Todd McKinnon
Name:	Todd McKinnon
Its:	Trustee

[Okta/100 First Lease – Signature Page]

EXHIBIT A
100 FIRST PLAZA
OUTLINE OF PREMISES
This Exhibit A is intended only to show the general layout of the Premises as of the date of the Lease. It is not to be scaled; any measurements or distances shown should be taken as approximate.
SUITE 400

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SUITE 500

EXHIBIT A -2-

SUITE 600

EXHIBIT A -3-

SUITE 700

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SUITE 800

EXHIBIT A -5-

SUITE 900

EXHIBIT A -6-

SUITE 1000

EXHIBIT A -7-

SUITE 1100

EXHIBIT A -8-

SUITE 1400

EXHIBIT A -9-

SUITE 1500

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EXHIBIT B
100 FIRST PLAZA
WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Phase I Premises, the Phase II Premises, the Must-Take Space and any First Offer Space, as applicable. All references in the Work Letter to (i) "Premises," "Phase," or "floor of the Premises" shall be deemed to be references to the Phase I Premises, the Phase II Premises, the Must-Take Space and any First Offer Space (except as otherwise expressly set forth in this Work Letter or in the Lease), as applicable, (ii) the "Improvements" shall be deemed to be references to the Improvements in each of the Phase I Premises, the Phase II Premises, the Must-Take Space and any First Offer Space (except as otherwise expressly set forth in this Work Letter or in the Lease), as applicable, (iii)  the "Improvement Allowance" shall be deemed to be references to the Improvement Allowance for each of the Phase I Premises, the Phase II Premises, the Must-Take Space and any First Offer Space (to the extent Landlord provides an improvement allowance in connection with Tenant’s leasing of such First Offer Space), as applicable, (iv) “Delivery Date” shall be deemed to be references to the delivery of each of the Phase I Premises, the Phase II Premises, the Must-Take Space and any First Offer Space, as applicable, and (v) the "Lease Commencement Date" shall be deemed to be references to the Lease Commencement Date for each of the Phase I Premises, the Phase II Premises, the Must-Take Space (defined in the Lease as the “Must-Take Effective Date”) and any First Offer Space (defined in the Lease as the “First Offer Commencement Date”), as applicable. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of Sections 1 through 5 of this Work Letter.
SECTION 1

DELIVERY OF THE PREMISES; LANDLORD’S WORK
1.1    Examination. Landlord shall deliver (i) the Phase I Premises to Tenant, broom clean and free of debris (the “Delivery Condition”), on the Phase I Premises Delivery Date and (ii) subject to Tenant’s Deferred Delivery Right pursuant to Section 2.1 of the Lease, the Phase II Premises to Tenant, in the Delivery Condition, on the Phase II Premises Delivery Date. Tenant shall accept the Phase I Premises and the Phase II Premises from Landlord in their presently existing, "as-is" condition, subject to Section 1.2 below (and further subject to the Systems Warranty described in Section 1.1.1 of the Lease), as of such dates.
1.2    Landlord’s Work.

EXHIBIT B -1-

1.2.1    In connection with Tenant’s construction of the “Improvements”, as that term is defined in Section 2.1 below, Landlord shall be responsible, at Landlord’s sole cost and expense, for any work (the “Landlord Work”) required to correct any existing violations of applicable Laws (as interpreted and enforced as of the Delivery Dates of each of the applicable Premises) relating to (any such work is hereinafter referred to as “Required Compliance Corrections”): (i) the restrooms located on any full floor of the Premises (such Required Compliance Corrections located within any such restrooms are hereinafter referred to as the “Required Restroom Compliance Corrections”), (ii) the path of travel to the Premises, and (iii) the Common Areas of the Building outside of the Premises, to the extent the performance of any such work in the Common Areas of the Building (other than in (i) above) is necessary in order for Tenant to obtain (x) a building permit for the Improvements (provided that the Improvements are Typical Office Improvements, and are not Specialty Alterations or “Ancillary Use Improvements”, as that term is defined below), or (y) a certificate of occupancy or similar governmental approval necessary for Tenant to occupy the Premises for general office use; provided, however, that in no event shall the Landlord Work be deemed to include any Required Compliance Corrections to the extent the same are triggered by the specialized use of the Premises (other than for general office use) by Tenant or any Tenant Parties (including, without limitation, for the Ancillary Uses, as defined in the Lease) or any Alterations performed in the Premises by or on behalf of Tenant (other than any Typical Office Improvements). Notwithstanding the foregoing, in no event shall Tenant be obligated to perform any structural alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis, including to correct any violations of applicable Laws triggered by Tenant’s construction of the Improvements; provided, however, that any such structural alterations, capital improvements and/or installation of new or additional mechanical, electrical, plumbing or fire/life safety systems installed on behalf of Tenant may be included as part of Operating Expenses, subject to and in accordance with the TCCs of Section 4.2.4 of the Lease. The Landlord Work shall be completed using Building Standard (as defined below) methods, materials and finishes.
1.2.2    Landlord shall have the right to contest the obligation to perform any Required Compliance Corrections in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by applicable Laws and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable Laws. Such contest by Landlord shall not extend the Delivery Date of the Premises, and shall not otherwise excuse Landlord’s performance of any other obligation under the Lease or this Work Letter, provided, however, that subject to Section 1.2.3 below, any such work may be performed after the Delivery Date.
1.2.3    In the event that Tenant becomes aware of the necessity of any Required Compliance Corrections, Tenant shall give prompt, written, reasonably detailed notice thereof to Landlord (“Correction Notice”). Thereafter (or if Landlord otherwise receives notice or has actual knowledge of the necessity of any Required Compliance Corrections), Landlord shall, subject to Landlord’s right to dispute or appeal the Required Compliance Corrections as set forth above, complete the Required Compliance Corrections as soon as practicable following the date of receipt of Tenant’s Correction Notice or the date Landlord has such actual knowledge, as applicable, but in any event (except with respect to the Required Restroom Compliance Corrections, as provided

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below) on or before the later of (i) the applicable Lease Commencement Date for the portion of the Premises relating to such Required Compliance Corrections; or (ii) Tenant’s Substantial Completion of the Phase II Premises Improvements in any portion of the Phase II Premises. The Required Compliance Corrections, if any, shall be performed by Landlord in conjunction with the performance of the Improvements by Tenant and Landlord and Tenant agree to cooperate with each other in order to enable the Required Compliance Corrections to be performed in a timely manner and Tenant shall continue its planning, demolition and construction of the Improvements during the period of such Required Compliance Corrections to the extent practicable and permitted by applicable Laws. So long as the same does not delay Landlord’s performance of the Required Restroom Compliance Corrections, Landlord shall reasonably coordinate Landlord’s performance of the Required Restroom Compliance Corrections with Tenant’s construction schedule for the Improvements. With respect to the Required Restroom Compliance Corrections on any floor of the Premises, Landlord shall substantially complete the applicable Required Restroom Compliance Corrections within six (6) weeks after the later of (y) the Delivery Date applicable to the portion of the Premises in which the Required Restroom Compliance Corrections are being performed; or (z) Tenant’s commencement of construction of the Improvements on the floor on which the Required Restroom Compliance Corrections are being performed.
1.2.4    In addition to the Required Compliance Corrections, the Landlord Work shall also include, at Landlord’s sole cost and expense, removal of the existing raised floor system on the Mission Street side of Suite 400 and/or the existing pre-action fire suppression system located in Suite 400 to the extent the prior tenant occupying Suite 400 fails to remove the same (the “Suite 400 Delivery Work”). Subject to Tenant’s Deferred Delivery Right in Section 2.1 of the Lease, any Force Majeure Delay (as that term is defined in Section 5.1 of this Work Letter) and delays caused by Tenant or Tenant's Agents (as that term is defined in Section 4.1.2 of this Work Letter), if the Suite 400 Delivery Work is not substantially completed as of the Phase II Premises Delivery Date, the Phase II Premises Delivery Date, solely with respect to Suite 400, shall be delayed until Landlord’s substantial completion of the Suite 400 Delivery Work.
1.2.5    Landlord’s failure to substantially complete (i) the Required Compliance Corrections within the timeframe set forth in Section 1.2.3 above; or (ii) the Suite 400 Delivery Work within two (2) weeks following Landlord’s delivery of Suite 400 to Tenant, shall each be deemed a “Landlord Caused Delay”, as that term is defined in Section 5.1 below.
1.2.6    Landlord shall enter into a direct contract for the Landlord’s Work with a general contractor selected by Landlord.
SECTION 2

IMPROVEMENTS
2.1    Improvement Allowance. Tenant shall be entitled to: (i) a one-time improvement allowance (the “Phase I Premises Improvement Allowance”) in the amount of up to One Million Nine Hundred Six Thousand and 00/100 Dollars ($1,906,000.00) (i.e., One Hundred Dollars ($100.00) per rentable square foot of the Phase I Premises) for the costs relating to the initial design and construction of the improvements, which are permanently affixed to the Phase I Premises (the

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“Phase I Premises Improvements”); (ii) a one-time improvement allowance (the “Phase II Premises Improvement Allowance”) in the amount of up to Eighteen Million Eight Hundred Thousand Six Hundred and 00/100 Dollars ($18,800,600.00) (i.e., One Hundred Dollars ($100.00) per rentable square foot of the Phase II Premises) for the costs relating to the initial design and construction of the improvements, which are permanently affixed to the Phase II Premises (the “Phase II Premises Improvements”); and (iii) the Must-Take Allowance (as defined in Section 1.4.5 of the Lease) (the Must-Take Allowance, the Phase I Premises Improvement Allowance and the Phase II Premises Improvement Allowance are, collectively, referred to herein as the “Improvement Allowance”) in the amount determined in accordance with Section 1.4.5 of the Lease for the Must-Take Improvements (as defined in Section 1.4.5 of the Lease) (the Must-Take Improvements, the Phase I Premises Improvements and the Phase II Premises Improvements are, collectively, referred to herein as the "Improvements"). In no event shall any portion of the Phase I Premises Improvement Allowance be applied toward Improvement Allowance Items, as defined in Section 2.2.1 below, in the Phase II Premises, and in no event shall any portion of the Phase II Premises Improvement Allowance be applied toward Improvement Allowance Items in the Phase I Premises. Landlord shall not be obligated to pay a total amount which exceeds the Improvement Allowance. Notwithstanding the foregoing or any contrary provision of this Lease, all Improvements shall be deemed Landlord's property under the terms of this Lease. Except as expressly set forth below with respect to a Completion Delay (as defined in Section 5.1 below), any unused portion of the (a) Phase I Premises Improvement Allowance remaining as of the date that is thirteen (13) months following the Phase I Premises Lease Commencement Date (the “Phase I Premises Improvement Allowance Sunset Date”); (b) Phase II Premises Improvement Allowance remaining as of the date that is thirteen (13) months following the Phase II Premises Lease Commencement Date (the “Phase II Premises Improvement Allowance Sunset Date”); and/or (c) the Must-Take Allowance remaining as of the date that is thirteen (13) months following the Must-Take Effective Date (the “Must-Take Allowance Sunset Date”), shall remain with Landlord and Tenant shall have no further right thereto; provided, however, to the extent Tenant timely requested disbursement for any Improvement Allowance Items for the Phase I Premises, the Phase II Premises and/or the Must-Take Space, as applicable, in accordance with the TCCs of this Work Letter prior to the Phase I Premises Improvement Allowance Sunset Date, the Phase II Premises Improvement Allowance Sunset Date or the Must-Take Allowance Sunset Date, as applicable, Landlord shall provide such disbursement subject to and in accordance with Section 2.2. Notwithstanding anything to the contrary herein, Tenant’s failure to request disbursement of the applicable Improvement Allowance by the applicable sunset date for such Improvement Allowance shall not be deemed a Tenant default under the Lease. Landlord and Tenant acknowledge and agree that the Phase I Premises Improvement Allowance Sunset Date, the Phase II Premises Improvement Allowance Sunset Date and the Must-Take Allowance Sunset Date shall each be postponed by the number of days that Tenant’s Substantial Completion (as defined in Section 5.3 below) of the Improvements is delayed due to a Completion Delay.
2.2    Disbursement of the Improvement Allowance.
2.2.1    Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by Landlord in accordance with this Section 2.2 only for the following items and costs (collectively the "Improvement Allowance Items"):

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2.2.1.1      Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Work Letter, not exceed an aggregate amount equal to Seven and 50/100 Dollars ($7.50) per rentable square foot of the Phase I Premises and the Phase II Premises, respectively, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings;
2.2.1.2      The payment of plan check, permit and license fees relating to construction of the Improvements other than any Ancillary Use Improvements, except as expressly provided in Section 2.2.1.8 below;
2.2.1.3      The cost of construction of the Improvements including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions but expressly excluding any Improvements related to any Ancillary Uses, except to the extent expressly provided in Section 2.2.1.8 below;
2.2.1.4      The cost of any changes in the Base Building by or on behalf of Tenant pursuant to this Work Letter, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.5      The cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the "Code");
2.2.1.6      The cost of the "Coordination Fee," as that term is defined in Section 4.2.2.1 of this Work Letter;
2.2.1.7      Sales and use taxes; and
2.2.1.8      The cost for the installation of Lines and for any costs for the design or construction of any Improvements related to Ancillary Uses (the “Ancillary Use Improvements”), not to exceed an aggregate amount equal to Five and 00/00 Dollars ($5.00) per rentable square foot of the Phase I Premises and the Phase II Premises, respectively.
2.2.2    Disbursement of Improvement Allowance. During the construction of the Improvements, Landlord shall make monthly disbursements of the applicable Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows.
2.2.2.1      Monthly Disbursements. On or before the twentieth (20th) day of each calendar month, during the construction of the Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the applicable "Contractor," as that term is defined in Section 4.1.1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant’s Agents, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents who are entitled to file mechanics

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liens or otherwise have lien rights under California Civil Code Sections 8120 through 8138 which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) the items listed on Schedule 1 that are expressly identified to be tendered in connection with the disbursement of any portion of the applicable Improvement Allowance. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Within ten (10) days thereafter, and provided that Tenant has paid the applicable percentage of the Over-Allowance Amount specified in Section 4.2.1 below, Landlord shall deliver a check to Tenant made jointly payable to the applicable Contractor and Tenant, or directly to such Contractor at Landlord's reasonable discretion, in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the applicable Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Notwithstanding the foregoing, the Final Retention withheld by Landlord shall not be deemed to prohibit Tenant from withholding any sum from Contractor pursuant to Tenant’s contract with Contractor. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.2.2.2      Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable jointly to Tenant and the applicable Contractor, or directly to such Contractor at Landlord's reasonable discretion, shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the applicable Improvements, provided that (i) Tenant delivers to Landlord (a) paid invoices for all applicable Improvements and related costs for which the applicable portion of the Improvement Allowance is to be dispersed, (b) signed permits for all Improvements completed within the applicable portion of the Premises, and (c) properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant's contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the applicable Improvements, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (iii) Architect delivers to Landlord a "Certificate of Substantial Completion", in a form reasonably acceptable to Landlord, certifying that the construction of the applicable Improvements has been Substantially Completed, (iv) Tenant delivers to Landlord a "close-out package" in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); (v) Tenant causes a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located pursuant to Section 4.3 below; and (vi) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the applicable portion of the Premises.

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2.2.2.3      Other Terms. Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease. Tenant shall deliver the deliverables (“Tenant Deliverables”) set forth on Schedule 1 attached hereto; pursuant to the timing set forth on Schedule 1.
2.3    Building Standards. Landlord has established or may establish specifications for certain Building standard components to be used in the construction of the Landlord Work and Improvements attached hereto as Schedule 2 (“Building Standards”). The quality of Landlord Work and Improvements shall be equal to or of greater quality than the quality of such Building Standards. Landlord may make commercially reasonable changes to the Building Standards from time to time; provided, however, that (i) the Building Standards as attached shall apply to the Phase I Premises Improvements and the Phase II Premises Improvements; (ii) the Building Standards in effect as of the date on which Tenant submits any Construction Drawings for the Must-Take Space shall apply to the Must-Take Improvements and (iii) the Building Standards in effect as of the date on which Tenant submits any Construction Drawings for the First Offer Space shall apply to the applicable Improvements therefor. Notwithstanding anything to the contrary in the foregoing, (a) any doors installed by Tenant on multi-tenant floors within the Premises shall be Building Standard and (b) all window coverings installed by Tenant within the Premises shall be consistent throughout the Premises and shall be equal to or of greater quality than the quality of the Building Standards with respect to window coverings notwithstanding any subsequent change to the Building Standards.
2.4    Water Sensors. In connection with the construction of the Improvements pursuant to the terms of this Work Letter, Tenant shall, at Tenant's sole cost and expense (which may be deducted from the Improvement Allowance in accordance with the provisions of Section 2.2 of this Work Letter), install Water Sensors (as more particularly contemplated by the terms of Section 29.31 of this Lease). The Water Sensors so installed by Tenant shall be subject to the terms and conditions set forth in Section 29.31 of this Lease.
2.5    Excluded TI Costs. Tenant shall not be required to pay the costs of freight elevator service, security, access to loading docks, utilities or HVAC utilized at the Building during Business Hours during the Construction Period prior to the applicable Lease Commencement Date for the applicable portion of the Premises; provided, however, that Tenant shall be obligated to pay (a) the costs and expenses, calculated in accordance with the TCCs of Section 6.2 of this Lease, associated with any HVAC provided to Tenant after Building Hours (as defined below) at Tenant’s request and (b) Landlord’s reasonable costs and expenses to provide any additional Building security after Building Hours required due to any reasonable increased risk to property at the Building from Tenant’s construction activities as mutually agreed upon by Landlord and Tenant or as may otherwise be required by applicable Law.
2.6    Disbursement Dispute. Notwithstanding anything to the contrary set forth herein, provided that Tenant has fully satisfied all of the requirements for the disbursement of the Improvement Allowance set forth in Section 2.2.2 above and this Section 2.6 (the “Disbursement Conditions”), if (a) Tenant submits a request for disbursement (a “Request for Disbursement”)

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of the applicable Improvement Allowance within the timeframe set forth in Section 2.1 above, and (b) Landlord fails to either pay the Improvement Allowance (or the applicable portion thereof) owed to Tenant or provide Tenant with written notice of any Disbursement Condition that Tenant has failed to satisfy within thirty (30) days following Tenant’s written request (a “Refusal Notice”), Tenant shall have the right to provide Landlord with a second Request for Disbursement, which second Request for Disbursement must state the following in bold and capped font: “THIS IS TENANT’S SECOND REQUEST FOR DISBURSEMENT TO LANDLORD. LANDLORD FAILED TO DISBURSE THE IMPROVEMENT ALLOWANCE TO TENANT IN ACCORDANCE WITH THE TERMS OF THE WORK LETTER ATTACHED TO THE LEASE. IF LANDLORD FAILS TO DISBURSE THE IMPROVEMENT ALLOWANCE OR SPECIFY IN WRITING WHICH DISBURSEMENT CONDITIONS TENANT HAS FAILED TO SATISFY WITHIN 20 DAYS FOLLOWING TENANT’S DELIVERY OF THIS NOTICE PURSUANT TO THE TCCs OF SECTION 29.18 OF THE LEASE, TENANT SHALL HAVE THE RIGHT TO DEDUCT THE PORTION OF THE IMPROVEMENT ALLOWANCE PAYABLE TO TENANT FROM THE NEXT INSTALLMENT OF BASE RENT PAYABLE BY TENANT UNDER THE LEASE.” If Tenant’s second Request for Disbursement complies with the terms of this Section 2.6 and Landlord’s failure to respond continues for twenty (20) days after Tenant’s delivery of such Request for Disbursement pursuant to the TCCs of Section 29.18 of the Lease, so long as the Disbursement Conditions have been fully satisfied, Tenant shall be entitled to offset the amount of the Improvement Allowance due to Tenant set forth in the Request for Disbursement (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Request for Disbursement and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant) with interest at the Interest Rate from the date due (i.e. the date payable under Sections 2.2.2.1 or 2.2.2.2 above) against up to fifty percent (50%) of Base Rent next due and owing until such time as the entire unpaid amount is reimbursed in full. Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant's Request for Disbursement, in order for the Refusal Notice to be valid, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Refusal Notice. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) business days after Tenant's receipt of a Refusal Notice, Tenant shall not be entitled to make such offset with respect to the disputed portion of the amount set forth in the Refusal Notice until the earlier of (i) the date the disputed amount is no longer disputed by Landlord and (ii) the date on which Tenant prevails in any legal action against Landlord regarding any disputed amount of the Improvement Allowance and Tenant is awarded a final award, which is not subject to appeal, from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award (each of clauses (i) and (ii) referred to herein as a “Disputed Offset Amount”). If Tenant is entitled to a Disputed Offset Amount in accordance with the preceding sentence, Tenant may offset such Disputed Offset Amount (plus interest on the amount of such Disputed Offset Amount from the date incurred at the Interest Rate until such amount is offset by Tenant as provided herein) from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the Disputed Offset Amount against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such Disputed Offset Amount is deducted). Notwithstanding anything to the contrary contained herein, if Tenant

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is in monetary default under this Lease at the time that such offset right would otherwise be available to Tenant, Tenant shall not make such offset until such default is cured.
2.7    Stairwell Work. As part of the Phase II Premises Improvements, Tenant shall have the right, at its sole cost and expense, to remove the existing sheetrock (the “Stairwell Work”) that currently encases the internal stairwell between the fourteenth (14th) and fifteenth (15th) floors of the Building. If Tenant elects to perform such Stairwell Work, Tenant shall also be required to block off such stairwell access to the thirteenth (13th) floor of the Building. Notwithstanding anything to the contrary contained in Section 1.3.4 of the Lease, if Tenant elects to perform the Stairwell Work, the rentable square footage of the stairwell area (which is 137 rentable square feet) shall be included in the Premises as of the Phase II Premises Lease Commencement Date (subject to Tenant’s Deferred Delivery Right set forth in Section 2.1 of the Lease) at the same rental rate then in effect for the remainder of the Premises as of such date. In the event Tenant performs the Stairwell Work and subsequently exercises its Offer Right pursuant to Section 1.3 of the Lease and leases the entire thirteenth (13th) floor of the Building, then Tenant shall have the right, pursuant to the TCCs of the Lease, to remove the stairwell blockage preventing access to the thirteenth (13th) floor of the Building. Landlord agrees to reimburse Tenant for the actual and reasonable costs incurred by Tenant in connection with the Stairwell Work (in an amount not to exceed Five Thousand and 00/100 Dollars ($5,000.00)) within thirty (30) days after receipt of invoice together with reasonable supporting evidence.
SECTION 3

CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner designated by Tenant and reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Landlord hereby approves IA Interior Architect as the Architect if selected by Tenant, in Tenant’s sole and absolute discretion. If Tenant desires to use an architect/space planner other than IA Interior Architect, then Landlord shall approve such architect/space planner, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall approve or reasonably disapprove any architect/space planner proposed by Tenant within five (5) business days. If Landlord fails to respond to any such request within the five (5) business day period set forth above, Tenant shall have the right to provide Landlord with a second request. Tenant’s second request must specifically state that Landlord’s failure to respond within a period of two (2) business days shall be deemed to be an approval by Landlord of the proposed architect/space planner. If Landlord’s failure to respond continues for two (2) business days after Tenant’s delivery of the second request pursuant to the TCCs of Section 29.18 of the Lease, the architect/space planner proposed by Tenant for which Tenant has requested such consent shall be deemed to have been approved by Landlord. Tenant shall retain an engineering consultant reasonably approved by Landlord to prepare all plans and engineering working drawings relating to mechanical, electrical, plumbing, lifesafety and sprinkler work in the Premises. Landlord hereby approves AlfaTech Consulting Enterprises as Tenant’s mechanical, electrical and plumbing engineering consultant (the “MEP Engineer”) if selected by Tenant, in Tenant’s sole and absolute discretion. If Tenant desires to use a MEP Engineer other than AlfaTech, then Landlord shall approve

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such MEP Engineer, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall approve or reasonably disapprove any MEP Engineer or engineer to perform lifesafety and sprinkler work in the Premises (the “LifeSafety Consultant”) proposed by Tenant within five (5) business days following Tenant’s delivery of such request pursuant to the TCCs of Section 29.18 of the Lease. If Landlord fails to respond to any such request within the five (5) business day period set forth above, Tenant shall have the right to provide Landlord with a second request. Tenant’s second request must specifically state that Landlord’s failure to respond within a period of two (2) business days following Tenant’s delivery of such second notice pursuant to the TCCs of Section 29.18 of the Lease shall be deemed to be an approval by Landlord of the proposed MEP Engineer or LifeSafety Consultant. If Landlord’s failure to respond continues for two (2) business days after Tenant’s delivery of the second request pursuant to the TCCs of Section 29.18 of the Lease, the MEP Engineer or LifeSafety Consultant proposed by Tenant for which Tenant has requested such consent shall be deemed to have been approved by Landlord. The plans and drawings to be prepared by the Architect and any structural, mechanical, electrical, plumbing, lifesafety or HVAC consultants retained by Tenant (including the MEP Engineer and the LifeSafety Consultant) (collectively, the “Engineers”) shall be known collectively as the "Construction Drawings". The Construction Drawings may be prepared and submitted to Landlord independently for each portion of the Premises (on no less than on a floor by floor basis) and Landlord shall review the Construction Drawings so submitted. All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's reasonable approval, which shall not be withheld except in the case of a “Design Problem,” as that term is defined below. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. A “Design Problem” is defined as, and will be deemed to exist if such Improvements may (i) affect the exterior appearance of the Premises or Building; (ii) adversely affect the Building Structure; (iii) adversely affect the Building Systems; (iv) fail to comply with applicable Laws, (v) reduce the availability of points needed by Landlord to maintain Landlord's LEED Gold certification for the Building, or (vi) adversely affect any other tenant premises in the Building that are directly adjacent and/or contiguous to the Premises.
3.2    Final Space Plan. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final space plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant's design intent, for the Phase I Premises and the Phase II Premises, respectively, before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan. The final

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space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Tenant’s delivery of a Final Space Plan pursuant to the TCCs of Section 29.18 of the Lease if there is a Design Problem with respect to such Final Space Plan otherwise Landlord shall approve such Final Space Plan within such five (5) business day period. If Tenant is so advised, Tenant shall cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. In addition, Tenant shall have the right to include with its delivery of any Final Space Plan a request to be notified whether the Improvements set forth thereon (or any portion thereof) constitute Specialty Alterations pursuant to Section 3.7. In connection with Landlord’s review of any revision(s) to the proposed Final Space Plan, Landlord shall not raise objections to any portion of the Final Space Plan that were not raised in Landlord’s prior review(s) (unless such objections relate to a portion of revised Final Space Plan that were not shown on previously reviewed draft of the Final Space Plan). In addition, Landlord shall not disapprove any portion of the Final Space Plan which is substantially similar to any Final Space Plan previously approved by Landlord for any other floors of the Premises unless there is a Design Problem with respect to such newly submitted Final Space Plan. If Landlord fails to respond to any initial request for consent to the Final Space Plan within five (5) business days, Tenant shall have the right to provide Landlord with a second request for consent, which second notice must state the following in bold and capped font: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE REQUESTING CONSENT TO THE FINAL SPACE PLAN IN ACCORDANCE WITH THE TERMS OF THE WORK LETTER ATTACHED TO THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS FOLLOWING TENANT’S DELIVERY OF THIS NOTICE PURSUANT TO THE TCCs OF SECTION 29.18 OF THE LEASE, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED FINAL SPACE PLAN.” If Tenant’s second notice complies with the terms of this Section and Landlord’s failure to respond continues for five (5) business days after Tenant’s delivery of the second request for consent pursuant to the TCCs of Section 29.18, the Final Space Plan delivered to Landlord shall be deemed to have been approved by Landlord. Landlord shall approve any re-submittal of a Final Space Plan within two (2) business days after Tenant’s delivery thereof pursuant to the TCCs of Section 29.18 of the Lease and Landlord’s failure to respond within such two (2) business day period shall be deemed to be Landlord’s approval of such Final Space Plan.
3.3    Final Working Drawings. Upon the approval (or deemed approval) of the Final Space Plan by Landlord and Tenant, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. In addition, Tenant shall have the right to include with its delivery of any Final Working

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Drawings a request to be notified whether the Improvements set forth thereon (or any portion thereof) constitute Specialty Alterations pursuant to Section 3.7. Landlord shall advise Tenant within ten (10) business days after Tenant’s delivery of the Final Working Drawings pursuant to the TCCs of Section 29.18 if there is a Design Problem with respect to such Final Working Drawings otherwise Landlord shall approve or disapprove such Final Working Drawings within such ten (10) business day period. If Landlord fails to respond to any request for consent to the Final Working Drawings within such ten (10) business day period, Tenant shall have the right to provide Landlord with a second request for consent, which second notice must state the following in bold and capped font: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE REQUESTING CONSENT TO THE FINAL WORKING DRAWINGS IN ACCORDANCE WITH THE TERMS OF THE WORK LETTER ATTACHED TO THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS FOLLOWING TENANT’S DELIVERY OF THIS NOTICE PURSUANT TO THE TCCS OF SECTION 29.18 OF THE LEASE, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED FINAL WORKING DRAWINGS.” If Tenant’s second notice complies with the terms of this Section and Landlord’s failure to respond continues for five (5) business days after its delivery of the second request for consent pursuant to the TCCs of Section 29.18 of the Lease, the Final Working Drawings delivered to Landlord shall be deemed to have been approved by Landlord. If Tenant is so advised, Tenant shall revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the reasonable and cost of such required changes in advance upon receipt of notice thereof.
3.4    Approved Working Drawings. Construction of the Improvements shall not commence until the Final Working Drawings therefor shall be approved by Landlord (the "Approved Working Drawings"). Tenant shall submit the Final Working Drawings to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings (“Changes”) which constitute a Design Problem (provided that in such event Tenant shall provide reasonable prior notice of any such Change) may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld. Landlord shall advise Tenant within five (5) business days after Tenant’s delivery of a Change request pursuant to the TCCs of Section 29.18 of the Lease if there is a Design Problem with respect to such Change request otherwise Landlord shall approve such Change request. In addition, Landlord shall not disapprove any Change to a floor of the Premises which Landlord has previously approved with respect to another floor of the Premises unless there is a Design Problem with respect to such Change. If Landlord fails to respond within such five (5) business day period, then Tenant shall have the right to deliver a second notice to Landlord requesting Landlord's approval of such Change (which

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second notice shall include a copy of such Change), and if Landlord fails to respond within two (2) business day following Tenant’s delivery of such second notice pursuant to the TCCs of Section 29.18 of the Lease, then Landlord shall be deemed to have approved the applicable Change. If Landlord advises Tenant that a Design Problem exists with respect to a Change request, Tenant shall cause the applicable Change request to be revised to correct such Design Problem. Landlord shall approve any re-submittal of a Change request within two (2) business days after Tenant’s delivery thereof pursuant to the TCCs of Section 29.18 of the Lease and Landlord’s failure to respond within such two (2) business day period shall be deemed to be Landlord’s approval of such Change request.
3.5    Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, Landlord may, in Landlord's sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant's representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Section 29.18 of this Lease.
3.6    Space Planning Allowance. Tenant shall be entitled to a one-time allowance (the “Space Planning Allowance”) in the amount of $12,698.40 to reimburse Tenant’s reasonable costs of designing the Improvements. Landlord shall disburse the Space Planning Allowance to Tenant within thirty (30) days after Tenant’s delivery of copies of paid invoices pursuant to the TCCs of Section 29.18 of the Lease from Tenant’s space planner and/or other design consultants for the amounts covered by the disbursement. Notwithstanding any contrary provision of this Lease, if, for any reason other than a breach by Landlord of its obligations under this Lease, the entire Space Planning Allowance is not used within thirteen (13) months of the Phase II Premises Delivery Date, then the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto. Notwithstanding anything to the contrary contained herein, this Section 3.6 shall in no event apply to any First Offer Space, it being agreed that Landlord shall have no obligation to provide a space planning allowance to reimburse any costs incurred by Tenant in connection with designing any improvements therefor unless otherwise agreed by the parties at the time Tenant leases the First Offer Space.
3.7    Specialty Alterations. Tenant shall have the right, at any time prior to the completion of the Improvements for each portion of the Premises, to provide notice to Landlord pursuant to the TCCs of Section 29.18 of the Lease (either in the notices provided pursuant to Section 3.3 or 3.4 above or pursuant to a separate notice) (a “Specialty Alterations Notice”), which such Specialty Alterations Notice shall include a request to be notified whether the Improvements set forth in such Specialty Alterations Notice (or any portion thereof) constitute Specialty Alterations. If Tenant submits such Specialty Alterations Notice, Landlord shall notify Tenant whether the any portion of the Improvements set forth on such Specialty Alterations Notice (or any portion thereof) constitute Specialty Alterations. Landlord shall advise Tenant within ten (10) business days after Tenant’s delivery of the Specialty Alterations Notice pursuant to the TCCs of Section 29.18 whether the Improvements set forth in such Specialty Alterations Notice (or any portion thereof) constitute Specialty Alterations. If Landlord fails to respond to any Specialty Alterations Notice within such ten (10) business day period, Tenant shall have the right to provide Landlord with a second Specialty Alterations Notice, which second Specialty Alterations Notice must state the following in bold and capped font: “LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE

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REQUESTING TO BE INFORMED WHETHER THE IMPROVEMENTS SET FORTH ON THE SPECIALTY ALTERATIONS NOTICE (OR ANY PORTION THEREOF) CONSTITUTE SPECIALTY ALTERATIONS UNDER THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS FOLLOWING TENANT’S DELIVERY OF THIS NOTICE PURSUANT TO THE TCCs OF SECTION 29.18 OF THE LEASE, THE IMPROVEMENTS SET FORTH ON THE SPECIALTY ALTERATIONS NOTICE SHALL BE DEEMED NOT TO BE SPECIALTY ALTERATIONS FOR PURPOSES OF THE LEASE.” If Tenant’s second notice complies with the terms of this Section and Landlord’s failure to respond continues for five (5) business days after Tenant’s delivery of the second Specialty Alterations Notice pursuant to the TCCs of Section 29.18, the Improvements set forth on the Specialty Alterations Notice shall be deemed not to be Specialty Alterations for purposes of the Lease.
SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS
4.1    Tenant's Selection of Contractors.
4.1.1    The Contractor. A general contractor (“Contractor”) shall be retained by Tenant to construct the Improvements. Landlord hereby approves NOVO Construction as the Contractor if selected by Tenant in Tenant’s sole and absolute discretion. Tenant shall use commercially reasonable efforts to cause the Contractor to perform the Improvements; provided, however, (i) Tenant's failure to cause the Contractor to perform the Improvements shall not be deemed a breach or default of the Lease, and (ii) Tenant’s failure to use commercially reasonable efforts to cause the Contractor to perform the Improvements shall not be deemed a breach or default of the Lease. There shall be no implied covenant of good faith or fair dealing (and the parties hereby disclaim any such covenant) with respect to the preceding sentence. If Tenant desires to use a general contractor other than NOVO Construction, then Landlord shall approve or reasonably disapprove such general contractor proposed by Tenant within five (5) business days. If Landlord fails to respond to any such request within the five (5) business day period set forth above, Tenant shall have the right to provide Landlord with a second request. Tenant’s second request must specifically state that Landlord’s failure to respond within a period of five (5) business days shall be deemed to be an approval by Landlord of the proposed general contractor. If Landlord’s failure to respond continues for five (5) business days after Tenant’s delivery of the second request pursuant to the TCCs of Section 29.18 of the Lease, the general contractor proposed by Tenant for which Tenant has requested such consent shall be deemed to have been approved by Landlord.
4.1.2    Tenant's Agents. All subcontractors and laborers used by Tenant together with the TI Contractor, Architect, Engineers and any other consultants retained by Tenant shall be referred to herein collectively as "Tenant's Agents", Tenant's mechanical, electrical, plumbing, and life safety subcontractors must be approved by Landlord in its reasonable discretion; provided, however, that Tenant shall use Landlord’s designated fire/life safety contractor (which, as of the date of this Lease, is SABAH), BMS contractor (which, as of the date of this Lease, is Syserco) in connection with programming into the base Building monitoring systems and riser contractor

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(which, as of the date of this Lease, is Summit Riser), with respect to any connection between the Building’s risers and Tenant’s IDF closets. Landlord shall approve or reasonably disapprove any other subcontractors proposed by Tenant within three (3) business days. If Landlord fails to respond within such three (3) business day period, then Tenant shall have the right to deliver a second notice to Landlord pursuant to the TCCs of Section 29.18 of the Lease requesting Landlord's approval of the subcontractor proposed by Tenant (which second notice shall include the name of such subcontractor proposed by Tenant), and if Landlord fails to respond within two (2) business day following delivery of such second notice by Tenant pursuant to the TCCs of Section 29.18 of the Lease, then Landlord shall be deemed to have approved such subcontractor proposed by Tenant. If Landlord disapproves any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval in accordance with this Section 4.1.2. Tenant’s Agents shall be union labor and in compliance with the then existing master labor agreement.
4.2    Construction of Improvements by Tenant's Agents.
4.2.1    Construction Contract; Cost Budget.
4.2.1.1    Tenant shall execute a construction contract (which Contract shall incorporate Landlord’s general conditions, attached hereto as Schedule 3) with the Contractor (each, a "Contract") for the Phase I Premises Improvements, the Phase II Premises Improvements, the Must-Take Space Improvements and, in the event Tenant exercises its Deferred Delivery Right pursuant to Section 2.1 of the Lease, the portion of the Phase II Premises Improvements applicable to the Deferred Space.  Prior to the commencement of the construction of the applicable Improvements, and after Tenant has accepted all bids for such Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the applicable Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the applicable Contract (the "Final Costs").  Landlord may elect by written notice to Tenant (“Landlord’s Construction Risk Notice”) to Tenant no later than ten (10) business days following Tenant’s delivery of the applicable Final Costs and construction schedule pursuant to the TCCs of Section 29.18 of the Lease to apply the Construction Risk Alternative (as defined below) for each Contract in order that Landlord may satisfy its REIT related obligations with respect to timely recognizing revenue from this Lease (as determined by Landlord in its sole discretion), and in such case the provisions of the Construction Risk Alternative shall automatically apply to the applicable Improvements and be binding upon Tenant.  The term "Construction Risk Alternative" means that Tenant shall bifurcate the applicable Contract into two separate schedules of values, with one schedule of values (the “100% Improvements Schedule”), including specific identifiable assets / trades equal to the applicable Improvement Allowance, for one hundred percent (100%) of the applicable Improvement Allowance (the "100% Threshold"), and with the other schedule of values (the "Remaining Schedule") covering the remaining tenant related work to construct the applicable Improvements.  Tenant shall deliver both resulting schedules of value to Landlord within thirty (30) days following delivery of Landlord’s Construction Risk Notice.  In the event that Landlord elects the Construction Risk Alternative, then notwithstanding any contrary provision of this Work Letter,

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one hundred percent (100%) of the applicable Improvement Allowance shall be used for the costs to design and construct the Improvements set forth on the applicable 100% Improvements Schedule (the "100% Improvements”).  In no event shall (i) Landlord be obligated to make disbursements from the applicable Improvement Allowance for the Improvements set forth on the applicable Remaining Schedule (the "Remaining Improvements") or (ii) Tenant be obligated to contribute towards the Over-Allowance Amount (as defined below) until disbursements have been made from the applicable Improvement Allowance for all of the work to design and substantially complete the 100% Improvements.  Landlord acknowledges and agrees that Landlord’s election of the Construction Risk Alternative shall not alter Tenant’s right to make Changes in accordance with Section 3.4 above, including any Changes which may modify the 100% Improvements Schedule and/or the Remaining Schedule.
4.2.1.2    If Landlord does not exercise the Construction Risk Alternative, Landlord and Tenant hereby agree that Landlord and Tenant shall pay for their respective obligations with respect to the cost of the Improvements on a pari passu basis. Accordingly, if an Over-Allowance Amount (as defined below) exists, then in connection with each of Landlord's monthly disbursements of the applicable Improvement Allowance, Tenant shall concurrently pay a percentage of each amount disbursed by Landlord to Tenant under this Work Letter or otherwise disbursed under this Work Letter directly to the appropriate person or entity, which percentage shall be equal to the amount of the Over-Allowance Amount (as defined below) relating to the applicable portion of the Premises divided by the amount of the Final Costs relating to the applicable portion of the Premises (“Tenant’s Contribution”), and such payment by Tenant shall be a condition to Landlord’s obligation to pay any amounts of the applicable Improvement Allowance. For purposes hereof, the "Over-Allowance Amount" shall be equal to the difference, if any, between the amount of the Final Costs for the applicable Improvements and the amount of the applicable Improvement Allowance (as calculated based upon the applicable portion of the Premises to be constructed under the applicable Contract, less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the applicable Improvements).  Notwithstanding the foregoing, Landlord, in its sole and absolute discretion, by providing written notice to Tenant upon Landlord’s determination of the applicable Final Costs, shall have the option to require application of the applicable Improvement Allowance toward the Improvement Allowance Items prior to Tenant’s application of Tenant’s Contribution toward the applicable Improvements (it being agreed that if Landlord fails to provide such notice, the Over-Allowance Amount, if any, shall be paid by Tenant on a pari passu basis). In the event that, after the Final Costs for the applicable Improvements have been delivered by Tenant to Landlord, any revisions, changes or substitutions shall be made to the applicable Final Working Drawings or the applicable Improvements, or the costs relating to the design and construction of the applicable Improvements shall change, the above amounts shall be adjusted as equitable to reflect any additional or reduced costs which arise in connection therewith.  Tenant shall provide Landlord with updated construction schedules and budgets on a regular basis during the course of construction of the applicable Improvements, and in any event within fifteen (15) days after request by Landlord.  In connection with any Over-Allowance payments made by Tenant pursuant to this Section 4.2.1.2, Tenant shall provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

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4.2.2    Tenant's Agents.
4.2.2.1      Landlord's General Conditions for Tenant's Agents and Improvement Work. Tenant's and Tenant's Agent's construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in accordance with the applicable Approved Working Drawings (as modified by any Changes) and (ii) Tenant shall abide by Landlord’s construction rules a copy of which is attached hereto as Schedule 4 (“Construction Rules”). Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), which Coordination Fee shall be for all services relating to the coordination of the construction of the Improvements and shall be deducted from the Improvement Allowance for each of the Phase I Premises and the Phase II Premises on a pro rata basis based on the rentable square footage of each of the Phase I Premises and the Phase II Premises (however, for the avoidance of doubt, no such Coordination Fee shall be payable in connection with Tenant’s performance of the Must-Take Space Improvements). In addition, Tenant shall reimburse Landlord for all actual and reasonable costs incurred by Landlord in connection with the third-party review of any plans for the Improvements, which costs shall be payable to Landlord within thirty (30) days after Landlord’s invoice therefor together with reasonable supporting evidence.
4.2.2.2      [INTENTIONALLY OMITTED]
4.2.2.3      Requirements of Contractor. Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work (including any punch list items) performed by Contractor. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in each Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4      Insurance Requirements.
4.2.2.4.1  General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2  Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Improvements, and

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such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.3  General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.3 shall be delivered to Landlord before the commencement of construction of any portion of the Improvements and before the Contractor's equipment is moved onto the site. If such policies of insurance do not contain a provision that the company writing said policy will give Landlord ten (10) days written notice in the event of non-payment of premium, then Tenant shall provide such written notice to Landlord within such ten (10) day period. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord written on a claims made basis, which is to be maintained for five (5) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.3 shall insure Landlord and Tenant, as their interests may appear, as well as each Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter.
4.2.3    Governmental Compliance. The Improvements shall comply in all respects with Laws, as may apply according to the rulings of the controlling public official, agent or other person.
4.2.4    Inspection by Landlord. During construction, Landlord shall have the right to inspect the Improvements at all reasonable times, provided however, that Landlord's failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Improvements as not being in accordance with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, following notice to Tenant and Tenant’s right to cure the same within the time periods set forth in the Lease, Landlord may, take such action as Landlord

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deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.
4.2.5    Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at either 100 First Street, San Francisco, California or 634 Second Street, San Francisco, California, as designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such regularly scheduled meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of each Contractor's current request for payment, as applicable.
4.3    Notice of Completion; Copy of Record Set of Plans. Within fifteen (15) days after completion of construction of the Improvements for each Phase, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the applicable portion of the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
SECTION 5

DELAYS OF LEASE COMMENCEMENT DATE
5.1    Lease Commencement Date Delays. The Lease Commencement Date with respect to each Phase of the Premises shall be extended by the number of days of delay of the Substantial Completion of the Improvements (as defined below) to the extent solely caused by a "Completion Delay," as that term is defined below, but only to the extent such Completion Delay causes the Substantial Completion of the Improvements to occur (a) with respect to the Phase I Premises, after the later of (A) the date that is ninety (90) days following the Phase I Premises Delivery Date, or (B) the date of Substantial Completion of the Phase I Premises Improvements set forth on Tenant’s construction schedule for the applicable portion of the Phase I Premises, (b) with respect to the Phase II Premises, the later of (1) the date that is one hundred fifty (150) days following the Phase II Premises Delivery Date, or (2) the date of Substantial Completion of the Phase II Premises

EXHIBIT B -19-

Improvements set forth on Tenant’s construction schedule for the applicable portion of the Phase II Premises, (c) with respect to the Must-Take Space, the later of (y) the date that is one hundred fifty (150) days following the Must-Take Delivery Date, or (z) the date of Substantial Completion of the Must-Take Improvements set forth on Tenant’s construction schedule for the applicable portion of the Must-Take Space and (d) with respect to any First Offer Space, after the later of (I) the anticipated Lease Commencement Date for such First Offer Space, as set forth in the applicable First Offer Notice, or (II) the date of Substantial Completion of the applicable Improvements set forth on Tenant’s construction schedule for the applicable portion of the First Offer Space. As used herein, the term "Completion Delay" shall mean only a "Force Majeure Delay" or a "Landlord Caused Delay," as those terms are defined below in this Section 5.1 of this Work Letter. "Force Majeure Delay" shall mean only an actual delay resulting from strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, terrorist acts, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes. "Landlord Caused Delay" shall mean actual delays to the extent resulting from (i) the failure of Landlord to timely complete any Landlord Work subject to and in accordance with the TCCs of Section 1.2 of the Work Letter; (ii) the failure of Landlord to timely approve or disapprove any "Construction Drawings," as that term is defined in Section 3.1 of this Work Letter; (iii) interference (when judged in accordance with industry custom and practice) by Landlord, its agents or employees (except as otherwise allowed under this Work Letter) with the Substantial Completion of the Improvements and which objectively preclude or delay (A) the construction of improvements in the Building by any person and (B) Tenant’s ability to occupy and commence business operations in the applicable portion of the Premises; or (iv) delays due to the acts or failures to act of Landlord, its agents or employees with respect to the proper payment of the Improvement Allowance (except as otherwise allowed under this Work Letter) but Tenant shall have a right to suspend its design and construction of the Improvements, if Landlord fails to reimburse Tenant all or any part of the Improvement Allowance when due in accordance with the terms and conditions of this Work Letter.
5.2    Determination of Completion Delay. If Tenant contends that a Completion Delay has occurred, Tenant shall notify Landlord in writing (a "Delay Notice") of (a) the event which constitutes such Completion Delay, and (b) the date upon which such Completion Delay is anticipated to end. If such delay described in Tenant’s Delay Notice is a Landlord Caused Delay and such Landlord Caused Delay is not cured by Landlord within two (2) business days of Tenant’s delivery of the Delay Notice pursuant to the TCCs of Section 29.18 of the Lease (subject to a maximum of five (5) business days in the aggregate of such cure periods not counting as Landlord Caused Delays in each of the Phase I Premises and the Phase II Premises, as applicable) and if such action, inaction or circumstance otherwise qualifies as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Tenant’s delivery of the Delay Notice pursuant to the TCCs of Section 29.18 of the Lease and ending as of the date such delay ends.

5.3    Definition of Substantial Completion of the Improvements. For purposes of this Section, “Substantial Completion” shall mean completion of construction of the applicable Improvements pursuant to the Approved Working Drawings approved by Landlord with the exception of any punch list items, any furniture, fixtures or equipment (even if the same requires

EXHIBIT B -20-

installation or electrification by or on behalf of Tenant and any tenant improvement finish items and materials which are selected by Tenant but which are not available within a reasonable time. (The definition of Substantial Completion shall also define the terms “Substantially Completed” and “Substantially Complete”).
SECTION 6
MISCELLANEOUS
6.1    Tenant's Representative. Tenant has designated as its sole representative with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is @okta.com and phone number is ), who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.
6.2    Landlord's Representative. Landlord has designated (whose e-mail address for the purposes of this Work Letter is @kilroyrealty.com) and (whose e-mail address for the purposes of this Work Letter is @kilroyrealty.com and phone number is ) as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.
6.3    Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. Except as otherwise expressly set forth herein, if any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
6.4    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant beyond any applicable notice and cure period under the Lease or this Work Letter occurs at any time on or before the Substantial Completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

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SCHEDULE 1 TO EXHIBIT B

EXHIBIT B -22-

EXHIBIT B -23-

SCHEDULE 2 TO EXHIBIT B

BUILDING STANDARDS

[attached]

EXHIBIT B -24-

KILROY

100 First Street
San Francisco, CA

DESIGN STANDARD & BUILDING STANDARD TENANT IMPROVEMENT SPECIFICATIONS

INTRODUCTION
Kilroy Realty Corporation has had a strong commitment to sustainability over the past six decades. These building standards are designed to maintain the level of quality and sustainability expected of our Class A properties, and to help our tenants achieve their own environmental goals.

Many of the requirements and suggestions in these standards are based on the LEED for Commercial Interiors v2009 rating system; tenants are encouraged to pursue LEED for Commercial Interiors certification in either LEED v2009 or LEED v4 for their improvements.

DESIGN CRITERIA
This section addresses aspects of a project that are not expressly addressed in the Standards section that follows it. The purpose of these design criteria is to maximize the energy efficiency, materials use, and indoor environmental quality of the completed Class A tenant improvements.

ENERGY EFFICIENCY
Projects must implement the required prescriptive energy efficiency measures found throughout this document. If the tenant chooses, they may instead produce an energy model demonstrating that the project achieves an overall energy reduction of 10% or more below the requirements of Title 24-2014.

STANDARD PARTITIONS

DEMISING PARTITION
a. 3-5/8" x 20 gauge metal studs @ 16" on center, or as required by code.
b. 1 layer each side 5/8" thick type 'x' gypsum wallboard.
c. Gypsum wallboard, and any other composite panel or agrifiber product, to be UF free.
d. Height from floor slab to underside of structure above.
e. R11 batt sound insulation in partition cavity.
d. Partition taped and sanded smooth to a minimum of Level 4 finish to receive paint.
e. Fire caulk @ partition and metal deck and at any penetrations as required by City of San Francisco. (Fill deck flutes voids to achieve one (1) hour fire rating as required by code).
f. Provide openings above ceiling with sound boots as required, for return air as required by mechanical engineering and applicable code.

INTERIOR PARTITION
a. 2-1/2" x 25 gauge metal studs @ 24" on center, or as required by code.
b. 1 layer each side 5/8" thick type 'x' gypsum wallboard.

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c. Gypsum wallboard, and any other composite panel or agrifiber product, to be UF free.
d. From floor slab to underside of ceiling grids as applicable.
e. Wall Bracing: 2-1/2" x 25 gauge metal studs at 45 degree diagonal to structure above staggered @ 4'-0" on center or as required by code and at door openings.
f. Partition taped and sanded smooth to a minimum of Level 4 finish.
g. Metal corner bead at terminations of partitions and at the ceiling.

INTERIOR ONE-HOUR SEPARATION PARTITION

a. 3-5/8" x 20 gauge metal studs @ 16" on center, or as required by code.
b. 1 layer each side 5/8" thick type 'x' gypsum wallboard.
c. Gypsum wallboard, and any other composite panel or agrifiber product, to be UF free.
d. From floor slab to underside of structure above.
e. R11 batt sound insulation in partition cavity.
f. Partition taped and sanded smooth to a minimum of Level 4 finish to receive paint.
g. Fire tape and fire caulk connections between partition, slab and deck as required.
h. Provide Fire dampers as required for penetrations and return air. INTERIOR

LOW PARTITION

a. 2-1/2" x 25 gauge metal studs @ 16" on center, or as required by code.
b. 1 layer each side and top 5/8" thick type 'x' gypsum wallboard.
c. Gypsum wallboard, and any other composite panel or agrifiber product, to be UF free.
d. Heights vary to maximum allowed by code.
e. Metal corner beads at all exposed corners.
f. Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.
g. Pipe support at free end within partition cavity and every 4' on center.

COLUMN FURRING

a. Hatt Furring Channel with 25 gauge metal studs @ 24" on center.
b. 1 layer one side 5/8" thick type 'x' gypsum wallboard.
c. Gypsum wallboard, and any other composite panel or agrifiber product, to be UF free.
d. Height from floor slab to 6" above ceiling grid or to deck above.
e. Partition taped and sanded smooth to a minimum of Level 4 finish to receive paint.

FURRING AT PERIMETER

a. Below glazing sill and above glazing head, 1 layer 5/8" thick type 'x' gypsum wallboard.
b. Taped and sanded smooth to a minimum of Level 4 finish to receive paint.
c. Gypsum wallboard, and any other composite panel or agrifiber product, to be UF free.
d. Gypsum wallboard to finish flush with face of mullion.

WALL TERMINATION AT MULLION

a. Install partition–end to die into closest mullion, not directly to glazing.
b. Dog-leg or similar design may be used.
c. No false mullions.
d. Partition walls require Neoprene or similar seal and caps at glazing mullions.
e. No mechanical fasteners allowed into exterior glazing or aluminum system.

CORNER GUARDS

- Acrovyn clear corner guard, no predrilled holes, ¾" legs.
- To be installed from top of the base to the underside of finished ceiling.
- Backpainted to match wall color.
- Adhered to wall with double sided "Killer Red Tape" type material.

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DOORS, FRAMES AND HARDWARE

SINGLE CORRIDOR DOOR AND HARDWARE

a. Single leaf U.L. rated, 20-minute suite entry door. Label attached to hinge side of door, 1- 3/4" x 3'-0" x 8'-2", solid core wood, painted door.

b. Core and wood to be at least 50% FSC Certified Pure or FSC Certified Mixed such that the percentage of new wood on the door that is FSC Certified is at least 50%.

c. Door shall be pre-finished and pre-mortised for hardware.

d. Door shall be pre-bored to accept optional electrified hardware.

e. Frame: 3'-0" x 8'-2" RACO (or equal approved by management for manufacturer/supplier of ACI Frames) extruded aluminum frames, with paintable finish, 20-minute fire rated.

f. Hardware:

- Lockset: Schlage L9000 Series with B LG Rose, finish 625 polished chrome.
- Lever and Trim: Schlage L9000-03 Series, finish 625 polished chrome.
- Cylinders: Schlage cylinder: Primus
- Hinges: Stanley, FBB179, 4.5, finish 625 polished chrome.
- Closer: Norton 7500 series regular Arm non-hold open 689 Aluminum.
- Stop: Wall Mount Ives WS 406-26. Floor Mount Ives FS 436 26 (low) FS 438-26 (high)
- Smoke Seals: Smoke Seal to be provided by the door frame manufacturer – gray.

Substitutions of equal hardware shall be subject to Landlord's approval.

DOUBLE CORRIDOR DOOR AND HARDWARE

a. Double leaf U.L. rated 20-minute suite entry doors. Label attached to hinge side of doors, 1-3/4" x 6'-0" x 8'-2" solid core wood, painted door.

b. Core and wood to be at least 50% FSC Certified Pure or FSC Certified Mixed such that the percentage of new wood on the door that is FSC Certified is at least 50%.

c. Door shall be pre-finished and mortised for hardware.

d. Door shall be pre-bored to accept optional electrified hardware.

e. Frame: 6'-0" x 8'-2", RACO (or equal approved by management for manufacturer/supplier of ACI Frames) extruded aluminum frames, with White DURALQ painted finish, 20-minute fire rated.

f. Hardware:

	Lever/Lockset: Schlage L9000 Series with B LG Rose, finish 625 polished chrome. Schlage L9000-03 Series, finish 625 polished chrome.
	Hinges: Stanley, FBB179, 4.5, finish 625 polished chrome.
	Keyway: Schlage cylinder: Primus
	Closer: Norton 7500 series regular Arm non-hold open 689 Aluminum. Install on inside of space.
	Stop: Wall Mount Ives WS 406-26. Floor Mount Ives FS 436 26 (low) FS 438-26 (high)
	Threshold: Pemko 270A series, as needed, finish 626.

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Smoke Seals: Pemco HSS2000 series 'Hot Smoke Seal', gray.

- Auto Flush Bolt Glynn-Johnson FB31 Polished Chrome
- Coordinator: Ingersoll-Rand Aluminum Finish.
- Astragal: Pemko 355 PW, Painted White

Substitutions of equal hardware shall be subject to Landlord's approval.

SINGLE INTERIOR DOOR AND HARDWARE

a. Single leaf 1-3/4" x 3'-0" x 8'-2", solid core wood, paint grade.

b. Core to be at least 50% FSC Certified Pure or FSC Certified Mixed such that the percentage of new wood on the door that is FSC Certified is at least 50%.

c. Door shall be prefinished and mortised for hardware.

d. Frame:3'-0" x 8'-2", RACO (or equal approved by management for manufacturer/supplier of ACI Frames) extruded aluminum frames, with White DURALQ painted finish, 20-minute fire rated.

e. Hardware

- Lockset: Schlage L9000 Series with B LG Rose, finish 625 polished chrome.
- Lever and Trim: Schlage L9000-03 Series, finish 625 polished chrome.
- Cylinders: Schlage cylinder: Primus
- Hinges: Stanley, FBB179, 4.5, finish 625 polished chrome.
- Closer: Norton 7500 series regular Arm non-hold open 689 Aluminum.
- Stop: Wall Mount Ives WS 406-26. Floor Mount Ives FS 436 26 (low) FS 438-26 (high)
- Smoke Seals: Smoke Seal to be provided by the door frame manufacturer – gray

Substitutions of equal hardware shall be subject to Landlord's approval.

DOUBLE INTERIOR DOOR AND HARDWARE

a. Double leaf, 1-3/4" x 3'-0" x 8'-2", solid core wood, paint grade.

b. Core to be at least 50% FSC Certified Pure or FSC Certified Mixed such that the percentage of new wood on the door that is FSC Certified is at least 50%.

c. Door shall be prefinished and mortised for hardware.

d. Frame:6'-0" x 8'-2", RACO (or equal approved by management for manufacturer/supplier of ACI Frames) extruded aluminum frames, with White DURALQ paint finish, 20-minute fire rated.

e. Hardware

- Lockset: Schlage L9000 Series with B LG Rose, finish 625 polished chrome.
- Lever and Trim: Schlage L9000-03 Series, finish 625 polished chrome.
- Cylinders: Schlage cylinder: Primus
- Hinges: Stanley, FBB179, 4.5, finish 625 polished chrome.
- Closer: Norton 7500 series regular Arm non-hold open 689 Aluminum.
- Stop: Wall Mount Ives WS 406-26. Floor Mount Ives FS 436 26 (low) FS 438-26 (high)
- Smoke Seals: Smoke Seal to be provided by the door frame manufacturer - gray
- Auto Flush Bolt Glynn-Johnson FB31 polished chrome
- Coordinator: Ingersoll-Rand Aluminum Finish.
- Astragal: 'Pemko' 355 PW, Painted white

Substitutions of equal hardware shall be subject to Landlord's approval.

OPTIONAL DOORS AS APPROVED BY LANDLORD

Optional Doors as selected by the Tenant for the tenant's interior space may be submitted and subject to

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EXHIBIT B -28-

Landlord's Approval.

ACOUSTICAL CEILING

- 2' x 2' Armstrong Interlude XL HRC 9/16" dimensional tee system shadow mold. (Fine Line).
- 2' x 2' Armstrong, Canyon 1775 white,
- Installed Seismic, Compression Posts, and Splay wiring requires as per code.
- Access hatches as required for repair and maintenance of all mechanical equipment. Coded pin colors by equipment type , T.B.S. Coordinate location with building engineer.
- Preferred: Ceiling contains at least 10% postconsumer or at least 20% preconsumer recycled content

Kilroy Realty Corporation National Account pricing available. To use, drawings must include the following information to receive discount:

Armstrong Ceilings: Deb Pickens
National Account Manager – Western Region Armstrong World
Industries

USG Ceilings:
L&W Supply quote number 00066724 Kilroy Realty Corporation Contact:
Greg Zucchero
Ceilings Specialist

Tenant may elect to use additional alternate Architectural Ceilings subject to Landlord's Approval of Plans and Specs.

ELECTRICAL SYSTEMS

The main base building electrical service consists of two (2) 277/480 Volt 3 Phase, 4 Wire, 4000 amps, Main Switch board. Floors 1-23 are fed from two (2) basement electrical closets and floors 24-27 are feed from an electrical closet on each floor. . House panel meter, distribution, and sub panel function for core improvement only.

Distribution within the tenant suites shall be modified as a part of the Tenant Improvements and part of the tenant improvement allowance. Conduit or wire servicing tenant space (even from adjacent spaces or within) to be labelled and bundled. All floor cores to be scanned and reviewed with Building Chief Engineer prior to

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EXHIBIT B -29-

coring.

Tenant Improvement distribution shall include all necessary distribution boards, transformers and sub-panels, engineered and designed for both lighting and convenience power as required by tenants demand in compliance with California Title 24. Contractor shall label all outlets with panel and circuit ID, with new typed, dated panel schedules with electrician's information and shall place in any panels that have been modified. Arc Flash Study and appropriate labeling required for new panels and transformers that are added to tenant space.

Low Voltage (Telephone/Data Cabling);

- All low voltage tel/ data cabling needs to have UL fire rating.
- Cabling to be bundled, in conduit and sealed at firewalls and independently supported per code. Cables servicing tenant space (even from adjacent spaces or within) to be labelled, inside conduit and run tight to the underside of the deck.

Tenant installed lighting and controls shall be installed in compliance with California Title 24. LIGHT

FIXTURES

Refer to Exhibit A for building standard light fixtures.

Tenant may elect to use additional alternate Architectural Lighting subject to Landlord's Approval of Plans and Specs.

LIGHTING CONTROLS

- Nlight system– Please confirm with building Chief Engineer.
- All new lighting work shall be tied into and coordinated with the buildings lighting control panels, where applicable. Coordinate with building engineer for appropriate and current building lighting control system.
- Subject to Landlord's review and approval dimmable ballast may be incorporated in the Tenant lighting systems. Dimmable fixtures shall be coordinated with and tied into the building lighting controls as required.
- Light Switch: RC Dimming Slider
- Lighting Controller RC3D/RC3DE
- Motion Sensor: OAC-DT
- Photo Cell: RC Photocell
- Outlet controller: SPRC-

R ELECTRICAL WALL OUTLET

- Commercial Grade, Leviton 20A, 120V, single pole switch.
- White.
- Mounted vertically.
- Outlet height at 18" above finish floor to centerline of outlet U.O.N. as required for ADA compliance.

TELEPHONE WALL OUTLET

- Outlets mounted vertically.
- 3/4" metal conduit stubbed above ceiling with 6" pigtail at top of wall.
- Cover plate and wiring by Tenant's data/telephone vendor.

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CARD READERS – CORRIDORS

1. Single box in wall – mounted vertically, fire rated assembly may be required.
2. Security system and cabling by tenant's security system vendor, compatible with building system.
3. Color to be white on white/light colored walls, black on dark colored walls.
4. Acceptable security card readers as follows:

Keypad – HID iCLASS SE, RPK 40

Mullion – HID iCLASS SE, RP15

HID

Wall – HID iCLASS SE, RP40

EXIT SIGN LIGHTS

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EXHIBIT B -31-

- Lithonia EDGR RMR -LED recessed architectural edge lit exit sign or double face, two (2) circuit 277 volt, Red on Mirror Letters
- Housing trim with white finish, recessed in finished ceiling or pendant mount at open ceiling

FIRE/LIFE SAFETY

All Life/Safety components shall be furnished and installed by the Landlord's proprietary Life/Safety contractor:

Sabah
International
925.734.5766

1. **Notifications appliances: Series ZH & ZR – Strobes, Horns, Horn/Strobes**
    - Ceiling mounted wherever allowed

Edwards Signaling EGC 

- Audible/Visual notification appliances shall be listed for indoor use, and shall meet the requirements of FCC Part 15 - Class B
- Appliances shall be listed under UL Standard 1971 (Standard for Safety Signaling Devices for Hearing Impaired) and UL Standard 464 (Fire Protective Signaling)
- Appliances shall use a universal back plate, which shall allow mounting to a single- gang, double-gang, 4-inch-square, 4"-octal, or a 3-1/2"-octal backbox
- Two-wire appliance wiring shall be capable of directly connecting to the mounting back plate
- Continuity check shall occur for entire NAC circuit prior to attaching any audible / visual-notification appliances
- Removal of an appliance shall result in a trouble condition by the Fire Alarm Control Panel (FACP)
- Strobe appliances shall produce a minimum flash rate of 60 flashes per minute (1 flash per second) over the Regulated Input Voltage Range, and shall incorporate a Xenon flashtube enclosed in a rugged Lexan® lens
- Strobes shall be available with two or four field-selectable settings in one unit, and shall be rated – per UL 1971 – for up to:
- Strobes shall operate over an extended temperature range of 32°F to 120°F (0°C to 49°C), and be listed for maximum humidity of 95% RH
- Strobe inputs shall be polarized for compatibility with standard reverse-polarity supervision of circuit wiring by a Fire Alarm Control Panel (FACP)
- Audibles and Audible/Strobe Combinations
    - Horns and horn / strobes shall be listed for Indoor use under UL Standard 464
    - Horns shall be able to produce continuous synchronized output or a temporal code-3 synchronized output

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- Horns shall have at least 2 sound-level settings of 90 and 95 dBA
- Synchronization Modules
- The strobe portion, when synchronization is required, shall be compatible with DSC sync modules, FS-250 panel, FireFinder XLS panel, or PAD-3 power supply with built-in sync protocol

- The strobes shall not drift out of synchronization at any time during operation
- Audibles and strobes shall be able to synchronize on a 2-wire circuit with the capability to silence the audible, if required
- Strobes shall revert to a non-synchronized flash-rate, if the sync module or Power Supply should fail to operate (i.e. – contacts remain closed)
- All notification appliances shall be listed for Special Applications: Strobes are designed to flash at 1-flash-per-second minimum over their "Regulated Input Voltage Range"

Fire Extinguisher & Cabinet:

Larsen Extinguisher Cabinet Fully Recessed, Occult Seres 0-2409, painted to match adjacent finish. No pulls no letters with fire extinguisher symbol die cut vinyl sticker only in red.
Extinguisher: ABC Type B.C. Size B 10Lb.

AUTOMATIC FIRE SPRINKLERS

Fire sprinkler design & installation in accordance with U.B.C., NFPA 13 (1999 ed.) standards and San Francisco fire & life safety published requirements.
Sprinklers:

- Drops to be included in Tenant Improvement allowance.
- Sprinkler heads are Central brand with GBEC-20's with escutcheon.

HEATING, VENTILATION AND AIR CONDITIONING:

THE TENANT HVAC SYSTEM SHALL BE designed to meet California Title 24 Energy standards.

The tenant HVAC systems shall be designed to comply with California Quality Standards Section 118.

All new tenant HVAC systems shall meet or exceed California Energy Efficiency Standards Sections 111-113-115 and 120 through 129.

All new tenant automatic controls shall comply with California Energy Efficiency Standards Sections 112 and 122.

The Heating, Ventilating & Air Conditioning system consists of a central plant HVAC system that is digitally controlled via Alerton DDC system with VAV boxes and perimeter reheat coils.

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EXHIBIT B -33-

All new VAV boxes are to be DDC controlled. All existing VAV boxes to be re-used are to be fitted out with DDC controls.

Additional comfort cooling shall be conditioned and heated by Water Source Heat Pumps as manufactured by Mammoth and/or Trane and relocated and/or installed as part of the Tenant Improvements. Please see building engineer for allotment of condenser water.

Water Source Heat Pumps shall be sized as required to meet ASHREA standards and equipped with Vibration Isolators, Balancing Valves, Strainers, Flow Controls and Shut Off Valves.

TENANT AIR DISTRIBUTION:

All sheet metal ducts will all be designed and installed in accordance with ASHRAE and SMACNA recommendations.

- Thermostats: Alerton – DDC. Microset Series 4
- VAV Boxes: Titus DESV with perimeter electric Reheat Coil.
- Heat Pumps: Mammoth and/or Trane (water source ONLY).
- Condenser Water Pumps: Bell and Gosset Series 1550 Multi- Stage Centrifugal Pump.
- Registers: Titus 4-way directional.
- Exhaust Fans: Penn TDA with speed controllers and occupancy sensor.

Medium Pressure Ductwork: No snap locks or adjustable elbows no conical taps at main ductwork.

Downstream to VAV Boxes: four (4') feet of sheetmetal ductwork with 1" sound

All Metal Supply and Return Ducts are to be wrapped with 1 ½" foil faced duct wrap.

All connection at air outlets are to be made with flex duct no more than 5 Ft long.

Independent Pre-Air Balance required and submitted to building engineer prior to the start of construction.

- To determine the exact main air quantities available for design
- To verify the operation of all VAV boxes
- To check and repair controllers, actuators and thermostats

Fire and smoke dampers shall be provided per code.

Diffusers will be any one of the following as selected by Landlord's Architect:
- Architectural air-bar linear diffusers
- Light troffer diffusers
- Lay-in tile ceiling diffusers

PLUMBING

KILROY

100 First Street | 10/30/17
Page 10 of 14

EXHIBIT B -34-

Core Plumbing provided shall include all fixtures, trim, piping and accessories as required for the Core Improvements. All floor cores to be scanned and reviewed with Building Chief Engineer prior to coring.

T.I. Plumbing hot and cold water, waste lines accessible from core areas and shall meet minimum code requirements.

Plumbing fixture water use requirements:

- .35 gpm faucets on 12 second timers
- 1.28 gpf toilets
- .125 gpf urinals
- 1.5 gpm showers

FINISHES

PAINT

- Three coats of eggshell interior latex washable paint by Benjamin Moore, Sherwin Williams, or approved equal.
- Painting of concrete floor, wall, columns or underside of slab is not permitted.
- Wall Paneling and Other Wall Coverings as selected by tenant subject to Landlord's approval.

FLOOR COVERING

- Concrete: Tenant is permitted to polish and seal the concrete but is not permitted to stain or paint the concrete. Floor finishes that require bushing out of concrete is not permitted.
- Carpet: Carpet must meet the requirements of the CRI GreenLabel Plus Carpet Testing Program
- Carpet tile preferred
- Direct glue down is discouraged – non-permanent installation methods preffered – carpet corner stickers or sticky dots

  Premium grade carpets or carpet tile subject to Landlord's approval.
  Premium grade wood floors subject to Landlord's approval
  Premium grade tile floors subject to Landlord's approval

- Carpet: Refer to Exhibit B for building standard carpets and National Account pricing.
  - Carpet Tile to be at least 75% of carpeted area.
  - Tenant is encouraged to use removable adhesive tabs for carpet tile installation

- Resilient Floors: Refer to Exhibit B for building standard resilient floors materials.
- The tenant may utilize Landlord's national pricing agreement for exhibit B. Must include listed contact and reference information to receive discount.

- Premium grade carpets or carpet tile subject to Landlord's approval.
- Premium grade wood floors subject to Landlord's approval
- Premium grade tile floors subject to Landlord's approval

KILROY
100 First Street | 10/30/17
Page 11 of 14

EXHIBIT B -35-

BASE

- Base: 2-1/2" straight base (at all locations), rolled goods.
- Wood, Tile or Slate Base subject to Landlord's approval.

PLASTIC LAMINATE

- Formica or WilsonArt.
- Other plastic laminates as selected by tenant subject to Landlord's approval, FloorScore or GREENGUARD Children & Schools certified preferred.

WINDOW COVERINGS

- Mecho/5 roller shade
- Shade Cloth: EuroTwill Reversible Broken Weave 6461 Graphite, 3% openness
- Fabric to be railroaded
- Dark side of shade cloth to face the exterior
- Each continuous run of windows in a room to be covered by a minimal number of double wide or triple wide shades to make up the entire width of window extent with joints centered at mullions Single wide shades only allowed on single windows
- Shade chains to be coordinated such that the shades at the edge of a long run of shades be on the wall side of the shade
- Each continuous run of windows to be coordinated by a continuous fascia
- Joints between window shades and between window shade and wall not to exceed 1"
- Blackout shades are permitted but must be mounted on the inside of building standard shade.
- Building standard bracket must be maintained
- See detail for building standard mounting detail. May be modified to specific building conditions, please review any revisions with Landlord.

CONC. SLAB
1"
PANEL BEYOND
DRIVE CHAIN
SNAPLOC FASCIA AT FRONT OF SHADE
GLAZING SYSTEM, V.I.F.
SHADE CLOTH
LINE OF CONC. COLUMN BEYOND

ADHESIVES AND SEALANTS

- Must have a VOC content less than the Bay Area Air Quality Management District Rule #1168
- Sealants used as fillers must meet or exceed the requirements of the Bay Area Management District Regulation 8, Rule 51.

<u>MATERIALS USE</u>

KILROY

100 First Street | 10/30/17
Page 12 of 14

EXHIBIT B -36-

RECYCLING OF ONGOING CONSUMABLE WASTE

Within the tenant floor plan, provide an easily accessible dedicated area or areas for the collection and storage of materials for recycling, including composting, for the tenant space. Non-compostable recycling should be commingled, not source separated.

CONSTRUCTION WASTE MANAGEMENT

1. Projects shall divert at least 70% of construction waste (by volume) generated from disposal to landfills and incineration facilities. This applies at a minimum to base building elements permanently or semi-permanently attached to the building itself, including but not limited to building components and structures (wall studs, insulation, doors, windows), panels, attached finishings (drywall, trim, ceiling panels), carpet and other flooring material, adhesives, sealants, paints and coatings.
2. Recycling furniture, fixtures and equipment (FF&E) is encouraged, as is the recycling of mechanical, electrical and plumbing components and specialty items such as elevators, though neither is included in the 70% requirement above.
3. Projects must document the cost for recycling, salvaging and reusing materials through the tracking of dump tags and retaining any other waste diversion documentation.
4. Demolished Carpet Tiles and Ceiling Tiles are encouraged to be palletized and recycled.
    a. For carpet tile recycling contact a StarNet Worldwide installer:

    b. For ceiling tile recycling follow the following procedures:
        1. Register your ceiling recycling project with the Armstrong Recycling Center at

        2. Submit the required documentation for approval of your project:
            - Original construction date of the building
            - An asbestos survey (if required)
            - A signed Recycling Agreement
            - A completed Recycling Logistics Form.
        3. Once your project is approved, there are 2 options for removal of used ceilings:
            - Palletize
            - Container: separate ceiling panels from other construction debris
        4. Call Armstrong Recycling Center at to arrange a pickup or locate a consolidator in the region.

MATERIALS RE-USE

Tenant is encouraged to use salvaged, refurbished or reused materials in its improvement. The sum of these materials is suggested to constitute at least 5%, based on cost, of building (construction) materials, excluding furniture and furnishings

REFURBISHED FURNITURE

Tenant is encouraged to use salvaged, refurbished or used furniture and furnishings for 30% of the total furniture and furnishings budget.

RECYCLED CONTENT

Tenant is encouraged to use materials, including furniture and furnishings, with recycled content such that the suggested sum of post-consumer recycled content plus 1/2 of the pre-consumer content constitutes at least 10% (based on cost) of the total value of the materials in the project. Specific materials that are required to contain recycled content are detailed in the Standards section.

REGIONAL CONTENT

KILROY

100 First Street | 10/30/17
Page 13 of 14

EXHIBIT B -37-

Tenant is encouraged to use 20% of the combined value of construction and Division 12 (Furniture) materials and products that are manufactured regionally within a radius of 500 miles and/or use 10% of the combined value of construction and Division 12 (furniture) materials and products extracted, harvested or recovered, as well as manufactured, within 500 miles of the project.

RAPIDLY RENEWABLE CONTENT

Tenant is encouraged to use rapidly renewable construction and Division 12 (Furniture and Furnishings) materials and products for 5% of the total value of all materials and products used in the project, based on cost. Rapidly renewable building materials and products are made from plants that are typically harvested within a 10-year or shorter cycle.

NOTES

Landlord can substitute like quality materials. Where more than one (1) type of material or structure is available, the selection will be at Landlord's option, provided that such selection does not increase the cost of such material or fixture.

KILROY

100 First Street | 10/30/17
Page 14 of 14

EXHIBIT B -38-

EXHIBIT A
KILROY BUILDING STANDARD LIGHTING FOR TENANT IMPROVEMENT PROJECTS

LIGHTING TYPE	LOCATIONS USED	SPECIFICATION	LEAD TIME	PRICE
4" dia Pendant Downlight	Open ceiling areas	Gotham 4" Incito Cylinder ICO-CYL-30/15-4WR-LD-45D-MVOLT-EZ10-ACC-DWHG		
4' Linear Pendant	Open Office Private Office	Bruno LED SoftShine BRM9LQST BRM9LQST-LO-(blank)-SSH-4 FT-R8-VOLT-EZB-(blank)-(blank)-(blank)-SCT-LP830-(coord)-24-C210		
8' Linear Pendant	Open Office Private Office	Bruno LED SoftShine BRM9LQST BRM9LQST-LO-(blank)-SSH-8 FT-R8-VOLT-EZB-(blank)-(blank)-(blank)-SCT-LP830-(coord)-24-C210		
4" dia Recessed Downlight	Open Office Private Office Reception Conference Rooms Pantry Copy/Print Rooms	USAI Lighting BeveLED Basic Downlight 1020-Q TRIM: 1020-B1-80-10-Q HOUSING: LRTU4-7020-M2-30KS-UR-NCSM-UNV-DIML2-Q-CB27		
4" dia Recessed Wall Wash	Reception Conference Rooms Private Office	USAI Lighting BeveLED Basic Wall Wash 1251-Q TRIM: 1251-B1-10-Q HOUSING: LRTU4-7020-M2-30KS-UR-NCSM-UNV-DIML2-Q-CB27		
2'x2' Recessed	Closets Copy/Print Rooms	Lithonia Lighting 2VTL Volumetric LED Troffer 2VTL2-(blank)-33L-ADP-(blank)-EZB-LP830-(blank)-(blank)		
2'x4' Recessed	Closets Copy/Print Rooms	Lithonia Lighting 2VTL Volumetric LED Troffer 2VTL4-(blank)-33L-ADP-(blank)-EZB-LP830-(blank)-(blank)		

<u>FOR LIGHTING PURCHASES PLEASE CONTACT:</u>

Brad Garibaldi
Independent Electric Supply, Inc. (IES)
E-mail:

EXHIBIT B -39-

EXHIBIT B

KILROY BUILDING STANDARD FLOORING
FOR TENANT IMPROVEMENT PROJECTS
10.30.17

CARPET

MFR	STYLE	TILE SIZE(S)	YARN SYSTEM	BACKING	FAC E WT	MIN ORDE	LEAD TIME	ORDER CONTACT
Bentley Mills	Arcade Legend	18" x 36" 24" x 24"	Solution-Dyed Type 6,6 Nylon	Hard (+$2/sy for cushion)	14	50 SY	1-2 Weeks	
	Multiplay	18" x 36" 24" x 24"	Solution-Dyed Type 6,6 Nylon		14	50 SY	1-2 Weeks	
	Hyperspace	18" x 36" 24" x 24"	Piece Dyed Type 6,6 Nylon		14	50 SY	4 Weeks	
	Himitsu	18" x 36" 24" x 24"	Solution-Dyed Type 6,6 Nylon		20	50 SY	4 Weeks	
Milliken	Color Field I, II & Patina	9.8" x 39.4"	Solution-Dyed Type 6,6 Nylon	Cushion	15	none	2-3 Weeks	
	Formwork NA	19.7" x 19.7"	Solution-Dyed Type 6,6 Nylon		18	none	8 colors in stock, 5 weeks if not	
	Naturally Drawn	19.7" x 19.7"	Solution-Dyed Type 6,6 Nylon		15	none	2-3 Weeks	
	Nordic Stories – Isograd & Tectonic	19.7" x 19.7"	Solution-Dyed Type 6,6 Nylon		19	none	8 colors in stock, 5 weeks if not	
Shaw	Sky	24" x 24"	Solution Dyed Type 6 nylon	Hard	17	None	2 weeks	
	Sea	24" x 24"	Solution Dyed Type 6 nylon		17	None	2 weeks	
	Undertone	9" x 36"	Solution Dyed Type 6 nylon		17	None	2 weeks	
	Expose	9" x 36"	Solution Dyed Type 6 nylon		24	None	4 weeks	
Mohawk	Iconic Earth – Metalmorphic, Drifted Ground & Statement Stone	21" x 36" And 24" x 24"	Solution Dyed Type 6 nylon	Hard	16	1 box (4 sy)	In stock, 10 business day standard transit	

RESILIENT FLOOR TILE

MFR	STYLE	TILE SIZE(S)	MIN ORDE	LEAD TIME	ORDER CONTACT
Armstrong	Striations BBT	12" x 24"	None	1-2 Weeks	
Milliken	LVT Wood & Abstract Stone	7" x 48" & 24" x 24"	1 box	In stock under 10,000 sf	
Milliken	LVT Freelay (no glue needed)	7" x 48" & 24" x 24"	1 box	In stock under 10,000 sf	

Note: To get National Account discount pricing, the order contact and reference information must be included on the drawings.

EXHIBIT B -40-

SCHEDULE 3 TO EXHIBIT B

LANDLORD’S GENERAL CONDITIONS

LANDLORD'S GENERAL TERMS AND CONDITIONS
INDEMNIFICATION

•
To the fullest extent permitted by law, Contractor shall defend all claims through legal counsel acceptable to KRC Entity and any of the other Indemnitees requiring defense, and indemnify and hold KRC Entity, Kilroy Realty, L.P., Kilroy Realty Corporation, Kilroy Realty Finance Partnership, L.P., and any party with an interest in the Project, and any lender for the Project, and their respective parents, subsidiaries, shareholders, parents, members and affiliates at every tier, and all of the respective officers, directors, employees, partners, members, and shareholders of all of the foregoing, and all of the respective heirs, executors, successors and assigns of all of the foregoing (collectively referred to as "Indemnitees") harmless from and against each and all of the following: (1) any claim, demand, liability, loss, damage, cost, expense, including reasonable attorneys’ fees, awards, fines, or judgments (collectively "Liabilities") arising out of, or relating in any way, directly or indirectly, to the Work, death or bodily or personal injury to persons, injury or damage to tangible property, including the loss of use therefrom, construction defects, or other loss, damage or expense; (2) any and all Liabilities sustained by the Indemnitees, including reasonable attorneys’ fees, on account of or through the misuse of the land which is the Project location, the improvements thereon, or any part of either by a Contractor Party, or by any other person whomsoever thereon, at the invitation, express or implied, of a Contractor Party, or by permission of a Contractor Party arising out of or indirectly or directly due to or resulting from the performance of the Work by a Contractor Party; (3) any Liabilities, including reasonable attorneys’ fees, by reason of the misuse by a Contractor Party or any of its agents, servants, employees, invitees, licensees or permittees of the Project or any part thereof, or the improvements situated thereon; and (4) any negligence or willful misconduct or breach of the Agreement by any Contractor Party.

EXHIBIT B -41-

•
This indemnity shall survive the expiration or termination of the Agreement and shall remain in effect until such time as an action on account of any matter covered by such indemnity is barred by applicable statute of limitations. Contractor’s indemnification obligation under these Landlord General Terms and Conditions ("General Conditions") shall apply regardless of the passive negligence of Indemnitees and regardless of whether liability without fault is imposed or sought to be imposed on Indemnitees, except to the extent that such indemnity is void or otherwise unenforceable under applicable law in effect on or validly retroactive to the date of the Agreement, and except where such Liabilities are the result of the sole or active negligence or willful misconduct of Indemnitees or independent contractors who are directly responsible to Indemnitees other than a Contractor Party.

•
This indemnity shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist in favor of the Indemnitees under the Agreement, at law or in equity, as to any part or person described in these Landlord General Conditions or otherwise. Such indemnification shall extend to Liabilities which accrue or relate to events which occur after completion of the Work as well as during the Work’s progress. Nothing herein shall be deemed to abridge the rights, if any, of Owner or any of the other Indemnitees to seek contribution where appropriate. For the purposes of these Landlord General Terms and Conditions, Owner shall be deemed to mean KRC Entity.

•
As used herein, the term "Contractor Party" means Contractor, Contractor's Subcontractors of every tier, consultants and/or material suppliers and their respective employees, agents and/or representatives.

•
In connection with any and all Claims against the Indemnitees and by any employee of the Contractor, any Subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under these Landlord General Conditions shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any Subcontractor under worker's or workmen's compensation acts, disability benefit acts or other employee benefit acts.

•
Indemnified Liabilities under these Landlord General Conditions shall include, without limitation: (1) injury or damage consequent upon the failure of or use or misuse by Contractor, its Subcontractor, agents, and all other kinds of items of equipment, whether or not the same be owned, furnished or loaned by Owner and (2) time expended by the Indemnitee and its employees at their usual rates plus all costs for reproduction of documents.

EXHIBIT B -42-

•
The Contractor’s indemnity obligations under these Landlord General Conditions shall, but not by way of limitation, specifically include all claims and judgments which may be made against the Indemnitees under any “safe place to work” or similar-type statute, similar laws of a state or other governmental body having jurisdiction, and against claims and judgments arising from violation of public ordinances and requirements of governing authorities due to the Contractor’s or Subcontractor’s method of execution of the Work. The Contractor's indemnity obligations shall also specifically include, without limitation, all fines, penalties, damages, liability, costs, expenses (including, without limitation, reasonable attorneys' fees), and punitive damages (if any) arising out of, or in connection with, any (i) violation or failure to comply with any law, statute, ordinance, rule regulation, code, or requirement of a public authority that bears upon the performance of the Work by the Contractor, a Subcontractor, or any person or entity for whom either is responsible, (ii) means, methods, procedures techniques, or sequences of execution or performance of the Work, and (iii) failure to secure and pay for permits, fees, approvals, licenses, and inspections as required under the Contract Documents, or any violation of any permit or other approval of a public authority applicable to do the Work, by the Contractor, a Subcontractor, or any person or entity for whom either is responsible.

•
Except as otherwise expressly set forth herein, the indemnification obligations of the Contractor under the Agreement shall be limited only to the extent required by the laws of the State in which the Project is located.

•
All fees, costs and expenses to be paid by Contractor as indemnitor hereunder shall be made on a "paid as incurred" basis within thirty (30) days of the indemnitor’s receipt of a statement or invoice therefor. Should the indemnitor object to any such fees, costs or expenses, the indemnitor shall nevertheless pay such fees, costs and expenses within such thirty (30) days which payment, if expressly stated in writing at the time of such payment to be "under protest", shall not prejudice the indemnitor’s right to subsequently object to such fee, cost or expense paid under protest.

•
Contractor’s duty to defend Indemnitees is entirely separate from, independent of and free-standing of Contractor’s duty to indemnify Indemnitees, including without limitation, the defense of Indemnitees against claims for which Indemnitees (or any of them) may be strictly liable and applies whether the issue of Contractor’s negligence, breach of contract or other fault or obligation has been determined and whether Indemnitees (or any of them) have paid any sums, or incurred any detriment,

EXHIBIT B -43-

arising out of or resulting directly or indirectly from Contractor’s performance of the Work. It is the parties’ intention that Indemnitees (or any of them) shall be entitled to obtain summary adjudication of Contractor’s duty to defend Indemnitees at any stage of any action or suit within the scope of these Landlord General Conditions. Indemnitees shall be entitled to recover their reasonable attorneys’ fees and costs incurred in enforcing the provisions of these Landlord General Conditions. Payment to Contractor by any Indemnitee shall not be a condition precedent to enforcing such parties’ right to indemnity. The contractual right of indemnification provided to Indemnitees hereunder shall be cumulative to all rights of equitable indemnity to which the Indemnitees may otherwise be entitled; provided, however, that reservation of the right of equitable indemnity shall not apply to reduce or decrease any rights of indemnity provided to Indemnitees pursuant to the Contract.
CONTRACTOR’S LIABILITY INSURANCE

•
The Contractor shall, for the protection and benefit of the "Indemnitees" (as that term is defined above) and Contractor, and as part of the Contractor’s efforts to satisfy the obligations set forth in these Landlord General Conditions, procure, pay for, and maintain in full force and effect, at all times during the performance of the Work, or for such duration as required by applicable laws, policies of insurance issued by a responsible carrier or carriers acceptable to the Owner, and in form and substance reasonably satisfactory to the Owner, which afford, at a minimum, the coverages set forth hereinbelow. All such insurance shall be written on an occurrence basis (with the exception of Contractor's Professional Liability Insurance policy, if any). The Contractor shall deliver to the Owner, within ten (10) days of the date of the Agreement and prior to bringing any equipment or personnel onto the site of the Work or the Project site, certified copies of all insurance policies procured by the Contractor under or pursuant to these Landlord General Conditions or, with written consent of the Owner, Certificates of Insurance in form and substance satisfactory to the Owner evidencing the required coverages with limits not less than those required hereunder. The coverage afforded under any insurance policy obtained under or pursuant to these Landlord General Conditions shall be primary to any valid and collectible insurance carried separately by any of the Indemnitees. All policies and Certificates of Insurance shall expressly provide that no less than thirty (30) days’ prior written notice shall be given the Owner in the event of material alteration, cancellation, non-renewal or expiration of the coverage contained in such policy or evidenced by such certified copy or Certificate of Insurance.

o	Workers' Compensation including Occupational Disease insurance meeting the statutory requirements of the state in which the Work is performed and

EXHIBIT B -44-

Employers' Liability Insurance in an amount of at least $1,000,000.00 bodily injury each accident, $1,000,000.00 bodily injury by disease policy limit, and $1,000,000.00 bodily injury by disease each employee. Policy must waive subrogation against Owner. If Workers' Compensation Insurance is not required by the state or no other employees are involved other than the Contractor and Workers' Compensation Insurance is not applicable, evidence of personal medical insurance must be provided as well as a letter from the Contractor's Insurance Agent or Broker stating such exemption.

o
Commercial General Liability Insurance providing minimal limits of $1,000,000.00 per occurrence for bodily injury and property damage, $2,000,000.00 for Products/Completed Operations aggregate limit; $1,000,000.00 for Advertising and Personal Injury; $2,000,000.00 in the general aggregate limit. Policy must be on per occurrence form. The policy must designate additional insureds listed below and provide Premises/Operations, Contractual, Independent Consultants, Broad Form Property Damage, Personal Injury, Blanket Contractual covering indemnities within Contract Documents and Products and Completed Operations coverages. XCU Exclusions must be deleted when applicable to operations performed by Contractor.

▪
Contractor shall agree to maintain Products and Completed Operations coverage until the expiration of all applicable statutes of limitation, but in no event less than ten (10) years from the date the Project is completed. Contractor shall continue to provide Certificates of Insurance to Owner during such period. In addition, Contractor shall obtain an endorsement to its Commercial General Liability policy to cover the Contractor's obligations above.

▪
In addition to the foregoing, Contractor shall provide a Certificate of Insurance evidencing Umbrella Liability coverage in an amount not less than $Select Liability Amount,000,000.00 for Bodily Injury and Property Damage combined.

o	Commercial Automobile Liability on occurrence basis covering all Owned, Non-Owned, and Hired Vehicles in a minimum amount of $1,000,000.00, combined single limit, bodily injury and property damage.

o	In addition to other insurance required by statute or under provisions of the Contract, to the extent Contractor is to provide any design-build work in

EXHIBIT B -45-

connection with the Project, Contractor shall, at no additional cost to the Owner, provide Professional Liability Insurance, issued by an insurance carrier approved in advance by the Owner and licensed to provide such coverage in the State where the Project is located, to compensate the Owner for all negligent acts, errors, and omissions by the Contractor, its firm or company, its agents, its employees, and its consultants (as applicable) arising out of the Contract. Such Professional Liability Insurance policy shall provide coverage amounts not less than $1,000,000.00 per incident, and $1,000,000.00 annual aggregate. Deductibles for Professional Liability Insurance shall not exceed $25,000.00.

o
Certificates of above insurance must not be canceled, not renewed or materially changed before thirty (30) days written notice by mail to the Owner, and certificates of insurance shall so state said notice will be furnished. Renewals shall be forwarded to Owner not less than ten (10) business days prior to expiration thereof.

o
It is understood and agreed that the insurance coverages and limits required above shall not limit the extent of the Contractor’s, or any Subcontractor’s, responsibilities and liabilities with respect to the Project.

o
All insurance provided or required to be provided by Contractor and all Subcontractors shall be issued by insurance companies rated at least A-, VIII in the current edition of Bests’ Insurance Guide. The maintenance in full current force and effect of such coverage shall be a condition precedent to the payment obligations to pay under the construction contract. If evidence of the required insurance coverage is not produced promptly on demand, Owner shall have the immediate right to procure the required insurance on behalf of Contractor and to charge Contractor for the costs to procure such insurance, but Owner shall not be under any liability to do so. The coverage amounts listed above shall be the minimum insurance coverage amounts required for each applicable insurance policy.

o
Contractor waives all rights against Owner for damages to Contractor's personal property caused by fire or other perils covered under an All Risk Physical Damage Insurance Policy, and similar waivers shall be obtained from all consultants performing any of the services required hereunder.

o	KRC Entity, and the Indemnitees for the Project (collectively, the "Owner Parties") shall be named additional insureds (pursuant to ISO Form 20 10 11

EXHIBIT B -46-

85 or its equivalent and ISO Form CG 20 32 07 04) under Contractor's Commercial General Liability and Automobile Liability policies mentioned above, and, prior to the commencement of any Work hereunder (and thereafter as coverage expires and is renewed or new coverage obtained), Contractor shall provide Owner with a certificate or endorsement naming the Owner Parties as additional insureds with respect to such insurance policies. Owner, in addition to being a named additional insured, shall also be provided with a statement from its insurance carrier that contractual liability has not been excluded from the Commercial General Liability insurance policy described in these Landlord’s General Conditions.

o
The Contractor shall notify the Owner in writing of any reduction in collectible limits and the Contractor shall promptly procure, at no expense to the Owner, such additional coverage as is necessary to restore the valid and collectible limits of such insurance to that required under these Landlord General Conditions. Written notice to Owner shall be made by the Contractor within one (1) day of the Contractor becoming aware of an event of loss. If the event of loss is a theft, a police report shall be required for a claim. Other losses shall be fully documented, including photos and full cost accounting. If the Contractor’s documentation is incomplete and the claim is subsequently denied, the cost of repair or replacement shall not be included in the Contract Sum and shall be an expense of the Contractor.

o	In addition to the above, the Contractor shall assure that the above-referenced insurance includes the following types of coverage:

▪	Claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;

▪	Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;

▪	Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;

▪	Claims for damages insured by usual personal injury liability coverage;

EXHIBIT B -47-

▪	Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

▪	Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

▪	Claims for bodily injury or property damage arising out of completed operations, which coverage shall be maintained for no less than ten (10) years following final payment;

▪
Claims involving contractual liability insurance applicable to the Contractor’s obligations under the Contract Documents, including, without limitation, those indemnity obligations set forth in these Landlord General Conditions; and

▪	Claims on account of design errors and/or omissions provided by Subcontractors and consultants, if any.

•
Contractor’s insurance policies shall include a severability of interest or cross-liability endorsement and provide that an act or omission of one of the named or additional insureds shall not reduce or avoid coverage to another named or additional insured and shall afford coverage for all claims based on any act, omission, injury or damage from which claim occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Contractor’s insurance policies shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insureds and (iii) providing host liquor liability coverage.

•
The Contractor shall cause the commercial liability coverage required by these Landlord’s General Conditions to include (1) the Owner as an additional insured for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Owner as an additional insured for claims made under the Contractor’s completed operations coverage. Such policy will be endorsed that the Contractor’s policy will be primary and the Owner’s policy will be non-contributory.

•	If the Contractor fails to purchase and maintain, or require to be purchased and maintained, any insurance required under these Landlord General Conditions, the

EXHIBIT B -48-

Owner may, but shall not be obligated to, upon five (5) days’ written notice to the Contractor, purchase such insurance on behalf of the Contractor and shall be entitled to be reimbursed by the Contractor upon demand.

•
When any required insurance, due to the attainment of a normal expiration date or renewal date shall expire, the Contractor shall supply the Owner with Certificates of Insurance and amendatory riders or endorsements that clearly evidence the continuation of all coverage in the same manner, limits of protection, and scope of coverage as was provided by the previous policy. If any renewal or replacement policy, for whatever reason obtained or required, is written by a carrier other than that with whom the coverage was previously placed, or the subsequent policy differs in any way from the previous policy, the Contractor shall also furnish the Owner with an original or certified copy of the renewal or replacement policy unless the Owner provides the Contractor with prior written consent to submit only a Certificate of Insurance and applicable additional insured endorsements for any such policy. All renewal and replacement policies shall be in form and substance satisfactory to the Owner and written by carriers acceptable to the Owner.

•	The aggregate limit under the Contractor’s Comprehensive/Commercial General Liability insurance shall, by endorsement, be reserved as Project specific coverage and apply to this Project separately.

•
The Contractor shall cause each Subcontractor to (1) procure insurance reasonably satisfactory to the Owner, and (2) name the Indemnitees as additional insureds under the Subcontractor’s comprehensive/commercial general liability policy and umbrella/excess policy. The additional insured endorsement included on the Subcontractor’s comprehensive/commercial general liability policy and umbrella/excess policy shall state that coverage is afforded the additional insureds with respect to claims arising out of operations performed by or on behalf of the Contractor. If the additional insureds have other insurance which is applicable to the loss, such other insurance shall be on an excess or contingent basis. The amount of the insurer’s liability under this insurance policy shall not be reduced by the existence of such other insurance.

•
The Contractor shall, upon receipt of notice of any claim, promptly take all action necessary to make a claim under any applicable insurance policy or policies the Contractor is carrying and maintaining; however, if the Contractor fails to take such action as is necessary to make a claim under any such insurance policy, the Contractor shall indemnify and save harmless the Owner from any and all costs, charges,

EXHIBIT B -49-

expenses and liabilities incurred by the Owner in making any claim on behalf of the Contractor under any insurance policy or policies required.

•
In any and all claims against the Owner or any of the Owner’s agents or employees by any employee of the Contractor, its consultants, subcontractors and anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under Landlord General Conditions shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or its Subcontractors under workers’ or workmen’s compensation acts, disability benefit acts or other employee benefit acts.

•	The obligations described in Landlord General Conditions shall survive the termination of the Contract.

•
If any insurance required by these Landlord General Conditions is not available on an “occurrence” basis and such policy is written on a “claims made” basis, such policy shall be subject to the Owner’s prior written approval and must be written so that the effective (or retroactive or prior acts) date of the policy is prior to the date of commencement of any of the Contractor’s Work or services hereunder. Any such “claims made” basis insurance shall be maintained for the benefit of the Owner, with evidence thereof provided at each renewal of such insurance until the expiration of any applicable statute of limitations, but in any event for a period of not less than ten (10) years following completion by the Contractor of all of its Work and services under the Contract and the Owner’s approval and acceptance of the Work.

•
All policies required by these Landlord General Conditions shall have customary deductible amounts, provided that in no event shall such deductible amounts exceed $25,000 per occurrence. The cost of defending any claims made against the policies required by these Landlord General Conditions shall not be included in any of the limits for such policies. All deductibles or self-insured retentions shall be at the sole responsibility of the Contractor.

•
The acceptance of delivery by the Owner of any certificate of insurance evidencing the required insurance coverages and limits does not constitute approval or agreement by the Owner that the insurance requirements have been met or that the insurance policies shown in the certificates of insurance are in compliance with the requirements of the Agreement.

EXHIBIT B -50-

•
Upon renewal of any such insurance that expires before the termination of the Contractor’s obligation to carry such insurance pursuant to the Contract, the Owner shall be provided with renewal certificates or binders within ten (10) days after such expiration.

•
The Contractor shall immediately report to the Owner and applicable insurance carrier, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by the Contractor or its Subcontractors, or the Contractor’s receipt of notice or knowledge of any claim by a third party or any occurrence that might give rise to such a claim. Upon completion of the Work, the Contractor shall submit to the Owner a written summary of all such injuries, losses, damage, notice or third party claims and occurrences that might give rise to such claims.

•
If any of the insurance required to be maintained by the Contractor pursuant to these Landlord General Conditions contains aggregate limits which apply to operations of the Contractor other than those operations which are the subject of the Agreement, and such limits are diminished by more than Five Hundred Thousand Dollars ($500,000) after any one (1) or more incidents, occurrences, claims, settlements or judgments against such insurance, the Contractor shall take immediate steps to restore aggregate limits or shall maintain other insurance protection for such aggregate limits.

•
If the Contractor wishes to make any claim for recovery under the builder’s risk insurance policy required hereunder, the Contractor shall give timely notification to the Owner of the event giving rise to the claim, cooperate with the Owner, and do all things required of it as an insured under such policy, so as to permit the policy to be complied with and a claim to be made thereunder. The Contractor further agrees that to the extent required under such policy (except property policies), the Contractor shall permit and authorize full subrogation in favor of the insurers of any rights, as against any other person, firm or corporation (other than the Owner, the Owner’s Representative, if any, Lenders and their respective members, managers, partners, officers, agents and employees).

•
It shall be the responsibility of the Contractor not to violate nor knowingly permit to be violated any condition of the policies required under the Contract, and it shall be the Contractor’s duty and responsibility to impose upon each consultant and Subcontractor employed by the Contractor to perform any of the Work described in the Agreement the same responsibilities and obligations imposed upon the Contractor under these Landlord General Conditions.

EXHIBIT B -51-

•
All insurance coverage procured by the Contractor shall be provided by insurance companies having policy holder ratings no lower than "A" and financial ratings not lower than "XII" in the Best's Insurance Guide, latest edition in effect as of the date of the Contract, and subsequently in effect at the time of renewal of any policies required by the Contract Documents.

•
If the Owner or the Contractor is damaged by the failure of the other party to purchase or maintain insurance required under these Landlord General Conditions, then the party who failed to purchase or maintain the insurance shall bear all reasonable costs (including attorneys’ fees and court and settlement expenses) properly attributable thereto.

GENERAL REQUIREMENTS

•
The Contractor acknowledges that the Owner must comply with (i) the requirements of the state in which the Project is located and local jurisdictions, and (ii) any and all of Owner's rules, regulations and requirements (including, without limitation, those set forth in the Lease and attached to the Agreement) relating to the Project and/or any construction work performed in the Building. The Contractor agrees to use its best efforts to assist the Owner in documenting compliance with such requirements, and shall furnish materials, information, and data and execute documents and take other reasonable action requested by the Owner to satisfy such obligations.

•
The Contractor warrants and represents that the Contractor shall not knowingly or negligently communicate or disclose at any time to any person or entity any information about Owner or in connection with the Work or the Project, except (i) with prior written consent of the Owner, (ii) information that was in the public domain prior to the date of this Agreement, (iii) information that becomes part of the public domain by publication or otherwise not due to any unauthorized act or omission of the Contractor, or (iv) as may be required to perform the Work or by any applicable law, including the Record set of the Drawings, Specifications and other documents which the Contractor is permitted to retain. Specific information shall not be deemed to fall within the scope of the foregoing exceptions merely because it is embraced by more generic information which falls within the scope of one or more of those exceptions. The Contractor shall not disclose to others that specific information which was received from the Owner even though it falls within the scope of one or more of those exceptions. The Contractor acknowledges and agrees that the existence of the Owner’s particular interests and plans in the geographical area of the Project is a type of such specific information. In the event that the Contractor is required by any court of competent jurisdiction or legally constituted authority to disclose

EXHIBIT B -52-

any Owner Information, prior to any disclosure thereof, the Contractor shall notify the Owner and shall give the Owner the opportunity to challenge any such disclosure order or to seek protection for those portions that it regards as confidential.

•
The Contractor shall only employ labor on the Project or in connection with the Work capable of working harmoniously with all trades, crafts and any other individuals associated with the Project. The Contractor shall also use its best efforts to minimize the likelihood of any strike, work stoppage or other labor disturbance. The Contractor shall comply with all requirements of OSHA and shall defend, indemnify and hold the Owner and Indemnitees harmless from any losses or damages it may incur as a result of the Contractor’s failure to comply with OSHA requirements.

•
The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract and shall not unreasonably encumber the Project site with materials or equipment. Only materials and equipment which are to be used directly in the Work shall be brought to and stored on the Project Site by the Contractor. After equipment is no longer required for the Work, it shall be promptly removed from the Project Site. Protection of construction materials and equipment stored at the Project Site from weather, theft, damage and all other adversity is solely the responsibility of the Contractor.

•	The Contractor and any entity for whom the Contractor is responsible shall not erect any sign on the Project Site without the prior written consent of the Owner.

•
The Contractor shall ensure that the Work, at all times, is performed in a manner that affords reasonable access, both vehicular and pedestrian, to the Project Site and all adjacent areas. The Work shall be performed, to the fullest extent reasonably possible, in such a manner that public and other areas adjacent to the Project Site shall be free from all debris, building materials and equipment likely to cause hazardous conditions. Without limitation of any other provision of the Contract Documents, the Contractor shall use its best efforts to minimize any interference with the occupancy or beneficial use of the Project in the event of partial occupancy. In addition, Contractor expressly recognizes and acknowledges that the Building is part of a first-class commercial project and that any activities involving entry to the Building, or the project or center in which the Building is be located, by Contractor or a Contractor Party must be scheduled in advance with the Owner and to the fullest extent possible, outside of normal operating hours for the Building or when Contractor’s and/or the Contractor Party's work shall be the least disruptive to the Building’s operations and that of the Building's tenants, occupants, visitors, customers and invitees.

EXHIBIT B -53-

•
The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. During the construction and at the completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials, in a manner consistent with all provisions, including, but not limited to, the Legal Requirements, and shall leave all floor services in a broom-clean condition and clean all other surfaces.

•
Owner and any party designated by Owner shall have access to the Project at all times for the purpose of inspecting the Work provided such parties comply with the Contractor's reasonable safety procedures.

SAFETY OF PERSON AND PROPERTY

•	The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

o	employees on the Work and other persons who may be affected thereby (including, without limitation, all tenants, occupants, visitors, customers and/or invitees of the Building);

o
the Work and materials and equipment to be incorporated therein, whether in storage on or off the Project site, under care, custody or control of the Contractor or the Subcontractors, including, without limitation, the Sub-subcontractors; and

o	other property at the Project site or adjacent thereto (including, without limitation, the property of other tenants, occupants, visitors, customers and/or invitees of the Building).

•
The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

•
The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities. The Contractor shall also be responsible, at the Contractor’s sole cost and expense, for all measures necessary to protect any property adjacent to the Project and

EXHIBIT B -54-

improvements therein. Any damage to such property or improvements shall be promptly repaired by the Contractor.

•
The Contractor shall designate a responsible member of the Contractor’s organization at the Project site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

•	The Contractor shall not load or permit any part of the construction or Project site to be loaded so as to endanger its safety.

•	When all or a portion of the Work is suspended for any reason, the Contractor shall securely fasten down all coverings and protect the Work, as necessary, from injury by any cause.

•
In addition to reporting to OSHA and all governmental and insurance agencies, the Contractor shall promptly report in writing to the Owner and Architect all accidents arising out of or in connection with the Work which cause death, personal injury, or property damage, giving full details and statements of any witnesses. In addition, if death, serious personal injuries, or serious property damages are caused, the accident shall be reported immediately by telephone or messenger to the Owner.

•
The Contractor will comply with and enforce all requirements of OSHA and other governing regulatory agencies which pertain to the safety and protection of persons on the Project site. The Contractor shall comply with and enforce all of the Owner’s regulations pertaining to the use of the Project Site or the safety and protection of persons and property and all instructions of the Owner including but not limited to instructions relating to signs, advertisements, fires, smoking and hazardous materials.

LICENSING

•
CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BY THE CONTRACTORS’ STATE LICENSE BOARD WHICH HAS JURISDICTION TO INVESTIGATE COMPLAINTS AGAINST CONTRACTORS IF A COMPLAINT REGARDING A PATENT ACT OR OMISSION IS FILED WITHIN FOUR YEARS OF THE DATE OF THE ALLEGED VIOLATION. A COMPLAINT REGARDING A LATENT ACT OR OMISSION PERTAINING TO STRUCTURAL DEFECTS MUST BE FILED WITHIN TEN YEARS OF THE DATE OF THE ALLEGED VIOLATION. ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE

EXHIBIT B -55-

REGISTRAR, CONTRACTORS’ STATE LICENSE BOARD, P.O. BOX 26000, SACRAMENTO, CALIFORNIA 95826. The Contractor hereby warrants and represents that it is a duly licensed contractor under the laws of the State of California and that its contractor’s license number is INSERT CONTRACTOR’S LICENSE NUMBER.

•
In order to perform under the Lease, the Owner is required to comply with certain terms and conditions embodied therein. In connection therewith, the Contractor agrees to use its best efforts to comply with the requirements of the Owner that bear upon the performance of the Work. The Contractor shall also:

o	Make the site of the Work available at reasonable times for inspection by the Owner or the Owner’s representatives;

o	Promptly furnish the Owner with information, documents, and materials that the Owner may reasonably request from time to time in order to comply with the requirements of the Owner.

EXHIBIT B -56-

SCHEDULE 4 TO EXHIBIT B

CONSTRUCTION RULES

[attached]

EXHIBIT B -57-

JOBSITE RULES
AND
REGULATIONS
100 FIRST STREET

The following information outlines the contractor work rules and regulations (“R&R”) which will be adhered to by any construction firm performing work (“Contractor”) at a property owned, or operated by Kilroy Realty (“Building”). No deviation or exception will be permitted without the written approval of Kilroy Realty (“Owner”) who manages the property. Questions or comments should be directed to the project manager associated with the property at (415) 778-7760.

1.
All construction activities that are disruptive to neighboring tenants are to be conducted after normal business hours unless otherwise authorized by Owner. Such activities include but are not limited to: shooting, drywall screwing, hammering, painting, loud cutting. Please confirm building hours with project manager.

2.	Odor-causing and particulate generating practices (painting, staining, sanding, welding, soldering etc.) shall be coordinated with the project manager in advance.

3.	Prior to use of odor-causing or particulate-generating materials, contractor shall review methods of ventilation and protection of indoor air quality with project manager.

4.	Smoke Eater or other air filtration device will be required for particulate generating activities such as sanding, or demolition.

5.	Pre-filters shall be installed on return air locations at suite and AHU.

6.	Contractor shall ensure that demolished duct locations are immediately capped.

7.	In buildings that utilize pneumatic HVAC controls, contractor shall take special care to eliminate leaks in the control loop.

8.
All costs, including but not limited to, security (including after-hours security coverage for major deliveries or demolition), fire watches, fire system shut down, off-hours HVAC requests, draining and refilling sprinkler system, fire/life safety testing, plan check, permit and licensing fees, and fines associated with the project work shall be the sole and exclusive obligation of the Contractor or its subcontractors provided however, such costs may, if agreed to by Tenant, be passed on to the Tenant for whom Work is performed.

9.
Material Safety Data Sheet (MSDS) for all applicable materials (adhesives, mastic, paints, etc.) used in the performance of the contracted duties must be forwarded to the Owner and Architect upon request, for insertion into the master file, prior to that material being brought onto the property.

10.
Contractor shall maintain supervisory personnel on-site unless otherwise directed by Owner and will provide direct supervision of any and all work being performed, including the delivery of materials. Such supervisory personnel shall be fully empowered to coordinate, respond for and authorize subcontractors to perform such work as is necessary to enable the work to proceed.

EXHIBIT B -58-

11.
Contractor shall be responsible for all its actions on-site, as well as any actions of its subcontractors. Contractor shall promptly repair any damage to the Building caused by Contractor at no cost to Owner. Care shall be taken to protect ceilings, walls, doors and carpets of public areas when moving materials, trash, etc. (Carpet mask may only be used with prior approval.) Masonite or plywood shall be used on a temporary basis to protect hard surface flooring and elevator lobby areas while heavy loads are being delivered. Clean-up of all areas affected by construction is the responsibility of Contractor.

12.
Contractor shall maintain a clean condition in the public areas during construction and a broom-sweep condition in the Work areas. Clean Sweep and damp walk-off mats/carpeting shall be used on the floor of construction at the entrances/exits and they shall be kept clean at all times to avoid footprints in public areas.

13.
Suite entry and exit doors shall be protected throughout construction to avoid damage. In cases where such doors are glass, contractor shall utilize opaque protection to screen the view of the construction area from public corridors and elevator lobbies. In all cases, protection shall be kept in neat and orderly condition.

14.
Contractor shall remove trash and construction debris from the job-site on a regular basis and the construction area will be kept in a broom-clean condition. Failure to do so may, at Owner’s sole discretion, result in Owner providing this service and charging the responsible party for all associated costs. Contractor to coordinate the location of dumpsters with property management.

15.
All risk of loss to all property belonging to Contractor and/or subcontractors, including but not limited to, tools and materials located in the Building, shall be the sole and exclusive responsibility of Contractor and its subcontractors, and Owner shall have no responsibility therefore.

16.	All of Contractor’s and subcontractor's workers shall conduct themselves in a professional manner to include but not limited to:

a.	No abusive language.

b.	No alcohol or drugs.

c.	No smoking in any area inside the Building. Any violators of this rule will be removed from the Building.

d.	No tobacco products (chew) in any area inside the building.

e.	No food waste should remain in the work area.

f.	Contractors may only use the designated service elevator. Contractors should contact property management staff to coordinate elevator protection.

g.	No use of radios, iPods and/or personal audio devices at any time in the work area or any area of the property.

h.	Contractor and subcontractors shall dress in appropriate attire.

Owner reserves the right to add other restrictions to those listed above as may be deemed necessary to provide for the comfort and safety of the Tenants.

17.	No storage of flammable substances will be allowed in the Building unless approved by Owner and in accordance with approved building codes and regulations. (No open containers or drums are permitted.)

18.	There will be absolutely no use of Tenant and/or Building property including, but not limited to, telephones, dollies, trash bins, ladders, photocopiers, Tenant vending machines, vacuums, etc., unless

EXHIBIT B -59-

specifically approved by Owner prior to its use. Contractor shall coordinate with property management office where Contractor’s employees should park cars.

19.
All deliveries shall be performed after-hours and prior notification of at least 24 hours is required unless specifically authorized by Owner. Charges for an after-hours security officer (if required) will be at Contractor’s expense. All contractors must have a representative on-site to receive material deliveries. No materials will be accepted or handled by Owner. No materials removal will be the responsibility of Owner. Landlord may restrict large vehicles from performing deliveries.

20.	At the end of each week, contractors shall provide a weekly “look ahead” to building management, outlining the construction activities to be performed the following week.

21.	Contractor shall engage only the Landlord’s proprietary vendors to perform the following construction activities:

a.	HVAC controls and programming

b.	Roofing

c.	Fire Life Safety (“FLS”)

d.	Summit Riser (for any cabling work outside of the suite)

22.
All FLS systems shall be put on test, removed from service, or restored to service by Owner, or the FLS vendor. All FLS systems shall be returned to operation status at the end of each work day, and verified by an Owner prior to Contractor’s departure from the property. If this cannot be accomplished, Contractor shall notify Owner that a fire watch is required. All fire watches shall be performed by Owner’s security at Contractor’s sole expense. FLS system testing shall be performed after building business hours. Confirm building hours with property management staff as required.

23.
Costs associated with requirements to have building engineering, or security staff coordinate, assist, or otherwise participate in construction related activities after hours will be billed back to Contractor, or the responsible party.

24.	Owner shall be notified forty-eight (48) hours in advance for any of the following activities:

a.	Fire Sprinkler drain down and refill

b.	Any work on FLS system including testing and/or inspection

c.	Coring of concrete floors

d.	Any activity requiring access to a neighboring tenant suite

e.	Welding and soldering

25.
When draining fire sprinklers outside of the building, provide temporary plastic tubing to funnel the water to a drain. If any water discolors a surface, Contractor will be required to remove discoloration from the affected area.

26.
Any welding or dust-related work requiring the covering of smoke detectors may require a Hot Work permit. No Contractor shall remove or disconnect any smoke detector fire/life safety equipment. All covered smoke detectors must be uncovered at the end of the workday. Engineers will uncover any smoke detectors found covered after work hours, at Contractor’s expense. All cutting and welding

EXHIBIT B -60-

operations require at least one person armed with a fire extinguisher. An additional person is required for any “blind” areas, such as the opposite side of wall, or a floor beneath slab penetrations.

27.	Contractor shall not permit any identifying signage or advertising unless approved by Owner in writing.

28.	Owner may require Contractor to erect temporary partitions to shelter work. Temporary partitions, if required, shall be clean and uniform appearance.

29.
Contractor’s material and tool storage will be limited to the work area. Contractor may be permitted use of storage in other areas of the Building at the option of Owner, as available. Material and tool storage in phone, mechanical, janitorial or electrical rooms is not permitted.

30.	Contractor personnel shall not use floor sinks, restroom sinks or toilets for cleanup or disposal of any material. Check with owner for specifics.

31.	Contractor personnel shall use only designated restrooms as approved by Owner. In order to prevent damaging restroom finishes, tool belts are not permitted in restrooms.

32.
All locks (temporary and permanent) must be supplied with cylinders to match building standard. Building locksmith shall perform all lock and key work and shall be requested not less than one week in advance.

33.
Scheduling exclusive use of the freight elevator is mandatory for all deliveries that require more than one freight elevator trip and may require an after-hours security officer to be scheduled by Owner. Please contact Owner for details.

34.	Prior to commencement of Work, Contractor shall provide a list of the subcontractors and any other on-site personnel, which shall not be changed without the prior written consent of Owner.

35.
During execution of the Work, if Contractor discovers hazardous materials / conditions (asbestos, mold, etc.), Contractor shall stop work immediately and notify Owner of existing conditions. Contractor shall send written notification of the discovery to Owner, with description of events, no later than the end of the following calendar day.

EXHIBIT B -61-

EXHIBIT C
100 FIRST PLAZA
NOTICE OF LEASE TERM DATES

To:    _______________________
_______________________
_______________________
_______________________

Re:
Office Lease dated ____________, 20__ (the "Lease"), by and between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant"), for [approximately] _____________ rentable square feet of space (the "Premises"), comprised of: (i) _________________ (collectively, the “Phase I Premises”); [and] (ii) ______________ (collectively, the “Phase II Premises”); and (iii) ________________ (collectively, the “Must-Take Space”), in that certain office building located at ____________________________, _______________, _________________ (the "Building").

Dear ________________:
Notwithstanding any provision to the contrary contained in the Lease, this letter is to confirm and agree upon the following:

1.
Tenant has accepted the above-referenced [Phase I Premises OR Phase I Premises and Phase II Premises OR Phase I Premises, Phase II Premises and Must-Take Space] as being delivered in accordance with the Lease.

2.
The [Phase I Premises Lease Commencement Date occurred on __________ OR Phase II Premises Lease Commencement Date occurred on ______________ OR the Must-Take Effective Date occurred on ____________], the length of the Lease Term is __________ months and _______ days, ending on __________________.

3.	Rent [applicable to the Phase I Premises OR the Phase II Premises OR the Must-Take Space] commenced to accrue on __________________, in the amount of ________________.

4.
If the [Phase I Premises Lease Commencement Date OR the Phase II Premises Lease Commencement Date OR the Must-Take Effective Date] is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

EXHIBIT C -1-

5.	Your rent checks should be made payable to __________________ at ___________________.

6.	The rentable square feet of the [Phase I Premises OR the Phase II Premises OR the Must-Take Space] are ________________ and ______________, respectively.

7.	Tenant's Share of Direct Expenses with respect to the [Phase I Premises OR the Phase II Premises OR the Must-Take Space] is ________% of the Project.

8.
Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein. Tenant confirms that the Lease has not been modified or altered except as set forth herein, and the Lease is in full force and effect. Landlord acknowledges and agrees that to Landlord’s current actual knowledge, Tenant is not in default or violation of any covenant, provision, obligation, agreement or condition in the Lease except as follows: _________________. Tenant acknowledges and agrees that to Tenant’s current actual knowledge, Landlord is not in default or violation of any covenant, provision, obligation, agreement or condition in the Lease except as follows: _________________.

If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord.
The parties hereto consent and agree that this letter may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this letter using electronic signature technology, by clicking “SIGN”, such party is signing this letter electronically, and (2) the electronic signatures appearing on this letter shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

EXHIBIT C -2-

"Landlord": , a By: Name: Its: By: Name: Its:
Agreed to and Accepted as of ____________, 20__. "Tenant": , a By: Name: Its: By: Name: Its:

EXHIBIT C -3-

EXHIBIT D
100 FIRST PLAZA
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, that Landlord will enforce the Rules and Regulations in a non-discriminatory manner and to the extent Landlord declines to enforce on an ongoing basis any of the Rules and Regulations with respect to any other tenant in the Building, Landlord will not be entitled to enforce such Rules or Regulations with respect to Tenant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the Lease shall control.
1.Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises.
2.All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
3.Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Francisco, California area; provided, however, subject to the terms of the Lease, Tenant shall be provided access to the Project, Building and Common Areas twenty-four (24) hours per day, seven (7) days per week. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or at any time that is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to temporarily prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
4.No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

EXHIBIT D -1-

5.No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be reasonably designated by Landlord.
6.The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
7.Except as otherwise expressly provided in the Lease, and excluding Tenant Improvements, Alterations, and Tenant’s furniture, fixtures and other equipment, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building to the extent the same can be seen from outside the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
8.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
9.Tenant shall not overload the floor of the Premises.
10.Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
11.Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any hazardous material or substance used or kept on the Premises.
12.Except with respect to Supplemental HVAC Units, Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.
13.Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

EXHIBIT D -2-

14.Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.
15.Except as expressly provided in Section 5.4 of the Lease, no cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
16.The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.
17.Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
18.Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any Law governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
19.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.
20.No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than as approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). Subject to Article 23 of the Lease, neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
21.The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

EXHIBIT D -3-

22.Tenant must comply with reasonable requests by Landlord concerning the informing of their employees of items of importance to Landlord.
23.Tenant must comply with applicable "NO-SMOKING" ordinances and all related, similar or successor ordinances, rules, regulations or codes. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ashtrays.
24.Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
25.No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
26.No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
27.Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
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EXHIBIT D -4-

EXHIBIT E
100 FIRST PLAZA
FORM OF TENANT'S ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 20   by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________, _______________, California ____________, certifies as follows as of the date hereof (and initially capitalized terms used and not defined herein shall have the meanings set forth in the Lease):
1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced (i) with respect to the Phase I Premises, on __________, (ii) with respect to the Phase II Premises, on ___________, and (iii) with respect to the Must-Take Space, on ____________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as follows: _______________________.
3.The obligation to pay Base Rent commenced on ____________.
4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid through ___________. The current monthly installment of Base Rent is $_____________________.
7.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder, except as follows: ___________________. In addition, the undersigned has not delivered any written notice to Landlord regarding a default by Landlord thereunder, except as follows: ____________________. To Tenant’s current actual knowledge, Landlord is not in default under the Lease, except as follows ______________.
8.No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

EXHIBIT E -1-

9.To Tenant’s current actual knowledge without duty of inquiry, there are no existing defenses or offsets or claims or any basis for a claim, that the undersigned has against Landlord, except as follows: _______________.
10.Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
11.There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
12.Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous materials or substances in the Premises.
13.To Tenant’s current actual knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full, except as follows: _________________________.
Tenant's "current actual knowledge" means the current, actual knowledge of the person executing this document on behalf of Tenant, without any duty of investigation or inquiry. This estoppel certificate does not constitute an independent contractual undertaking or constitute representations, warranties or covenants or otherwise have legal effect other than estopping Tenant from asserting to or against the recipient named herein (the “Recipient”) any contrary facts or claims. This estoppel certificate does not modify in any way Landlord’s or Recipient’s relationship, obligations or rights vis a vis Tenant. Furthermore, this certificate will not be construed or operate to waive any Tenant right to receive any reimbursement in connection with any reconciliation or to audit the records of Landlord and Recipient to confirm Landlord’s and Recipient’s compliance with its obligations under the Lease.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

EXHIBIT E -2-

Executed at ______________ on the ____ day of ___________, 20_  .

"Tenant": , a By: Its: By: Its:
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EXHIBIT E -3-

EXHIBIT F
[INTENTIONALLY OMITTED]

EXHIBIT F -1-

EXHIBIT G
100 FIRST PLAZA
MUST-TAKE SPACE
This Exhibit G is intended only to show the general layout of the Must-Take Space as of the date of the Lease. It is not to be scaled; any measurements or distances shown should be taken as approximate.
SUITE 1200

EXHIBIT G -1-

SUITE 1600

EXHIBIT G -2-

SUITE 1700

EXHIBIT G -3-

EXHIBIT H
100 FIRST PLAZA
MARKET RENT DETERMINATION FACTORS
When determining Market Rent, the following rules and instructions shall be followed.
1.    RELEVANT FACTORS. The "Market Rent," as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit H) of the "Net Equivalent Lease Rates," of the "Comparable Transactions" (as that term is defined below). The Market Rent, as used in this Lease, shall be equal to the annual rent per rentable square foot, at which tenants, are, pursuant to transactions consummated within twelve (12) months prior to the commencement of the Option Term or the First Offer Space Term, as applicable, leasing non-sublease, non-encumbered space comparable in location and quality to the Premises or the subject First Offer Space, as applicable, containing a square footage comparable to that of the Premises or the subject First Offer Space, as applicable, for a term of five (5) years, in an arm's-length transaction, which comparable space is located in "Comparable Buildings" (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"). The terms of the Comparable Transactions shall be calculated as a "Net Equivalent Lease Rate" pursuant to the terms of this Exhibit H, and shall take into consideration only the following terms and concessions (“Concessions”): (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, if any, (iii) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, including, without limitation, any free rent construction periods, (v) any "Market Allowance," as defined herein below, to be provided by Landlord in connection with an Option Term or a First Offer Space Term, as applicable, as compared to the improvements or allowances provided or to be provided in the Comparable Transactions taking into account the contributory value of the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the existing improvements, (vi) all other monetary concessions (including the value of any signage), if any, being granted such Tenant or to tenants in connection with such Comparable Transactions, (vii) the size of the Phase of the Premises as compared to the size the premises leased in the Comparable Transaction, (viii) the Option Term as compared to the term of the Comparable Transaction, (ix) views and (x) timing adjustments to reflect changes (if any) in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the applicable Option Term or First Offer Space Term. As Tenant may not be entitled to any tenant improvement allowance, free rent period, brokerage commission or other economic concession during the Option Term, the Concessions available in Comparable Transactions which are not received by Tenant hereunder shall be reflected in the Market Rent payable by Tenant (which Market Rent shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction). The Market Rent shall include adjustment of

EXHIBIT H -1-

the stated size of the Premises or the subject First Offer Space, as applicable, based upon the standards of measurement utilized in the Comparable Transactions.
2.    [INTENTIONALLY OMITTED]
3.    MARKET IMPROVEMENT ALLOWANCE. Notwithstanding anything to the contrary set forth in this Exhibit H, once the Market Rent for the Option Term or the First Offer Space Term, as applicable, is determined as a Net Equivalent Lease Rate, if, in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance (the total dollar value of such allowance shall be referred to herein as the "Market Allowance") for the improvement of the Premises or the First Offer Space, as applicable, Landlord shall pay the Market Allowance to Tenant pursuant to a commercially reasonable disbursement procedure substantially similar to the procedure set forth in the Work Letter and the terms of Article 8 of this Lease, and, as set forth in Section 5, below, of this Exhibit H, the rental rate component of the Market Rent shall be increased to take into consideration that Tenant will receive payment of such Market Allowance.
4.    COMPARABLE BUILDINGS. For purposes of this Lease, the term "Comparable Buildings" shall mean first-class single-tenant or multi-tenant occupancy office buildings containing at least 100,000 rentable square feet which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation), quality of construction, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the "Comparable Area," which is the "Central Financial District submarket in San Francisco." The "Central Financial District submarket in San Francisco" shall be the area containing Comparable Buildings which have reasonably comparable freeway access to the Project and which are within an area bounded by Harrison Street on the South side, the south side of Market Street on the North side, The Embarcadero on the East side, and Third Street on the West side.
5.    METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS. In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to "adjust" the objective data from each of the Comparable Transactions. By taking this approach, a "Net Equivalent Lease Rate" for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an "apples to apples" comparison of the Comparable Transactions.
5.1.    The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent with this Lease. This results in the estimate of Net Equivalent Lease Rate received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

EXHIBIT H -2-

5.2    Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.
5.3    The resultant net cash flow from the lease should then be discounted (using an 8% annual discount rate) to the lease commencement date, resulting in a net present value estimate.
5.4    From the net present value, up front inducements (improvements allowances and other concessions) and leasing commissions should be deducted. These items should be deducted directly, on a "dollar for dollar" basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.
5.5    The net present value should then be amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the "Net Equivalent Lease Rate" (or constant equivalent in general financial terms).
6.    USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS. The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a "NNN" lease rate applicable to each year of the Option Term or the First Offer Space Term, as applicable.

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EXHIBIT H -3-

EXHIBIT I-1
100 FIRST PLAZA
TENANT’S NAME AND LOGO

Company Icon “Aura” Examples

Company Logo Examples

EXHIBIT I- 1 -1-

EXHIBIT I-2
100 FIRST PLAZA
LOBBY SIGNAGE AREA

The world we know is changing.
okta

Proposed Lobby Design

1 // Kilroy Realty

EXHIBIT I- 2 -1-

EXHIBIT J
100 FIRST PLAZA
FORM OF LETTER OF CREDIT

STANDBY L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ___________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
KR 100 FIRST STREET OWNER, LLC
C/O KILROY REALTY CORPORATION
12200 WEST OLYMPIC BOULEVARD, SUITE 200
LOS ANGELES, CA 90064
ATTENTION: LEGAL DEPARTMENT

APPLICANT:
OKTA, INC.
100 FIRST STREET, SUITE 1400
SAN FRANCISCO, CA 94105
ATTENTION: GENERAL COUNSEL
AMOUNT: US$8,000,000.00 (EIGHT MILLION AND 00/100 U.S. DOLLARS)
EXPIRATION DATE: 364 DAYS FROM ISSUANCE
LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF00____
IN YOUR FAVOR FOR THE ACCOUNT OF OKTA, INC., A DELAWARE CORPORATION, UP TO THE AGGREGATE AMOUNT OF US$8,000,000.00 (EIGHT MILLION AND 00/100 U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ________________. THIS LETTER OF CREDIT IS AVAILABLE UPON PRESENTATION OF YOUR DRAFT AT SIGHT

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -1-

DRAWN ON SILICON VALLEY BANK WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. BENEFICIARY’S SIGNED STATEMENT STATING THE FOLLOWING:

(A)
“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER: (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF US$ [INSERT AMOUNT IN NUMERALS AND WORDS] IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED _________[INSERT DATE], AS THE SAME MAY HAVE BEEN AMENDED FROM TIME TO TIME (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

(B)	"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF
SILICON VALLEY BANK’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. SVBSF00____ AND WE HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

(C)	"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW
DOWN THE FULL AMOUNT OF IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF00____ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [INSERT DATE], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."
OR

(D)	"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW
DOWN THE FULL AMOUNT OF IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF00____ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -2-

[INSERT DATE], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

(E)	“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW
DOWN THE FULL AMOUNT OF IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF00_____ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED __________[INSERT DATE], AS THE SAME MAY HAVE BEEN AMENDED FROM TIME TO TIME, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:
PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT. ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGE, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. A COPY OF SUCH NON-EXTENSION NOTICE SHOULD ALSO BE SENT TO KILROY REALTY CORPORATION, 100 FIRST STREET, SUITE 250, SAN FRANCISCO, CALIFORNIA 94105, ATTENTION: VICE PRESIDENT, ASSET MANAGEMENT, AND TO KILROY REALTY CORPORATION, 201 THIRD STREET, OFFICE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -3-

OF THE BUILDING, SUITE 101, SAN FRANCISCO, CALIFORNIA 94103, ATTENTION: PROPERTY MANAGER, AND TO SSL LAW FIRM LLP, 575 MARKET STREET, SUITE 2700, SAN FRANCISCO, CALIFORNIA 94105, ATTENTION: SALLY SHEKOU, ESQ., HOWEVER LACK OF RECEIPT OF SUCH COPY SHALL NOT INVALIDATE OUR NON-EXTENSION TO THE BENEFICIARY. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND A FINAL EXPIRATION DATE OF FEBRUARY 1, 2029.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “A” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. PROVIDED THAT IN LIEU OF SUCH BANK AUTHENTICATION, BENEFICIARY MAY PROVIDE THE ISSUING BANK WITH AN INCUMBENCY CERTIFICATE (OR OTHER DOCUMENTATION REASONABLY SATISFACTORY TO THE ISSUING BANK) TO EVIDENCE THE SIGNER'S AUTHORITY TO EXECUTE THE TRANSFER INSTRUMENT ON BEHALF OF THE BENEFICIARY. APPLICANT SHALL PAY OUR TRANSFER FEE OF US$5,000.00 PER TRANSFER UNDER THIS LETTER OF CREDIT. PAYMENT OF ANY TRANSFER FEES AND/OR ANY TRANSFER COST SHALL NOT BE A CONDITION PRECEDENT TO TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER SILICON VALLEY BANK STANDBY LETTER OF CREDIT NO. ___________."

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT AT OR PRIOR TO 11:00 AM CALIFORNIA TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -4-

PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT AFTER 11:00 AM CALIFORNIA TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH BENEFICIARY’S SIGNED STATEMENT AS SPECIFIED ABOVE TO OUR FACSIMILE NUMBER, (408) 496-2418, 2418 OR (408) 969-6510; ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION, WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER (408)654-6274 OR (408) 654-7716 OR (408) 654-3035 OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE SUCH AS UPS OR FED-EX, OF ANY CHANGE IN SUCH DIRECTION. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT OUR FACSIMILE NUMBERS SHOWN ABOVE WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.
WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL TRADE SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -5-

ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FEDWIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A CERTIFIED TRUE COPY OF THIS LETTER OF CREDIT UPON RECEIPT OF A WRITTEN REQUEST FROM THE BENEFICIARY OR TRANSFEREE, AS APPLICABLE, TOGETHER WITH A DULY EXECUTED INDEMNITY LETTER IN THE FORM ATTACHED HERETO AS EXHIBIT "B" SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY OR TRANSFEREE, AS APPLICABLE, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED SIGNATURE AUTHORITY.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

SILICON VALLEY BANK,

___[BANK USE]_____________ _____[BANK USE]_________
AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -6-

EXHIBIT “A”
TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE                RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054     NO. _____________ ISSUED BY
ATTN:INTERNATIONAL DIVISION.     SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT         L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________
(NAME OF TRANSFEREE)

_________________________________________________________________________________________
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED
The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_______________________________________
(Name of Bank)
_______________________________________
 (Address of Bank)
_______________________________________
(City, State, Zip Code)
_______________________________________
(Print Authorized Name and Title)
_______________________________________
 (Authorized Signature)
_______________________________________
 (Telephone Number)

______________________________ (BENEFICIARY’S NAME) By:________________________________ Printed Name:________________________ Title:______________________________

** IN LIEU OF BANK AUTHENTICATION, BENEFICIARY MAY PROVIDE THE ISSUING BANK WITH AN INCUMBENCY CERTIFICATE (OR OTHER DOCUMENTATION REASONABLY SATISFACTORY TO US) TO EVIDENCE THE SIGNER'S AUTHORITY TO EXECUTE THIS LETTER AGREEMENT ON BEHALF OF THE BENEFICIARY

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -7-

EXHIBIT “B”

___________________, 20___

Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attn: Standby Letters of Credit Department

Re: Irrevocable Standby Letter of Credit No. SVBSF_______

Ladies and Gentlemen:

The undersigned (“Beneficiary”) is the beneficiary under Irrevocable Standby Letter of Credit No. SVBSF_______ issued by Silicon Valley Bank (“Bank”) upon the request of ______________________ (together with all amendments issued to such letter of credit, the "Standby L/C"). Beneficiary cannot locate the executed original of the Standby L/C (the “Original Standby L/C”) and has requested that Bank issue a certified true copy of the Standby L/C (“Certified True Copy”) to replace the Original Standby L/C. Beneficiary understands that Bank is willing to grant Beneficiary’s request to issue the Certified True Copy so long as Beneficiary agrees to execute this letter agreement for Bank’s benefit.

In consideration of Bank’s willingness to issue the Certified True Copy, Beneficiary agrees as follows:

1.     If Beneficiary locates the Original Standby L/C, it will not draw any draft(s) or make any demand(s) upon Bank thereunder, but will promptly deliver to Bank the Original Standby L/C, marked "CANCELED", and signed and dated by its duly authorized representative, for disposition by Bank.

2.     Beneficiary represents and warrants that it has not encumbered, assigned, or otherwise transferred its interest in the Standby L/C or delivered the Original Standby L/C to any other person or entity.

3.     Beneficiary will indemnify and save Bank harmless from and against any and all claims, judgments, demands, losses, damages, actions, liabilities, costs and expenses, including, without limitation, attorneys' fees, which Bank at any time may suffer, sustain or incur in connection with the missing Original Standby L/C (collectively, “Claims”), including, without limitation, any presentation for payment of any draft(s) or demand(s) drawn under the Original Standby L/C by a holder in due course or a bonafide purchaser for value of the Original Standby L/C, or any other draw requests, presentments or any other claims made on the Original Standby L/C regardless of the party making such draw requests, presentments or any other claims made (including Beneficiary and/or any of its agents, successors and assigns). This indemnity shall include, without limitation, the face amount of the Original Standby L/C if Bank is required by law to pay same to a holder in

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -8-

due course or a bonafide purchaser for value of the Original Standby L/C and/or any presentation thereunder or proceeds thereof. Beneficiary will pay, within thirty (30) days of receipt of written request from Bank, all sums requested by Bank as indemnity for Bank’s Claims.

4.     Upon the effectiveness of this letter agreement, Beneficiary irrevocably releases Bank from any obligation to it under the Original Standby L/C.

Beneficiary has executed this letter agreement by its duly authorized representative on the date hereof and this letter agreement shall be deemed to be effective as of such date.

Yours truly,
_________________________________
(Beneficiary)

Authorized Signature: _______________
Name & Title: _____________________

SIGNATURE AUTHENTICATED

The signature of Beneficiary conforms to that
on file with us in the Signature Specimen Card
of the Beneficiary for Loans and Guarantee.

______________________________________
(Name of bank)
By:___________________________________
(Authorized Signature) **
______________________________________
(Title)
______________________________________
(Telephone Number)
______________________________________
(Address of bank)

** VERIFICATION OF BENEFICIARY’S SIGNATURE(S) BY A NOTARY PUBLIC IS UNACCEPTABLE. IN LIEU OF BANK AUTHENTICATION, BENEFICIARY MAY PROVIDE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -9-

THE ISSUING BANK WITH AN INCUMBENCY CERTIFICATE (OR OTHER DOCUMENTATION REASONABLY SATISFACTORY TO US) TO EVIDENCE THE SIGNER'S AUTHORITY TO EXECUTE THIS LETTER AGREEMENT ON BEHALF OF THE BENEFICIARY

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

___________________________ _______________
Applicant’s Authorized Signature DATE

EXHIBIT J -10-

EXHIBIT K
100 FIRST PLAZA
SUPERIOR RIGHT HOLDERS

Tenant	Right of First Offer	Renewal Option
BOX, Inc.	Ongoing right of first offer for 12th floor of the Building	One (1) five (5) year option to renew for Suites 2600 and 1300
AppsFlyer Inc.	One-time right of first offer for Suite 2600	One (1) five (5) year option to renew for Suite 2500
Simon Kucher & Partners Strategy & Marketing Consultants LLC	One-time right of first offer for Suite 2250	One (1) five (5) year option to renew for Suites 2280 and 2200
Futurewei Technologies, Inc.	N/A	One (1) five (5) year option to renew for Suite 2250
Andersen Tax LLC		One (1) five (5) year option to renew for Suites 1200, 1600 and 1700
Retail Finance International Holdings, Inc.	N/A	One (1) five (5) year option to renew for Suite 1250

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT K -1-

EXHIBIT L
JANITORIAL SPECIFICATIONS AND COSTS
[attached]

EXHIBIT L -1-

100 First – Tenant Janitorial Specifications

RESTROOMS
Restrooms shall include all lavatories and shower areas. Executive tenant restrooms and private tenant showers are not included unless specified by Landlord.

Nightly

1.
Floors and Tiles – Floors will be swept clean and wet-mopped, using a germicidal detergent approved by Owner. The floors will then be mopped dry and all watermarks and stains wiped from walls and metal partition bases.

2.
Metal Fixtures –Clean all mirrors, counters, bright-work (including exposed piping below wash basins), towel dispensers, receptacles and any other metal accessories. Contractor shall use only non-abrasive, non-acidic material to avoid damage to metal fixtures and counter tops.

3.
Ceramic Fixtures – Clean all basins, including faucet handles, bowls and urinals with owner- approved germicidal detergent solution, including tile walls near urinals. Special care must be taken to inspect and clean areas of difficult access, such as the underside toilet bowl rings and urinals to prevent building up of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats to be left in an upright position.

4.
Walls and Metal Partitions – Spot-clean all metal toilet partitions and tiled walls, using approved germicidal solution. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

5.
General – It is the intention of this specification to keep restrooms thoroughly clean and not to use disinfectant to mask odors. Odorless disinfectants shall be used. Remove all waste paper and refuse, including soiled sanitary napkins, to designated area in the building and dispose of same at Contractor’s expense. All waste paper and sanitary napkin receptacles are to be cleaned upon Owner’s request, and new liners are to be installed each time receptacles are emptied. Fill toilet tissue holders, seat cover containers, soap and hand lotion dispensers, towel dispensers, sanitary napkin vending dispensers and maintain the operation of same. Materials, as specified by Owner, to be furnished by Owner. The filling of such dispensers to be in such quantity as to last the entire business day, whenever possible.

Weekly

1. Floors – All restroom floors will be machine scrubbed, using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clear water and dried. All water marks will be removed from walls, partitions and fixtures. If directed by Owner, an approved floor finish will be applied and buffed.
2. Floor Drains – Clean, disinfect and fill with water at least weekly.

Monthly
1. Tiled Walls and Metal Partitions – Wash with water and germicidal solution. Wipe dry to a uniformly bright and clean condition.

EXHIBIT L -2-

Quarterly
1. Light Fixtures and Ceiling Grills – Wash thoroughly and dry. This will be done as often as necessary, but not less often than quarterly. Building engineers shall be responsible for removing and replacing grills.
TENANTED AREAS - PLEASE NOTE SKIP-CLEANING OPTIONS

Nightly

1.
Carpeted Floors – All carpeted floors will be vacuumed daily, moving all light furniture such as chairs. All furniture will be replaced to its original position. Vacuum under all desks and large furniture, where possible. SKIP CLEANING: scope changes to three times per week.

2.
Uncarpeted Floors – All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Mop under all desks and large furniture where possible. Spot clean where necessary to remove spills and smudges. SKIP CLEANING: scope changes to three times per week.

3.
Dusting – Using a treated dust cloth, wipe all non-fabric furniture tops, legs and sides. Wipe clean telephone. Dust wipe all horizontal surfaces within reach, including window ledges, wainscots, baseboards, ledges, molding and sills on glass partitions. No feather dusters or paper towels will be allowed. Paper left on desk tops will not be moved. SKIP CLEANING: scope changes to three times per week.

4.
Furniture and Accessories - Spot clean all furniture, file cabinets and telephone accessories to remove streaks, stains, spills and finger marks. Empty all wastebaskets and replace liners where necessary. Liners to be provided by Owner. SKIP CLEANING: no change to scope.

5.
Doors and Walls – All doors, jambs, walls, window mullions and glass partitions will be spot cleaned to remove streaks, smudges, finger marks, spills and stains, paying particular attention to walls around switch plates and door jambs, and door surfaces around knobs and opening edges. SKIP CLEANING: no change to scope.

6.	Trash Removal – All trash from wastebaskets and other debris will be removed from the premises. Plastic bags to be installed in wastebaskets as required. SKIP CLEANING: no change to scope.

7.
Recycling and Compost – Recycling will be collected from all receptacles within each tenant’s space and disposed of in the designated area. Compost will be collected from kitchens/break rooms within each tenant’s space and disposed of in the designated area.

Weekly
1. Carpeted Floors – All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors and around furniture legs and bases. Baseboards will be wiped with a treated dust cloth. SKIP CLEANING: no change to scope.

Monthly

1.
Uncarpeted Floors – All hard-surfaced floors will be spray buffed with an electric rotary buffing machine as necessary. All finish marks will be removed from baseboards, doors and frames. SKIP CLEANING: no change to scope.

2.
High Dusting – All horizontal surfaces and ledges, such as picture frames, etc., ceiling air diffuser grills, etc., that are beyond the reach of normal nightly dusting, will be dusted monthly, using a treated dust cloth. No feather dusters or paper towels will be allowed. SKIP CLEANING: no change to scope.

Bi-Monthly (Every 60 days)

EXHIBIT L -3-

1.
Uncarpeted Floors – All VCT flooring will be completely stripped, removing all finish down to the bare, clean floor. After the floors have been mopped, rinsed and dried, they will be refinished and machine polished to a uniformly bright and clean condition. All wax spills and splashes will be removed from baseboard doors, jambs and walls. SKIP CLEANING: no change to scope.

Semi-Annually
1.    Air Diffusers – Thoroughly wash and dry all air diffusers and grills as often as necessary, but not less than semi-annually. Building engineers shall be responsible for removing and replacing diffusers. SKIP CLEANING: scope changes to annually.
2.    Blinds – All window blinds shall be dusted as often as necessary, but not less often than semi- annually, using a treated dustcloth only. Dusting blinds with a feather duster or paper towels is not permitted. SKIP CLEANING: no change to scope.

EXHIBIT L -4-

OFFICE LEASE
KILROY REALTY
100 FIRST PLAZA

KR 100 FIRST STREET OWNER, LLC,
a Delaware limited liability company,
as Landlord,
and
OKTA, INC.,
a Delaware corporation,
as Tenant.

TABLE OF CONTENTS
Page

ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS	10
ARTICLE 2 LEASE TERM; OPTION TERMS	20
ARTICLE 3 BASE RENT	29
ARTICLE 4 ADDITIONAL RENT	30
ARTICLE 5 USE OF PREMISES	44
ARTICLE 6 SERVICES AND UTILITIES	50
ARTICLE 7 REPAIRS	57
ARTICLE 8 ADDITIONS AND ALTERATIONS	58
ARTICLE 9 COVENANT AGAINST LIENS	62
ARTICLE 10 INDEMNIFICATION AND INSURANCE	62
ARTICLE 11 DAMAGE AND DESTRUCTION	67
ARTICLE 12 NONWAIVER	70
ARTICLE 13 CONDEMNATION	70
ARTICLE 14 ASSIGNMENT AND SUBLETTING	71
ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	76
ARTICLE 16 HOLDING OVER	77
ARTICLE 17 ESTOPPEL CERTIFICATES; FINANCIAL INFORMATION	78
ARTICLE 18 SUBORDINATION	80
ARTICLE 19 DEFAULTS; REMEDIES	82
ARTICLE 20 COVENANT OF QUIET ENJOYMENT	85
ARTICLE 21 LETTER OF CREDIT	85
ARTICLE 22 [Intentionally Omitted]	93
ARTICLE 23 SIGNS	93
ARTICLE 24 COMPLIANCE WITH LAW	99
ARTICLE 25 LATE CHARGES	101
ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	101
ARTICLE 27 ENTRY BY LANDLORD	102
ARTICLE 28 TENANT PARKING; BICYCLE STORAGE AREA	103
ARTICLE 29 MISCELLANEOUS PROVISIONS	105

Abatement Event	55
Accelerated Must-Take Delivery Date	19
Accelerated Must-Take Notice	19
Accountant	43
Additional Must-Take L-C Amount	17
Additional Must-Take L-C Delivery Date	92
Additional Rent	30
Advocate Arbitrators	24
Alterations	58

(i)

Alternative Parking	70
Ancillary Use Parties	45
Ancillary Use/Line Allocation Amount	18
Ancillary Uses	6
Anticipated First Offer Delivery Date	12
Anticipated Must-Take Delivery Date	16
Arbitration Agreement	24
Audit Period	43
Background Investigation	115
Bank	85
Bank Credit Threat	87
Bank Prime Loan	101
Bank’s Credit Rating Threshold	85
Bankruptcy Code	88
Base Building	59
Base Rent	29
Base Rent Abatement	30
Base Rent Abatement Period	30
Base Year	31
Base, Shell and Core	35
Bicycle Storage Area	104
Bike Storage Area Claims	105
BMS	125
Briefs	25
Brokers	109
BS/BS Exception	57
Building	1
Building Hours	50
Building Security Desk	47
Building Standard Improvement Value	39
Building Structure	57
Building Systems	57
Cafeteria	45
Cafeteria Facilities	45
Casualty	67
Casualty Repair Estimate	67
Commencement Letter	21
Common Areas	11
Comparable Area	2
Comparable Buildings	2

(ii)

Comparable Transactions	1
Competitor Affiliate	116
Conflicted Tenant Transferee	73
Construction Period	27
Contractor Reminder Notice	59
Control	76
Controllable Expenses	37
Cosmetic Alterations	58
Cost Pools	40
Damage Termination Date	68
Damage Termination Notice	68
Deferred Delivery Date	21
Deferred Delivery Notice	21
Deferred Delivery Period	21
Deferred Delivery Right	21
Deferred Space	21
Deposit Period	90
Direct Expenses	31
Dominant Lobby Sign Location Conditions	97
Economic Terms	12
Effective Date	1
Electrical Capacity	51
Eligibility Period	55
Environmental Laws	112
Environmental Permits	112
Equipment Lienor	124
Estimate	42
Estimate Statement	42
Estimated Excess	42
Excess	41
Exclusivity Conditions	116
Exercise Notice	23
Existing Fitness Center	46
Existing Lease	19
Existing Lease Termination Date	19
Expense Year	31
Extension Premises	22
FDIC	89
First L-C Reduction	90
First L-C Reduction Notice	90

(iii)

First Offer Commencement Date	14
First Offer Exercise Notice	12
First Offer Notice	12
First Offer Rent	12
First Offer Space	12
First Offer Space Term	14
First Rebuttals	25
First Reduction Effective Date	91
Fitness Center	46
Fitness Center Provider	46
Fitness Center Users	46
Fixed Period	90
Force Majeure	108
Hazardous Material(s)	111
Holding Over Damages	123
Holidays	50
HVAC	50
Identification Requirements	111
Initial Notice	56
Initial Storage Election Deadline	122
Initial Storage Election Notice	122
Initially Available Storage Space	122
Interest Rate	101
Interim Cash Amount	89
Janitorial Credit	51
Janitorial Credit Statement	53
Janitorial Estimate Statement	53
Landlord	1
Landlord Affiliate	11
Landlord First Offer Rent Notice	13
Landlord Parties	62
Landlord Party	62
Landlord Response Notice	23
Landlord’s Final Option Rent Determination	23
Landlord’s First Offer Space Rent Calculation	13
Landlord’s Storage Notice	122
Landlord's Initial Statement	26
Landlord's Option Rent Calculation	23
Laws	44
L‑C	85

(iv)

L-C Amount	85
L‑C Expiration Date	86
L-C Reduction Conditions	91
LC Replacement Notice	89
Lease	1
Lease Commencement Date	20
Lease Expiration Date	20
Lease Month	21
Lease Term	20
Lease Year	21
LEED	32
License Agreement	120
Lines	111
Lobby Sign Area	96
Market Rent,	1
Material Adverse Tax Appeal Termination Impact	40
Must-Take Allowance	18
Must-Take Amendment	19
Must-Take Delivery Date	16
Must-Take Effective Date	16
Must-Take Improvements	18
Must-Take L-C Reduction Notice	92
Must-Take L-C Withdrawal Conditions	92
Must-Take Space	2
Must-Take Term	16
Net Worth	76
Neutral Arbitrator	24
New Fitness Center	46
New Line Item	37
Notices	108
Objectionable Name	94
Occupancy	15
Occupancy Agreement	116
Occupying	15
OFAC	118
Offer Right	11
Office Space	1
Operating Expenses	31
Option Rent	22
Option Term	22

(v)

Original Tenant	11
Outside Agreement Date	23
Outside Phase II Premises Delivery Date	28
Parking Election Deadline	103
Parking Election Notice	103
Parking Garage	11
Parking Reduction Notice	103
Parking Request Notice	103
Patriot Act	119
Penetrating Work	118
Permitted Chemicals	112
Permitted Transferee	76
Permitted Transferee Assignee.	76
Permitted Use	6
Personnel	114
Phase	10
Phase I Premises	2
Phase I Premises Base Rent Abatement	30
Phase I Premises Delivery Date	27
Phase I Premises Lease Commencement Date	20
Phase I Premises Required Delivery Date	28
Phase II Premises	2
Phase II Premises Base Rent Abatement	30
Phase II Premises Base Rent Abatement Period Base Rent Abatement Period	30
Phase II Premises Delivery Date	27
Phase II Premises Lease Commencement Date	20
Phase II Premises Required Delivery Date	28
Potential First Offer Space	11
Potential Storage Space	121
Premises	2
Prior Expiration Notice	19
Prior Notice	74
Prior Tenant	19
Prohibited Persons	118
Project	10
Proposition 13	38
Provider	113
Recapture Notice	74
Receivership	89
Reduction Effective Date	91

(vi)

Reduction Notice	91
Reminder Notice	58
Renewal Allowance	2
Renovations	110
Rent.	31
Required Delivery Date	20
Required First Offer Delivery Date	15
Restoration Condition	47
ROFO Internal Stairwell	14
Rules and Regulations	123
Ruling	26
Second L-C Reduction	90
Second L-C Reduction Effective Date	90
Second L-C Reduction Notice	90
Second Rebuttals	25
Security Deposit Laws	88
Security Desk Use Conditions	47
Sensor Areas	114
Shuttle Service	117
Shuttle Service Riders	117
SNDA Agreement	80
Specialty Alterations	61
Statement	41
Storage Agreement	122
Storage Space Rent	122
Storage Space Request	122
Subject Space	71
Suite 1200	2
Suite 1600	2
Suite 1700	2
Summary	1
Sun Terrace	120
Superior Right Holders	12
Supplemental HVAC Unit	56
Systems Warranty	10
Tax Expenses	38
TCCs	10
Telecommunications Equipment	55
Tenant	1
Tenant Competitor	116

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Tenant Contribution	69
Tenant Parties	63
Tenant’s Appeal Request	39
Tenant’s Desk Agent	47
Tenant’s Final Option Rent Determination	23
Tenant’s Financial Information	91
Tenant’s First Offer Space Rent Calculation	13
Tenant’s Initial Parking Allocation	103
Tenant’s Lobby Sign	96
Tenant’s Lobby Sign Condition	97
Tenant’s Mission Street Signage	93
Tenant’s Property	124
Tenant’s Security System	49
Tenant’s Signage	93
Tenant’s Signage Conditions	95
Tenant’s Storage Acceptance Notice	122
Tenant’s Transbay Signage	93
Tenant's Initial Statement	25
Tenant's Option Rent Calculation	23
Tenant's Rebuttal Statement	26
Tenant's Share	40
Third Party Contractor	66
Third Party Tenant	11
Transfer Costs	74
Transfer Notice	71
Transfer Premium	73
Transfer Reminder Notice	72
Transferee	71
Transfers	71
Two Private Events	120
Typical Office Improvements	61
Undelivered First Offer Space	15
Undelivered Must-Take Space	20
Undelivered Phase II Premises	28
Unused L-C Proceeds	89
UPS	125
Water Sensors	114
Work Letter	10
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